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As Filed with the Securities and Exchange Commission on June 25, 2001

Registration No. 333-58330

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO

FORM S-4
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ARGOSY GAMING COMPANY
(Exact name of Registrant as specified in its charter)

Delaware		37-1304247
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
and its Guarantor Subsidiaries
Illinois	Alton Gaming Company	37-1261292
Iowa	Argosy of Iowa, Inc.	37-1333417
Louisiana	Argosy of Louisiana, Inc.	72-1265121
Louisiana	Catfish Queen Partnership in Commendam	72-1274791
Louisiana	Centroplex Centre Convention Hotel, L.L.C.	72-1452613
Indiana	The Indiana Gaming Company	37-1314871
Indiana	Indiana Gaming Holding Company	36-4420489
Indiana	Indiana Gaming Company, L.P.	37-1314886
Indiana	Indiana Gaming II, L.P.	36-4420492
Iowa	Iowa Gaming Company	37-1329487
Iowa	Belle of Sioux City, L.P.	42-1428577
Louisiana	Jazz Enterprises, Inc.	72-1214771
Missouri	The Missouri Gaming Company	37-1311505
(State of other jurisdiction of incorporation or organization)	(Exact name of Registrant as specified in its charter)	(I.R.S. Employer Identification No.)

219 Piasa Street
Alton, Illinois 62002
(618) 474-7500
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

James B. Perry
President and Chief Executive Officer
Argosy Gaming Company
219 Piasa Street
Alton, Illinois 62002
(618) 474-7500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

R. Cabell Morris, Jr.
Winston & Strawn
35 West Wacker Drive
Chicago, Illinois 60601
(312) 558-5600

   Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

OFFER TO EXCHANGE

$150,000,000 OF OUR 10 3/4% SENIOR SUBORDINATED NOTES DUE 2009

  •
  We are offering to exchange up to $150,000,000 in aggregate principal amount of our restricted notes for registered notes.

  •
  The notes mature on June 1, 2009.

  •
  The notes (1) rank equally with all of our other unsecured senior subordinated indebtedness, (2) are junior to our senior indebtedness, and (3) are guaranteed by substantially all of our wholly-owned subsidiaries, which guarantees will be junior in right of payment to the senior indebtedness of each of those subsidiaries.

  •
  The notes bear interest at the rate of 10 3/4% per year, payable on June 1 and December 1 of each year.

  •
  The terms of the registered notes we will issue in the exchange offer will be substantially identical to the terms of the restricted notes, except that transfer restrictions and registration rights relating to the restricted notes will not apply to the registered notes.

  •
  The exchange offer expires at 5:00 p.m., New York City time, July 25, 2001, unless we extend it.

  •
  All restricted notes that are validly tendered in the exchange offer and not withdrawn will be exchanged.

  •
  Tenders of restricted notes may be withdrawn at any time before the expiration of the exchange offer.

  •
  There is no public market for the notes.

  •
  We will not receive any proceeds from the exchange offer. We will pay the expenses of the exchange offer.

Before participating in this exchange offer, please refer to the section in this prospectus entitled "Risk Factors," beginning on page 14.

None of the Illinois Gaming Board, the Indiana Gaming Commission, the Iowa Racing and Gaming Commission, the Louisiana Gaming Control Board or the Missouri Gaming Commission or the Securities and Exchange Commission or any state securities commission has approved or disapproved of these registered notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 26, 2001.

TABLE OF CONTENTS

Disclosure Regarding Forward-Looking Statements	ii
Where You Can Find More Information	iii
Incorporation of Documents by Reference	iii
Summary	1
Risk Factors	14
Capitalization	23
Selected Historical Consolidated Financial Data	24
Unaudited Pro Forma Consolidated Financial Data	26
Management's Discussion and Analysis of Financial Condition and Results of Operations	33
The Exchange Offer	42
Business	54
Management	63
Description of Certain Indebtedness	65
Description of Notes	66
Certain United States Federal Income Tax Considerations	113
Plan of Distribution	113
Legal Matters	115
Experts	115
Index to Financial Statements	F-1

    You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, the registered notes only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the registered notes.

    Market data and certain industry forecasts used throughout this prospectus were obtained from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Similarly, internal surveys, industry forecasts and market research, while believed to be reliable, have not been independently verified, and we make no representation as to the accuracy of such information.

    Neither we nor any of our representatives is making any representation to you regarding the legality of an investment in the registered notes by you under applicable legal investment or similar laws. You should consult with your own advisors as to legal, tax, business, financial, and related aspects of a purchase of the registered notes.

i

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

    The information contained in this prospectus and in the other documents referenced or incorporated herein contains forward-looking statements that involve a number of risks and uncertainties. All statements regarding our expected financial position, business, strategies and financing plans under the headings "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus or in the other documents referenced or incorporated herein are forward-looking statements. In addition, you can identify forward-looking statements in those and other portions of this prospectus or in the other documents referenced or incorporated herein by the use of terminology such as "believes," "estimates," "plans," "intends," "expects," "may," "will," "should," "seeks," "pro forma" or "anticipates," or other variations thereof (including their use in the negative), or by discussions of strategies, plans or intentions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, and have based these expectations on our beliefs as well as assumptions we have made, such expectations may prove to be incorrect. A number of factors could cause results to differ materially from those anticipated by the forward-looking statements. Among these factors are:

  •
  general economic conditions in our markets;

  •
  increased competition in our markets, including the legalization of gaming in states adjacent to our operations;

  •
  whether we receive the necessary regulatory approvals of our proposed acquisition of the Empress Casino Joliet and our ability to finance the acquisition on favorable terms;

  •
  our dependence on our Lawrenceburg, Indiana casino;

  •
  our substantial leverage; and

  •
  changes in laws or regulations, joint venture relations or decisions of courts, regulators and governmental bodies.

    The information contained in this prospectus and in the other documents referenced or incorporated in this prospectus, including the Risk Factors section, identifies important factors that could cause actual results to differ from the expectations stated in the forward-looking statements. You are urged to consider these factors carefully in evaluating the forward-looking statements contained in this prospectus or in the other documents referenced or incorporated herein.

    All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by our cautionary statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus. We do not intend, and undertake no obligation, to update these forward-looking statements.

ii

WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

    You may request a free copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) or any of the documents referred to in this prospectus by writing to or telephoning us at the following address: G. Dan Marshall, Vice President, Treasurer and Director of Investor Relations, Argosy Gaming Company, 219 Piasa Street, Alton, Illinois 62002, telephone (618) 474-7500.

    You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus regardless of the time of delivery of this prospectus. You should rely only on the information provided in this prospectus. We have not authorized anyone else to provide you with different information.

    We have filed with the SEC in Washington, D.C., a registration statement on Form S-4 under the Securities Act with respect to the registered notes offered by this prospectus. This prospectus does not contain all of the information contained in the registration statement, as permitted by the rules and regulations of the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

    Our Annual Report on Form 10-K for the year ended December 31, 2000, Quarterly Report on Form 10-Q for the period ended March 31, 2001, Current Reports on Form 8-K filed with the SEC on February 1, 2001, February 6, 2001, March 9, 2001 and June 21, 2001 and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 are incorporated in this prospectus by reference.

    Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

    We will provide without charge to each person, including to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been referenced in this prospectus other than exhibits to these documents. Requests for these copies should be directed to Corporate Secretary, Argosy Gaming Company, 219 Piasa Street, Alton, Illinois 62002, telephone number (618) 474-7500.

iii

SUMMARY

    Except where otherwise noted, the words, "we," "us," "our" and similar terms, as well as references to "Argosy" or the "Company" refer to Argosy Gaming Company and all of its subsidiaries. With respect to the discussion of the terms of the registered notes on the cover page and in the section entitled "Summary — The Exchange Offer" "we," "our," and "us" refer only to Argosy Gaming Company and not to any of its subsidiaries. The following summary contains basic information about the exchange offer. It likely does not contain all the information that is important to you. For a more complete understanding of the exchange offer, we encourage you to read this entire document and the documents we have referred to you.

BUSINESS

    We are a leading owner of five casinos located in riverboat gaming markets of the central United States. We pioneered riverboat gaming in St. Louis, Kansas City, Baton Rouge and Sioux City by opening the first casino in each of those markets. Our riverboat casino that serves the Cincinnati market from Lawrenceburg, Indiana is one of the largest revenue producing riverboats in the United States gaming industry. In the first quarter of 2001, we purchased our minority partners' collective 42.5% minority interest in the Lawrenceburg casino for an aggregate of $365 million. As a result, we now own 100% of all of our casinos.

    On April 12, 2001, we signed an agreement to acquire the stock of the company that operates the Empress Casino and Hotel located in Joliet, Illinois, from Horseshoe Gaming Holding Corp. for $465 million. For the twelve months ending March 31, 2001, the Empress Casino Joliet generated $248.4 million in net revenue and $73.8 million in EBITDA. We have obtained a commitment from our senior lenders allowing us to increase the size of our senior credit facility in order to provide the $465 million in funding for the proposed acquisition. In addition, we may fund a portion of the acquisition with an issuance of debt securities under our recently filed shelf registration statement. We anticipate closing the acquisition in the third quarter of 2001.

    The following summarizes our casino properties:

		Twelve Months Ending March 31, 2001
Casino Name	Approximate Gaming Positions	Net Revenues	EBITDA	Operating Income
		(dollars in thousands)

Argosy Casino Lawrenceburg	2,700	$350,693	$132,016	$111,569
Alton Belle Casino	1,100	110,228	38,968	33,222
Argosy Casino of Greater Kansas City	1,300	93,463	24,150	18,916
Argosy Casino Baton Rouge	1,000	68,445	15,458	10,689
Belle of Sioux City Casino	550	33,618	8,605	7,014
Empress Casino Joliet (pending)	1,300	248,418	73,813	54,667

    We reported record results for the year ended December 31, 2000 with a 16% increase in net revenues to $651 million, a 24% increase in EBITDA to $194 million and a 23% increase in income from operations to $152 million. Our net revenues for the first quarter of 2001 grew 4% to $171 million, while EBITDA decreased 1% to $50 million and income from operations decreased 4% to $40 million.

    Our operating strategy emphasizes increasing revenues and profits through enhancing our customers' gaming experience by providing superior service, expanding and refining direct marketing programs utilizing an extensive customer database, investing in state-of-the-art gaming products, upgrading and renovating our properties and improving cost controls.

Casino Properties

Argosy Casino Lawrenceburg

    The Lawrenceburg casino is located on the Ohio River in Lawrenceburg, Indiana approximately 15 miles west of Cincinnati and is the closest casino to the Cincinnati metropolitan area. The casino principally draws customers from the major metropolitan areas of Cincinnati, Dayton and Columbus, Ohio and, to a lesser extent, Indianapolis, Indiana and Lexington, Kentucky. Casinos operating in the Cincinnati market generated $511 million of gaming revenues in 2000, a 13% increase from 1999. The Lawrenceburg casino's 2000 casino revenues grew 12% to $344 million, representing approximately 67% of total gaming revenues reported by the three riverboat casinos operating in the Cincinnati market. For the first quarter of 2001, casino revenues at the Lawrenceburg casino grew 2% to $87 million. In 2000, the Lawrenceburg casino's average daily win per position was approximately $333 compared to an average daily win per position of approximately $211 reported by the other casinos operating in the Cincinnati market.

    The Lawrenceburg casino is one of the largest riverboats in the United States with 74,300 square feet of gaming space on three levels with approximately 2,100 slot machines and 100 table games. The complex features a 300 room hotel, a 200,000 square foot land-based entertainment pavilion and support facility featuring a 350 seat buffet restaurant, two specialty restaurants, an entertainment lounge and an 1,800 space parking garage. In 2000, we spent approximately $6 million on capital improvements including $3.1 million on slot machines and related systems. During the first quarter of 2001, we purchased the remaining 42.5% minority interest in the Lawrenceburg casino and hotel.

Alton Belle Casino

    The Alton Belle Casino is located on the Mississippi River in Alton, Illinois approximately 20 miles northeast of downtown St. Louis. The casino draws its customers largely from the northern and eastern regions of the greater St. Louis metropolitan area, as well as portions of central and southern Illinois. The riverboat casinos operating in the St. Louis market generated $684 million of gaming revenues in 2000, a 10% increase from 1999. The Alton Belle Casino's 2000 gaming revenues grew 32% to $112 million, representing approximately 16% of total gaming revenues reported by the six riverboat casinos operating in the St. Louis market. For the first quarter of 2001, casino revenues at the Alton Belle Casino grew 10% to $31 million. In 2000, the Alton Belle Casino's average daily win per position was approximately $291 compared to an average daily win per position of approximately $181 reported by the other casinos operating in the St. Louis market. As an Illinois licensee, the Alton Belle Casino is not subject to Missouri's $500 loss limit and therefore has a competitive advantage in attracting high-end customers over competitors operating under Missouri licenses.

    The Alton Belle Casino consists of a riverboat with 26,500 square feet of gaming space, approximately 950 slot machines and 30 table games. In December 1999, we replaced our existing 37,000 square foot entertainment pavilion with a 60,000 square foot facility. The new entertainment pavilion features a newly designed entrance, 130 additional slot machines, larger and improved food and beverage venues and a new 400 seat main showroom. We are nearing completion of an approximately $4.5 million renovation to improve the Alton landing, including the addition of 100 slot machines.

Argosy Casino of Greater Kansas City

    The Argosy Casino of Greater Kansas City is located on the Missouri River in Riverside, Missouri on a 55-acre site approximately five miles from downtown Kansas City. The casino primarily attracts customers who reside in the northern and western regions of the Kansas City metropolitan market. Casinos operating in the Kansas City market generated $535 million of gaming revenues in 2000, an 8% increase from 1999. Our Kansas City casino's 2000 gaming revenues grew 14% to $97 million, representing approximately 18% of Kansas City total gaming revenues reported by the four riverboat casinos operating in the Kansas City market. For the first quarter of 2001, casino revenues at the Kansas City casino grew 2% to $25 million. In 2000, the Kansas City casino's average daily win per position was approximately $201 compared to an average daily win per position of approximately $153 reported by the other casinos operating in the Kansas City market.

    The Kansas City casino features 36,000 square feet of gaming space, approximately 1,110 slot machines and 35 table games. The riverboat casino is complemented by an 85,000 square foot land-based entertainment facility featuring specialty and buffet restaurants, a sports/entertainment lounge and 8,000 square feet of banquet/conference facilities. A parking garage and surface parking areas with 2,027 spaces are located adjacent to the pavilion.

Argosy Casino Baton Rouge

    The Baton Rouge casino is located on the Mississippi River in Baton Rouge, Louisiana. The casino draws customers primarily from the Baton Rouge metropolitan area. Casinos operating in the Baton Rouge market generated $164 million of gaming revenues in 2000, an 18% increase from 1999. The Baton Rouge casino's 2000 gaming revenues increased 33% to $71 million, representing 44% of total gaming revenues reported by the two riverboat casinos operating in Baton Rouge. For the first quarter of 2001, casino revenues at the Baton Rouge casino grew 8% to $19 million. In 2000, the Baton Rouge casino's average daily win per position was approximately $193 compared to an average daily win per position of approximately $208 reported by the other casino operating in the Baton Rouge market. We expect that 2001 operating results at our Baton Rouge casino will benefit from the commencement of dockside gaming on April 1, 2001.

    The Baton Rouge casino features 28,000 square feet of gaming space, approximately 790 slot machines and 40 table games. The riverboat casino is complemented by our adjacent real estate development known as Catfish Town. Catfish Town includes a 300 room convention hotel, a 50,000 square foot glass-enclosed atrium, entertainment/sports lounge, buffet/coffee shop, conference facilities and approximately 150,000 square feet of leasable retail space. A 733-space parking garage and a 271-space surface parking lot are located adjacent to Catfish Town.

Belle of Sioux City

    The Belle of Sioux City is located on the Missouri River in downtown Sioux City, Iowa. The casino draws customers from the Sioux City metropolitan area and competes with two Native American casinos that are not required to report gaming market data. The Sioux City casino's 2000 gaming revenues grew 24% to $35 million. For the first quarter of 2001, casino revenues at the Sioux City casino remained relatively unchanged at $9 million. In 2000, the Sioux City casino's average daily win per position was approximately $175. The riverboat features 12,500 square feet of gaming space, approximately 430 slot machines and 20 table games. The casino is complemented by adjacent barge facilities featuring buffet dining facilities, meeting space and administrative support offices. In July 2000, we purchased the 30% minority interest in the Belle of Sioux City Casino.

Empress Casino Joliet (pending acquisition)

    The Empress Casino Joliet is located in Joliet, Illinois on a 300-acre site approximately 40 miles southwest of Chicago and approximately two miles from the intersection of Interstate 55 and Interstate 80. The Empress Joliet casino draws from a population of approximately eight million people who reside within 50 miles of Joliet, including Chicago, which has the largest local population of any state-licensed gaming market and is the third largest gaming market in the United States. The target customers of the Empress Casino Joliet are drawn largely from the southern and western regions of the greater Chicago metropolitan area, as well as portions of north central Illinois. The nine riverboat casinos operating in the Chicago market generated over $2.0 billion of gaming revenues during the twelve months ending March 31, 2001, an 8% increase from the prior comparable twelve month period. The Empress Casino Joliet had 9% of gaming positions in the Chicago market as of December 31, 2000 and captured 12% of the market's casino revenues in 2000. For the first quarter of 2001, casino revenues at the Empress Casino Joliet grew by 11% to $66 million. In 2000, the Empress Casino Joliet's average daily win per position was approximately $484 compared to an average daily win per position of approximately $367 reported by the eight other casinos operating in the Chicago market.

    The casino consists of two adjacent riverboat vessels providing a combined 36,300 square feet of gaming space with 1,110 slot machines and 35 table games. Both riverboats remain dockside and offer customers unlimited ingress and egress. The complex features a 150,000 square foot Egyptian themed pavilion with three restaurants, an entertainment lounge and banquet/conference facilities. The pavilion also contains an off-track parimutuel betting parlor. The complex also includes a 102 room hotel, surface parking areas with approximately 2,350 spaces and an 80 space recreational vehicle park.

    We are a Delaware corporation. Our principal executive offices are located at 219 Piasa Street, Alton, Illinois 62002 and our telephone number is (618) 474-7500. You may obtain additional information about us at our website, www.argosycasinos.com. The information contained on our website does not constitute part of this prospectus and our website may not contain all of the information that is important to you.

SUMMARY OF THE EXCHANGE OFFER

    The following summary is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the registered notes, see "Description of Notes."

The Exchange Offer	We are offering to exchange up to $150,000,000 in aggregate principal amount of our 10 3/4% Senior Subordinated Notes due 2009. We issued and sold the restricted notes on February 8, 2001, in reliance on an exemption from registration under the Securities Act. The restricted notes are, and the registered notes will be, an additional issuance of our 10 3/4% Senior Subordinated Notes due 2009, of which $200,000,000 originally were issued in 1999 and currently are outstanding.

We believe that the registered notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration or prospectus delivery provisions of the Securities Act if:

• you are acquiring the registered notes in the ordinary course of your business;

• you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the registered notes issued to you; and

• you are not an affiliate of ours under Rule 405 of the Securities Act.
Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on July 25, 2001, unless we decide to extend the expiration date.
Conditions to the Exchange Offer	We may end or amend the exchange offer if:
• any legal proceeding, government action or other adverse development materially impairs our ability to complete the exchange offer;
• any SEC rule, regulation or interpretation materially impairs the exchange offer; or • we have not obtained all necessary governmental approvals with respect to the exchange offer.

Please refer to the section in this prospectus entitled "The Exchange Offer — Conditions to the Exchange Offer." We may waive any or all of these conditions. At this time, there are no adverse proceedings, actions or developments pending or, to our knowledge, threatened against us and no governmental approvals are necessary to complete the exchange offer.

Withdrawal Rights	You may withdraw the tender of your restricted notes at any time before 5:00 p.m., New York City time, on July 25, 2001.
Procedures for Tendering Restricted Notes
To participate in the exchange offer, you must:

• complete, sign and date the accompanying letter of transmittal, or a facsimile copy of the letter of transmittal; or

• tender restricted notes following the procedures for book-entry transfer described on pages.
You must mail or otherwise deliver the documentation and your restricted notes to Bank One Trust Company, NA, as exchange agent, at one of the addresses listed on the letter of transmittal.
Special Procedures for Beneficial Owners
If you hold restricted notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact that person promptly if you wish to tender restricted notes. Please refer to the section in this prospectus entitled, "The Exchange Offer — Procedures for Tendering Restricted Notes."
Guaranteed Delivery Procedures
If you wish to tender your restricted notes and you cannot get required documents to the exchange agent on time, or you cannot complete the procedure for book-entry transfer on time, you may tender your restricted notes according to the guaranteed delivery procedures described in this prospectus under the heading "The Exchange Offer — Procedures for Tendering Restricted Notes."
Federal Income Tax Consequences
The exchange of notes will not be a taxable event to you for United States federal income tax purposes. Please refer to the section in this prospectus entitled "Certain United States Federal Tax Considerations."
Exchange Agent	Bank One Trust Company, NA is serving as exchange agent in the exchange offer. Please refer to the section in this prospectus entitled "The Exchange Offer — Exchange Agent."

SUMMARY OF THE REGISTERED NOTES

    We use the term "notes" when describing provisions that apply to the original notes, the restricted notes and the registered notes. The registered notes will evidence the same debt as the restricted notes. The same indenture will govern the original notes, the restricted notes and the registered notes. Please refer to the section in this prospectus entitled "Description of Notes."

Issuer	Argosy Gaming Company.
Notes Offered	$150,000,000 aggregate principal amount of 10 3/4% Senior Subordinated Notes.
Maturity Date	June 1, 2009.
Interest Rate	10 3/4% per year.
Interest Payment Dates	June 1 and December 1, beginning on June 1, 2001. Interest will accrue from the issue date of the restricted notes.
Subsidiary Guarantees
Substantially all of our wholly-owned operating subsidiaries guarantee the original notes and the restricted notes and will guarantee the registered notes. In addition, any of our subsidiaries that become guarantors under our senior credit facility will guarantee the notes. If Argosy Gaming Company cannot make payments on the notes when they are due, the subsidiary guarantors must make them instead.
Ranking
The registered notes and subsidiary guarantees will be, and the original notes, the restricted notes and existing subsidiary guarantees are, unsecured senior subordinated obligations of Argosy Gaming Company and the subsidiary guarantors, respectively. The registered notes will rank, and the original notes and the restricted notes rank, junior to all of the senior indebtedness of Argosy Gaming Company, including borrowings under our credit facility, and the subsidiary guarantees will rank junior to the senior indebtedness of the subsidiary guarantors.
Optional Redemption
We may redeem some or all of the notes beginning on June 1, 2004, at the redemption prices described in the "Description of Notes" section under the heading "Optional Redemption," plus accrued interest to the date of redemption. Before June 1, 2002, we may redeem up to 35% of the notes with the proceeds of one or more public offerings of our capital stock at the redemption price listed in the section "Description of Notes" under the heading "Optional Redemption." However, we may only make such redemptions if at least 65% of the aggregate principal amount of notes remains outstanding after each redemption.
Mandatory Offer to Repurchase	If we experience specific kinds of changes of control, or under certain circumstances, if we sell assets, we must offer to repurchase the notes at the prices listed in "Description of Notes."

Certain Covenants

The indenture contains covenants that limit our ability to:

• borrow money;

• pay dividends on, redeem or repurchase our capital stock;

• make investments;

• incur liens on our assets to secure debt;

• merge or consolidate with another company; and

• transfer or sell our assets.
These covenants are subject to important exceptions and qualifications that are described in "Description of Notes" under the heading "Covenants."
Covenants Relating to Sale of Lawrenceburg Interests
The indenture provides that upon certain sales of our partnership interest in, or the assets of, the Lawrenceburg partnership, we must either make an offer to repurchase an amount of notes such that the Debt to EBITDA Ratio would be no greater than 3.5 to 1, or we may call all, but not less than all of the notes, in each case at the prices listed in the section "Description of Notes — Covenants — Repurchase of Notes in Connection with Sale of Lawrenceburg Interest." Certain other sales of such partnership interest or assets will require us to comply with the covenant described below under "Description of Notes — Covenants — Limitation on Asset Sales."

 SUMMARY ARGOSY CONSOLIDATED FINANCIAL DATA

    The following summary consolidated financial data has been derived from our historical consolidated financial statements and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and consolidated financial statements and notes thereto, included elsewhere in this prospectus. The summary pro forma consolidated financial data have been derived from the unaudited pro forma consolidated financial statements included elsewhere in this prospectus, which have been prepared by applying certain pro forma adjustments resulting from the offering of the restricted notes, borrowings of approximately $210 million under our credit facility, the purchase of the minority interests in the Lawrenceburg casino for $365 million and our proposed acquisition of the Empress Casino Joliet for $465 million and additional borrowings in connection therewith. The pro forma data assumes that these transactions occurred on January 1, 2000, in the case of Income Statement Data for the year ended December 31, 2000 and for the three months ended March 31, 2001. In the case of the Balance Sheet Data, the pro forma data assumes that the acquisition of the Empress Casino Joliet Corporation occurred as of March 31, 2001. The pro forma consolidated financial statements are presented for information purposes only and have been derived from, and should be read in connection with, our consolidated financial statements, including the notes thereto. For additional information regarding the pro forma consolidated financial statements see "Unaudited Pro Forma Consolidated Financial Data" included elsewhere in this prospectus.

	Years Ended December 31,								Three Months Ended March 31,
	1998		1999		2000		Pro Forma 2000		2000		2001		Pro Forma 2001
	(in thousands except ratios)
Income Statement Data:
Casino revenues	$473,505		$559,147		$658,883		$894,319		$165,528		$171,780		$237,736
Net revenues	481,194		559,651		650,633		890,937		164,271		170,735		238,351
Income from operations	87,811		123,025		151,556		201,728		41,923		40,188		56,185
Interest expense	57,487		48,594		34,768		109,442		10,107		11,882		26,391
Minority interests	(26,205)		(34,975)		(40,466)		(677)		(10,379)		(4,086)		—
Net income	6,561		11,506		45,375		54,596		13,419		14,583		17,951
Other Data:
EBITDA(a)(d)	$121,247		$157,083		$194,450		$272,188		$50,758		$50,261		$72,118
Adjusted EBITDA(b)(d)	81,535		111,312		144,976		272,188		38,032		45,176		72,118
Depreciation and amortization	33,436		34,058		36,094		63,658		8,835		10,073		15,933
Capital expenditures	34,051		37,162		33,229		39,345		5,922		7,751		9,157
Cash provided by (used in):
Operating activities	81,663		126,653		157,787		198,649		33,578		31,782		47,099
Investing activities	(14,181)		(37,144)		(43,998)		(50,059)		(5,922)		(375,121)		(376,527)
Financing activities	(36,979)		(132,276)		(101,505)		(134,466)		(28,420)		328,626		308,109
Ratio of EBITDA to interest expense	2.1	x	3.2	x	5.6	x	2.5	x	5.0	x	4.2	x	2.7	x
Ratio of total debt to LTM EBITDA	3.5	x	2.4	x	1.4	x	4.1	x	2.0	x	3.1	x	3.9	x
Ratio of Adjusted EBITDA to Adjusted Interest Expense(b)	1.7	x	2.6	x	4.7	x	2.5	x	4.3	x	3.9	x	2.7	x
Ratio of Adjusted Total Debt to Adjusted LTM EBITDA(b)	4.5	x	3.1	x	1.8	x	4.1	x	2.5	x	4.0	x	3.9	x
Ratio of earnings to fixed charges(c)	1.5	x	2.4	x	3.9	x	1.8	x	3.8	x	3.2	x	2.1	x
	As of December 31,			As of March 31,
	1998	1999	2000	2000	2001	Pro Forma 2001
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$89,857	$47,090	$59,374	$46,326	$44,661	$55,187
Total assets	562,752	566,860	537,236	556,704	823,568	1,313,720
Long-term debt including current maturities	424,000	379,373	276,336	355,994	607,336	1,075,941
Total stockholders' equity	40,863	58,245	103,952	71,777	118,875	118,875

See footnotes on following pages.

(a)
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA should not be construed as an alternative to operating income or net income (as determined in accordance with generally accepted accounting principles) as an indicator of our operating performance, or as an alternative to cash flows generated by operating, investing and financing activities (as an indicator of cash flow or a measure of liquidity). EBITDA is presented solely as a supplemental disclosure because management believes that it is a widely used measure of operating performance in the gaming industry and for companies with a significant amount of depreciation and amortization. EBITDA may not be comparable to similarly titled measures reported by other companies. We have other significant uses of cash flows, including debt service and capital expenditures, which are not reflected in EBITDA.

(b)
The following table reflects adjustments necessary to calculate Adjusted EBITDA, Adjusted Total Debt and Adjusted Interest Expense after consideration of the Lawrenceburg minority interests. Adjusted EBITDA is presented to reflect the elimination of that portion of EBITDA that is attributable to the minority partners of the Lawrenceburg casino. Similarly, Adjusted Total Debt and total interest expense eliminate that portion of total debt and total interest expense owed or attributable to the minority partners of the Lawrenceburg casino. The pro forma other data reflects no adjustments as we will own 100% of the Lawrenceburg casino.

	Years Ended December 31,			Three Months Ended March 31,
	1998	1999	2000	2000	2001
	(in thousands)
EBITDA
As reported	$121,247	$157,083	$194,450	$50,758	$50,261
Deduct EBITDA attributable to Lawrenceburg minority interests	(39,712)	(45,771)	(49,474)	(12,726)	(5,085)

Adjusted EBITDA	$81,535	$111,312	$144,976	$38,032	$45,176

Total Debt
As reported	$424,000	$379,373	$276,336	$355,994	$607,336
Deduct Lawrenceburg partner loans	(45,196)	(28,911)	(9,081)	(25,801)	—
Deduct 42.5% Lawrenceburg vessel loan	(9,225)	(7,622)	(5,960)	(7,062)	—

Adjusted Total Debt	$369,579	$342,840	$261,295	$323,131	$607,336

Total Interest Expense
As reported	$57,487	$48,594	$34,768	$10,107	$11,882
Deduct interest on Lawrenceburg partner loans	(8,166)	(5,121)	(2,915)	(1,031)	(261)
Deduct 42.5% of interest on Lawrenceburg vessel loan	(945)	(807)	(723)	(178)	(11)

Adjusted Total Interest Expense	$48,376	$42,666	$31,130	$8,898	$11,610

(c)
The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (income before income taxes plus fixed charges less capitalized interest and preferred equity return to Lawrenceburg partner) by fixed charges (interest expense plus capitalized interest plus preferred equity return to Lawrenceburg partner and one third of rental expense (the portion deemed representative of the interest factor)).

(d)
Excludes a $6.8 million pre-tax charge related to the write-off of the landing facility previously used at our Alton property for the year ended December 31, 2000.

SUMMARY ARGOSY OPERATING DATA

	Casino Square Footage	Slot and Video Poker Machines	Gaming Tables
Property
Argosy Casino Lawrenceburg	74,300	2,100	100
Alton Belle Casino	26,500	950	30
Argosy Casino of Greater Kansas City	36,000	1,110	30
Argosy Casino Baton Rouge	28,000	790	40
Belle of Sioux City Casino	12,500	430	20

Total	177,300	5,380	220

	Years Ended December 31,			Three Months Ended March 31,
	1998	1999	2000	2000	2001
	(in thousands except win per position)
Average Daily Win Per Position
Argosy Casino Lawrenceburg	$295	$304	$333	$335	$359
Alton Belle Casino	210	259	291	303	299
Argosy Casino of Greater Kansas City	152	179	201	210	211
Argosy Casino Baton Rouge	191	146	193	199	212
Belle of Sioux City Casino	108	145	175	184	187
Casino Revenues
Argosy Casino Lawrenceburg	$264,352	$308,316	$344,013	$85,840	$87,395
Alton Belle Casino	67,798	84,664	112,077	28,188	31,087
Argosy Casino of Greater Kansas City	71,955	84,892	97,049	24,830	25,375
Argosy Casino Baton Rouge	46,828	53,262	70,943	17,674	19,054
Belle of Sioux City Casino	22,572	28,013	34,801	8,996	8,869

Total	$473,505	$559,147	$658,883	$165,528	$171,780

Net Revenues(a)
Argosy Casino Lawrenceburg	$275,788	$317,986	$348,918	$87,294	$89,069
Alton Belle Casino	67,095	82,039	107,490	27,202	29,940
Argosy Casino of Greater Kansas City	69,165	80,239	92,889	23,817	24,391
Argosy Casino Baton Rouge	46,450	51,638	66,857	16,982	18,570
Belle of Sioux City Casino	22,353	27,321	33,710	8,724	8,632
Other	343	428	769	252	133

Total(a)	$481,194	$559,651	$650,633	$164,271	$170,735

Income (loss) from Operations(b)
Argosy Casino Lawrenceburg	$87,907	$103,295	$111,991	$29,002	$28,580
Alton Belle Casino	13,850	23,115	32,155	8,433	9,500
Argosy Casino of Greater Kansas City	5,369	12,564	17,803	4,717	5,830
Argosy Casino Baton Rouge	(3,381)	1,129	11,947	3,379	2,121
Belle of Sioux City Casino	1,919	4,570	6,708	1,549	1,855
Jazz(c)	(6,312)	(5,118)	(5,103)	(1,323)	(1,243)
Corporate	(9,990)	(15,113)	(15,516)	(3,582)	(6,097)
Other	(1,551)	(1,417)	(1,629)	(252)	(358)

Total(d)	$87,811	$123,025	$158,356	$41,923	$40,188

EBITDA(e)
Argosy Casino Lawrenceburg	$105,674	$123,083	$133,039	$34,220	$33,197
Alton Belle Casino	17,835	27,388	38,016	9,986	10,938
Argosy Casino of Greater Kansas City	11,293	18,252	23,368	6,072	6,854
Argosy Casino Baton Rouge	1,891	6,348	16,384	4,431	3,505
Belle of Sioux City Casino	3,016	5,838	8,277	1,916	2,244
Jazz(c)	(3,633)	(2,417)	(2,385)	(648)	(555)
Corporate	(9,436)	(15,082)	(15,142)	(3,487)	(4,982)
Lawrenceburg financial advisory fee(f)	(5,200)	(6,154)	(6,652)	(1,711)	(927)
Other	(193)	(173)	(455)	(21)	(13)

Total(d)	$121,247	$157,083	$194,450	$50,758	$50,261

See footnotes on following page.

(a)
New accounting guidance issued in, and effective for, the first quarter 2001 requires that the cost of the cash-back component of our 'Argosy Preferred Card' slot and table program, including promotional coupons, be treated as a reduction of revenues. These costs had previously been treated as a casino expense. The new guidance impacts only the classification of these costs on our income statement. It does not impact operating profit or property EBITDA. The results of all periods have been reclassified to reflect the impact of implementing this new guidance.

(b)
Income from operations and EBITDA exclude (i) consideration of any management fee paid to us, (ii) 42.5% minority interest in our Lawrenceburg casino for periods prior to our February 2001 acquisition of Conseco Entertainment, L.L.C.'s 29.0% minority interest and our March 2001 acquisition of Centaur, Inc.'s 13.5% minority interest and (iii) the 30% minority interest in our Sioux City casino for the period prior to our July 2000 acquisition of this interest.

(c)
Jazz Enterprises, Inc. is our wholly-owned subsidiary that owns Catfish Town.

(d)
Excludes a $6.8 million pre-tax charge related to the write-off of the landing facility previously used at our Alton property for the year ended December 31, 2000.

(e)
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA should not be construed as an alternative to operating income or net income (as determined in accordance with generally accepted accounting principles) as an indicator of our operating performance, or as an alternative to cash flows generated by operating, investing and financing activities (as an indicator of cash flow or a measure of liquidity). EBITDA is presented solely as a supplemental disclosure because management believes that it is a widely used measure of operating performance in the gaming industry and for companies with a significant amount of depreciation and amortization. EBITDA may not be comparable to similarly titled measures reported by other companies. We have other significant uses of cash flows, including debt service and capital expenditures, which are not reflected in EBITDA.

(f)
Through February 22, 2001, our Lawrenceburg subsidiary paid a financial advisory fee equal to 5.0% of its EBITDA to a minority partner.

SUMMARY EMPRESS CASINO JOLIET FINANCIAL AND OPERATING DATA

    The following summary consolidated operational and historical financial data has been derived from the Empress Casino Joliet Corporation's financial statements and should be read in conjunction with the financial statements of Empress Casino Joliet Corporation and notes thereto, included elsewhere in this prospectus.

	Years Ended December 31,			Three Months Ended March 31,
	1998	1999	2000	2000	2001
	(in thousands)
Statements of Operations Data:
Casino revenues	$152,913	$192,991	$235,436	$59,703	$65,956
Net revenues	163,530	202,953	241,968	61,470	67,920
Income from operations(a)(c)(d)	31,631	51,770	52,623	14,110	16,154
Interest expense, net	(4,106)	(4,737)	(27,669)	(6,905)	(6,137)
Income before income taxes and extraordinary item	27,422	43,922	15,317	3,650	8,923
Income tax (expense) benefit	(433)	(606)	(822)	—	144
Extraordinary loss on extinguishment of debt and write-off of deferred financing costs	(8,189)	—	—	—	—
Net income	18,800	43,316	14,495	3,650	9,067
Other Data:
EBITDA(a)(b)(c)(d)	39,922	59,939	71,484	18,701	21,030
Depreciation and amortization	8,291	8,169	18,861	4,591	4,876
Capital expenditures	10,474	6,962	6,116	641	1,406
Cash provided by (used in):
Operating activities	34,277	51,852	37,433	13,865	20,032
Investing activities	(464)	(6,928)	(6,061)	(641)	(1,406)
Financing activities	(78,067)	(41,979)	(32,961)	(11,834)	(20,517)
Operating Data:
Casino Square Footage	36,300
Slots and Video Poker Machines	1,110
Gaming Tables	35
	Years Ended December 31,			Three Months Ended March 31,
	1998	1999	2000	2000	2001
Average Daily Win Per Position	$318	$396	$484	$491	$555

(a)
Excludes other operating expenses of $4,492, $3,181, $11,301, $3,971 and $1,398 that represent allocated corporate expenses and non-recurring charges for the twelve months ended December 31, 1998, 1999 and 2000 and for the three months ended March 31, 2000 and 2001, respectively.

(b)
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA should not be construed as an alternative to operating income or net income (as determined in accordance with generally accepted accounting principles) as an indicator of our operating performance, or as an alternative to cash flows generated by operating, investing and financing activities (as an indicator of cash flow or a measure of liquidity). EBITDA is presented solely as a supplemental disclosure because management believes that it is a widely used measure of operating performance in the gaming industry and for companies with a significant amount of depreciation and amortization. EBITDA may not be comparable to similarly titled measures reported by other companies. We have other significant uses of cash flows, including debt service and capital expenditures, which are not reflected in EBITDA.

(c)
Excludes preopening expenses of $1,669 for the twelve months ended December 31, 1999.

(d)
Excludes revenue from affiliates of $4,389, $1,739, $1,664, $416 and $304 for the twelve months ended December 31, 1998, 1999 and 2000 and for the three months ended March 31, 2000 and 2001, respectively.

RISK FACTORS

    You should carefully consider the following factors and other information in this prospectus before deciding to tender your restricted notes in the exchange offer.

    Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under these additional registered notes.

    After we borrowed under our credit facility and sold our restricted notes to fund our acquisitions of the Lawrenceburg casino minority partnership interests, we had a substantial amount of indebtedness. In addition, after we borrow the necessary amounts to fund our proposed acquisition of the Empress Casino Joliet, we will continue to have a substantial amount of indebtedness. The following chart shows certain important credit statistics and the pro forma as adjusted data is presented assuming we had financed our proposed acquisition of the Empress Casino Joliet as of the date or at the beginning of the period specified below and applied the proceeds as described under "Capitalization," included elsewhere in this prospectus:

	March 31, 2001 (unaudited)
	Actual	Pro Forma As Adjusted
	(in thousands)
Long term debt, including current portion	$607,336	$1,075,941
Stockholders' equity	118,875	118,875
Debt to capitalization ratio	.84x	.90x
Ratio of earnings to fixed charges	3.2x	2.1x

    Our substantial indebtedness could have important consequences to you. For example, it could:

  •
  make it more difficult for us to perform our obligations with respect to these registered notes;

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing amounts available for working capital, capital expenditures and other general corporate purposes;

  •
  limit our flexibility in planning for, or reacting to changes in our business and the industry in which we operate;

  •
  place us at a competitive disadvantage compared to our competitors that have less debt; and

  •
  limit our ability to borrow additional funds.

    We will require a significant amount of cash to service our indebtedness. Our ability to generate cash depends on many factors beyond our control.

    Our ability to make payments on and to refinance our indebtedness, including the notes and borrowings under our credit facility, will depend on our ability to generate cash in the future. Our ability to generate cash is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

    We cannot assure you that our business will generate sufficient cash flow or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness, including these registered notes, or to fund our other liquidity needs including the possible expansions and maintenance of our riverboat casinos and future developments. We may need to refinance all or a portion of our indebtedness, including the notes and the credit facility, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all.

    Despite our significant indebtedness, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks described above.

    We and our subsidiaries may be able to incur substantial additional indebtedness in the future. In connection with the purchases of Conseco's and Centaur's minority interests in the Lawrenceburg partnership, we amended and restated our credit facility to, among other things, increase the borrowing availability to fund these purchases. In addition, we expect to incur additional indebtedness, including additional borrowings under our further amended and restated credit facility, to fund our proposed acquisition of the Empress Casino Joliet. All of the borrowings under our credit facility will be senior to the notes and the guarantees of our subsidiary guarantors. If additional new debt is added to our current debt levels, the related risks that we now face could intensify.

    Your right to receive payments on these registered notes will be junior to the credit facility and possibly all of our future borrowings. Further, the guarantees of these registered notes will be junior to all of the guarantor subsidiaries' existing indebtedness to the subsidiaries' guarantees of the credit facility and possibly to all of their future borrowings.

    These registered notes will be, and the original notes and restricted notes are, junior to all of our existing and future indebtedness, other than trade payables and any future indebtedness that expressly provides that it ranks equal with or junior to the notes. The guarantees will be junior to all of the guarantor subsidiaries' existing and future indebtedness, other than trade payables and any future indebtedness that expressly provides that it ranks equal with or junior to the guarantees. As a result, upon any distribution to our creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or a subsidiary guarantor, the holders of senior indebtedness will be entitled to be paid in full in cash before any payment may be made on the notes or the guarantees.

    In addition, all payments on the notes and the guarantees will be blocked in the event of a payment default under the credit facility and may be blocked for up to 179 of 360 consecutive days in the event of non-payment defaults on senior debt. In the event of a default on the notes and any resulting acceleration of the notes, the holders of senior indebtedness then outstanding will be entitled to payment in full in cash before any payment or distribution may be made with respect to the notes.

    In the event of a bankruptcy, liquidation, reorganization or similar proceeding relating to us or the subsidiary guarantors, you will participate with trade creditors and all other holders of subordinated indebtedness in the assets remaining after we have paid all of the senior debt. However, because the indenture requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, you may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we may not have sufficient funds to pay all of our creditors and holders of notes may receive less, ratably, than the holders of senior debt.

    As of March 31, 2001, the notes were subordinated to $242.8 million of senior debt and approximately $155.3 million was available for borrowing as additional senior debt under the amended and restated credit facility. Since some of our subsidiaries will not guarantee the notes, the notes will be effectively junior to all debt and other liabilities of these non-guarantor subsidiaries. In the event of a bankruptcy, liquidation, reorganization or similar proceeding relating to any of our non-guarantor subsidiaries, holders of their debt and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to our creditors. The notes will be effectively junior to the debt and other liabilities, including trade payables, of our non-guarantor subsidiaries. As of March 31, 2001, our non-guarantor subsidiaries were not engaged in any active business and had no outstanding debt. We also will be permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indenture governing the notes.

    In addition to the registered notes being junior to our credit facility and possibly all of our future borrowings, the registered notes will not be secured by any of our assets. Further, our assets secure our credit facility and possibly other debt.

    In addition to being subordinated to all of our existing and future indebtedness, other than trade payables and any future indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the notes, these registered notes will not be, and the original notes and restricted notes are not, secured by any of our assets or any of the assets of our guarantor subsidiaries. Our obligations under the credit facility are secured by liens on substantially all of our assets. If we become insolvent or are liquidated, or if payment under the credit facility or of other secured obligations is accelerated, the lenders under the credit facility or the obligees with respect to the other secured obligations will be entitled to exercise the remedies available to a secured lender under applicable law and the applicable agreements and instruments. Accordingly, our secured lenders will have a prior claim with respect to our pledged assets and the assets of the guarantor subsidiaries and there may not be sufficient assets remaining to pay amounts due on the notes then outstanding or to satisfy the obligations under the guarantees.

    Restrictive covenants in our credit facility and the indenture may restrict our ability to pursue our business strategies. Our ability to comply with these restrictions depends on many factors beyond our control.

    The indenture and our credit facility include certain restrictive covenants that, among other things, restrict our ability to:

  •
  borrow money;

  •
  pay dividends on, redeem or repurchase our capital stock;

  •
  make investments;

  •
  incur liens on our assets to secure debt;

  •
  merge or consolidate with another company; and

  •
  transfer or sell our assets.

    We are also required by our credit facility to maintain certain financial ratios, including maximum debt to EBITDA ratios and minimum fixed charge coverage ratios. All of these restrictive covenants may restrict our ability to make capital expenditures or to pursue other business strategies. Our ability to comply with these and other provisions of the indenture and the credit facility may be affected by changes in business condition or results of operations, adverse regulatory developments or other events beyond our control. The breach of any of these covenants could result in a default under our indebtedness, which could cause those obligations to become due and payable. If we default under our credit facility, we could be prohibited from making payments with respect to the notes until the default is cured or all indebtedness under the credit facility or other senior debt is paid in full. If our indebtedness were to be accelerated, there can be no assurance that we would be able to repay it.

    Our ability to service our debt is substantially dependent on the continued success of our Lawrenceburg casino.

    During the three months ended March 31, 2001, the Lawrenceburg casino represented 52% of our net revenues and 64% of our EBITDA, after taking into consideration management fees paid to a minority partner. On a pro forma basis after giving effect to our proposed acquisition of the Empress Casino Joliet, the Lawrenceburg casino would represent 37% of our net revenues and 45% of our

EBITDA for the three months ended March 31, 2001. Our ability to meet our operating and debt service requirements is substantially dependent upon the continued success of the Lawrenceburg casino. The Lawrenceburg casino's operations could be adversely affected by numerous factors including,

  •
  increased competition;

  •
  changes in applicable gaming or taxation regulations;

  •
  adoption of gaming in the adjacent states of Ohio or Kentucky; and

  •
  the occurrence of natural disasters, including flooding along the Ohio River.

  We face intense competition in each of our gaming markets.

    The United States gaming industry is intensely competitive and features many participants, including riverboat casinos, dockside casinos, land-based casinos, video lottery and poker machines not located in casinos, Native American gaming and other forms of gambling in the United States. Gaming competition is particularly intense in each of the markets where we operate. Historically, we have been an early entrant in each of our markets; however, as competing properties have opened, our operating results in each of these markets have been negatively affected. Many of our competitors have more gaming industry experience, are larger and have significantly greater financial and other resources. In addition, some of our direct competitors in certain markets may have superior facilities and/or operating conditions in terms of: (1) amenities offered at the gaming facility and the related support and entertainment facilities; (2) convenient parking facilities; (3) a location more favorably situated to the population base of a market and ease of accessibility to the casino site; and (4) favorable tax or regulatory factors.

    There could be further competition in our markets as a result of the upgrading or expansion of facilities by existing market participants, the entrance of new gaming participants into a market or legislative changes. We expect each market in which we participate to be highly competitive. The following paragraphs summarize the specific competitive environment in which each of our riverboat casinos operate.

    Argosy Casino Lawrenceburg.  The Lawrenceburg casino currently faces competition from two riverboat casinos in the Cincinnati market, the most recent of which opened in October 2000 approximately 40 miles from Lawrenceburg in Switzerland County, Indiana. In addition, a riverboat casino operates in the Louisville, Kentucky area approximately 100 miles from Lawrenceburg.

    Alton Belle Casino.  Our Alton casino faces competition from four riverboat casinos currently operating in the St. Louis area. Three of these competitors are located in Missouri and one is located in Illinois.

    Argosy Casino of Greater Kansas City.  Our casino in Kansas City faces competition from three casinos in the Kansas City area.

    Argosy Casino Baton Rouge.  Our Baton Rouge casino faces competition from a casino located in downtown Baton Rouge, a nearby Native American casino and operators of video poker machines in non-casino locations in certain parishes adjacent to East Baton Rouge.

    Belle of Sioux City.  We compete with certain providers and operators of video gaming in the neighboring state of South Dakota. In addition, we face competition from two land-based Native American casinos, slot machines at a parimutuel race track in Council Bluffs, Iowa and two riverboat casinos in the Council Bluffs, Iowa/Omaha, Nebraska market.

    Empress Casino Joliet (pending acquisition).  The Empress Casino Joliet faces competition from eight casinos in the Chicago market. Three of these competitors are located in Illinois, including one located in downtown Joliet, and five are located in Indiana.

    Potential for Future Competition.  Casino gaming is currently prohibited or restricted in several states adjacent to Indiana, Iowa and Missouri. As a result, residents of these states, principally Ohio, Kentucky, Nebraska and Kansas, comprise a significant portion of the patrons at our Lawrenceburg, Sioux City and Kansas City casinos. The legalization of casino gaming in Ohio or Kentucky would increase competition with respect to the Lawrenceburg casino because a substantial portion of the Lawrenceburg casino's customers live in Ohio and Kentucky. The legalization of casino gaming in Kansas would increase competition with respect to our Kansas City casino because residents of Kansas comprise a significant portion of our target market.

  Our operations are strictly regulated by state and local authorities.

    Licensing and Regulation by Gaming and Local Authorities.  The ownership and operation of casino gaming facilities are subject to extensive state and local regulation. These regulations apply not only to us, but also to our subsidiaries, stockholders and officers and directors. The Illinois Gaming Board, the Indiana Gaming Commission, the Iowa Racing and Gaming Commission, the Louisiana Gaming Control Board and the Missouri Gaming Commission (herein collectively referred to as "Applicable Gaming Commissions") have broad discretion to, among other things, limit, condition, suspend, fail to renew or revoke a gaming license or approval to own an equity interest in us or our subsidiaries, for any cause they deem reasonable. The suspension, failure to renew or revocation of any of our licenses or the levy on us of substantial fines or forfeiture of assets would have a material adverse effect on our business.

    To date, we have obtained all governmental licenses, registrations, permits and approvals necessary for the operation of our current gaming activities. Gaming licenses and related approvals are deemed to be privileges under the laws of our licensing states. We cannot assure you that the Applicable Gaming Commissions will renew or not revoke our existing licenses or that they will grant us any new licenses, permits or approvals that may be required in the future. In addition, the loss of a license in one jurisdiction could trigger the loss of a license or affect our eligibility for a license in another jurisdiction.

    The approval of the Applicable Gaming Commissions is required for any material debt or equity financing. Although we obtained approval for the issuance of the restricted notes, we cannot assure you that we will obtain the required approvals for future financings.

    Risk of Adverse Changes in Laws and Regulations.  Regulations governing the conduct of gaming activities and the obligations of gaming companies in any jurisdiction in which we have gaming operations are subject to change and could impose additional operating, financial or other burdens on the way we conduct our business. Moreover, legislation to prohibit or limit gaming may be introduced in the future in states where gaming has been legalized. The enactment of any such legislation or adverse regulatory changes in jurisdictions where we operate gaming facilities could have a material adverse effect on our business.

    Gaming Taxation and Fees.  We believe that the prospect of significant additional tax revenue is one of the primary reasons why new jurisdictions have legalized gaming. As a result, gaming operators are typically subject to significant taxes and fees in addition to normal federal and state corporate income taxes. These taxes and fees are subject to increase at any time. We pay substantial taxes and fees with respect to our operations and will likely incur similar burdens in any other jurisdiction in which we conduct gaming operations in the future. Any material increase, or the adoption of additional taxes or fees, could have a material adverse effect on our future financial results.

    For example, on March 27, 2001, the governor of Louisiana signed into law a bill that will increase the gaming tax on all riverboat operators in the state from 18.5% to 21.5%, effective April 1, 2001. The new law also permits dockside gaming, allowing our customers unlimited ingress and egress, and eliminating the three hour cruising requirements. In the event that the incremental benefit from increased revenues generated by anticipated additional customers would be insufficient to fund the payment of these additional taxes, this tax increase would adversely affect our operations.

    A successful challenge to the 1999 Illinois legislation authorizing dockside gaming and the ownership of multiple Illinois gaming licenses could require us to eliminate dockside gaming operations and could require us to relinquish one of our Illinois licenses.

    In June 1999, Illinois passed an amendment to the Illinois Riverboat Gambling Act to permit casinos to offer continuous dockside gaming with unlimited ingress and egress and to permit the ownership of multiple gaming licenses. The amendment also authorized the grant of a gaming license to certain persons to develop and operate a casino in Rosemont, Illinois. A group of plaintiffs filed a lawsuit requesting the court to declare that the 1999 amendment violates the Illinois and U.S. constitutions because the grant of the Rosemont license amounted to "special legislation." If a court invalidates the grant of the Rosemont license, all of the provisions of the 1999 amendment, including the provisions legalizing dockside gaming and the ownership of multiple licenses, would be invalidated. In such event, we would be required to resume cruising and suspend our dockside gaming activities at our Alton casino and at the Empress Casino Joliet until such time as the Illinois legislature passed a law reauthorizing dockside gaming.

    Because we already hold an Illinois gaming license, our acquisition of the Empress Casino Joliet would not have been permitted prior to the 1999 amendment. As a condition to its approval of the acquisition, we expect that the Illinois Gaming Board will require us to enter into a transfer of ownership agreement. This agreement will have no effect unless the provisions of the 1999 amendment permitting the ownership of multiple licenses are invalidated by a final, non-appealable judicial ruling. Under this agreement, if the relevant provisions are invalidated, we will be obligated to transfer all of our shares of the Empress Casino Joliet Corporation to a trustee to hold in trust and use our best efforts to effectuate a sale of the shares at fair market value. During this time, the Empress Casino Joliet would remain open and we would manage the casino for a fee. If we do not sell the shares within one year, the Empress Casino Joliet would be required to immediately relinquish its gaming license to the Illinois Gaming Board. In this event, we would also be obligated to pay the Illinois Gaming Board an amount equal to ninety percent (90%) of the operating profits of the Empress Casino Joliet earned during the time period the shares were held in trust. The transfer of ownership agreement provides that the trust will terminate upon legislative action that causes the Illinois Riverboat Gambling Act to permit the ownership of multiple gaming licenses or following a corporate reorganization by us, the result of which post-reorganization we would comply with the provisions of the Illinois Riverboat Gambling Act.

    On January 25, 2001, the court dismissed the lawsuit concluding that the plaintiffs lacked standing and on January 30, 2001, the Illinois Gaming Board denied the Rosemont group's application for an Illinois gaming license. Both groups have appealed these rulings. At this time, we are unable to determine what the ultimate resolution of these matters will be. The loss of dockside gaming would adversely affect our financial results. If we are required to relinquish one of our Illinois licenses, our business and financial results would be adversely affected.

    Litigation filed against the prior seller of the Empress Casino Joliet could affect our purchase of the Empress Casino Joliet

    On December 1, 1999, Horseshoe acquired two casinos, including the Empress Casino Joliet, from Empress Entertainmnt, Inc. as part of a merger transaction. On February 13, 2001, a minority shareholder of Empress Entertainment filed a lawsuit against Horseshoe and Empress Entertainment's majority shareholders and controlling directors challenging the validity of the merger. The lawsuit alleges that Empress Entertainment's majority shareholders and controlling directors breached their fiduciary duties and accepted an unfair price and seeks various alternative remedies, including monetary damages and/or rescission of the Horseshoe/Empress Entertainment merger transaction. We are not a party to the action and the plaintiff is not seeking damages from us. Although under applicable law monetary damages are a more commonly ordered remedy, it is possible that our acquisition of the Empress Casino Joliet could be ordered rescinded as part of this matter. To limit our exposure to this matter, Horseshoe has agreed to indemnify us against any loss related to the lawsuit. In the event that the Empress Entertainment plaintiff successfully asserts its rescission claim or Horseshoe fails to fully perform its indemnification obligations to us, our business could be adversely impacted.

    Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

    Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if the guarantor at the time it incurred the indebtedness evidenced by its guarantee:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee and was insolvent or rendered insolvent by reason of such incurrence;

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

    In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

    The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

    The indenture requires that future subsidiaries guarantee the notes. These considerations will also apply to these guarantees.

    On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the notes, and its guarantee of our credit facility, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

    Our credit facility prohibits us from purchasing any notes. Further, we may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

    Upon the occurrence of change of control events specified in the indenture, we are required to offer to repurchase all outstanding notes. Certain important corporate events such as leveraged recapitalizations, do not constitute a change of control under the indenture. The terms of our credit facility generally prohibit us from purchasing any notes and also provide that specific change of control events will be a default under that agreement. Any future credit or other debt agreements to which we become a party may contain similar restrictions and provisions. If a change of control occurs at a time when we are prohibited from purchasing notes, we could seek the consent of our lenders to purchase the notes or we could attempt to refinance the debt that contains that prohibition. However, we cannot assure you that we will be able to obtain lender consent or refinance those borrowings. Even if such a consent were obtained or the debt is refinanced, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes. Our failure to purchase the notes would be a default under the indenture that would, in turn, be a default under our credit facility and, potentially, other senior debt. If the senior debt were to be accelerated, we may be unable to repay these amounts and make the required repurchase of notes.

    Acquisitions could have a material adverse effect on our business, results of operations or financial condition.

    On April 12, 2001, we signed an agreement to acquire the Empress Casino Joliet. The acquisition will present challenges to us, including the integration of the operations and personnel of the Empress Casino Joliet. We will also be subject to special risks such as possible unanticipated liabilities, unanticipated costs, diversion of management attention and loss of personnel. We may not successfully integrate or profitably manage the Empress Casino Joliet. In addition, we may not achieve revenue levels, increased earnings, profitability, efficiencies or synergies that we believe justify the acquisition.

    We may, from time to time, pursue other acquisitions of businesses that complement or expand our existing business. We evaluate potential acquisition opportunities from time to time, including those that could be material in size and scope. There can be no assurance that the anticipated economic, operational and other benefits of any future acquisition will be achieved. In addition, acquisitions may involve the expenditure of significant funds and involve a number of risks, including diversion of management attention, unanticipated problems, liabilities or contingencies and risks of entering markets in which we have limited or no direct expertise. The occurrence of some or all of these events could have a material adverse effect on our business, results of operations or financial condition. We cannot assure you that if one or more acquisitions are completed, the acquired businesses will generate sufficient revenue to offset the associated costs or other adverse effects.

    Flooding, mechanical failure, severe weather conditions or collision could decrease attendance, increase expenses and interrupt service at our riverboat casinos.

    Our revenues are generated primarily by gaming operations conducted on riverboat casinos, which are supplemented by dockside entertainment and support facilities. A riverboat or dockside facility could be lost from service for a variety of reasons, including casualty, forces of nature, mechanical failure or extended or extraordinary maintenance. In addition, our riverboats are subject to risks generally associated with the movement of vessels on inland waterways, including risks of collision or casualty due to river turbulence and traffic.

    The areas in which our riverboats operate are subject to periodic flooding that has caused us to experience decreased attendance and increased operating expenses. Any flood or other severe weather condition could lead to the loss of use of a riverboat or dockside facility for an extended period. Although we have business interruption insurance at our properties and our land-based assets are covered by flood insurance, the loss of any riverboat from service, the inability to use a dockside facility or the loss of parking or land-based facilities could have a material adverse effect on our financial results.

    U.S. Coast Guard regulations require a hull inspection for all riverboats at five-year intervals. In the event that one of our riverboats failed its inspection, the regulations would require us to remove the vessel from service for repairs.

    You may find it difficult to sell your registered notes because no public trading market for these registered notes exists.

    No public market exists for the registered notes, and a market offering liquidity may never develop. The registered notes will be registered under the Securities Act, but we do not intend to list the registered notes on any national securities exchange or to seek the admission of the registered notes for quotation through the Nasdaq Stock Market, Inc. In addition, the registered notes will not be eligible for trading on the PORTAL Market. If the registered notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, our performance and other factors. You cannot be sure that an active trading market will develop for these registered notes. You also should be aware that you may be required to bear the financial risks of such investment for an indefinite period of time.

    General declines in the market for similar securities may also adversely affect the liquidity of, and trading market for, the registered notes. Such a decline may adversely affect such liquidity and trading markets independent of our financial performance and prospects.

    If you do not exchange your restricted notes for registered notes, your notes will continue to have restrictions on transfer.

    If you do not exchange your restricted notes for registered notes in the exchange offer, or if your restricted notes are tendered but not accepted, your notes will continue to have restrictions on transfer. In general, you may offer or sell any restricted notes only if the notes are registered under the Securities Act and applicable state laws, or resold under an exemption from these laws. We do not intend to register the restricted notes under the Securities Act, other than in the limited circumstances described in the registration rights agreement discussed in the section "Description of Notes — Registration Rights."

    The issuance of the registered notes may adversely affect the market for restricted notes.

    If restricted notes are tendered for exchange, the trading market for untendered and tendered but unaccepted restricted notes could be adversely affected. Please refer to the section in this prospectus entitled "The Exchange Offer — Consequences of Failure to Exchange."

CAPITALIZATION

    The following table sets forth our capitalization as of March 31, 2001, and on a pro forma as adjusted basis to give effect to our proposed acquisition of the Empress Casino Joliet as described in this prospectus. See "Unaudited Pro Forma Consolidated Financial Data." Please read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes included elsewhere in this prospectus.

	March 31, 2001
	Actual	Pro Forma
	(in thousands)
Cash and cash equivalents	$44,661	$55,187

Current maturities of long-term debt	$1,430	$1,430

Long-term debt
Credit facility	242,800	242,800
10 3/4% Senior Subordinated Notes due 2009(a)	358,136	358,136
Debt to be issued for acquisition(b)	—	468,605
Other	4,970	4,970

Total long-term debt	605,906	1,074,511

Stockholders' equity:
Common stock; $.01 par value per share; 60,000,000 shares authorized; 28,501,089 shares issued and outstanding	285	285
Capital in excess of par	81,032	81,032
Retained earnings	37,558	37,558

Total stockholders' equity	118,875	118,875

Total capitalization	$726,211	$1,194,816

(a)
Includes unamortized premium of $8.1 million.

(b)
Represents additional debt to be issued to fund the proposed acquisition of the Empress Casino Joliet.

 SELECTED ARGOSY HISTORICAL CONSOLIDATED FINANCIAL DATA

    Our selected consolidated financial data presented below under the captions "Statements of Operations Data" and "Balance Sheet Data" for and as of the end of each of the five years ended December 31, 2000 are derived from our Consolidated Financial Statements, which have been audited by Ernst & Young LLP, independent auditors. You should read the following information in conjunction with the consolidated financial statements and notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and related notes included elsewhere in this prospectus.

	Years Ended December 31,					Three Months Ended March 31,
	1996	1997	1998	1999	2000	2000	2001
	(in thousands, except per share data and ratios)
Statements of Operations Data:
Revenues:
Casino	$228,388	$319,830	$473,505	$559,147	$658,883	$165,528	$171,780
Admissions	2,759	7,895	16,025	18,893	18,998	4,988	4,639
Food, beverage and other	29,212	34,836	51,057	57,998	66,146	16,496	17,167

	260,359	362,561	540,587	636,038	744,027	187,012	193,586
Less: promotional allowances(a)	(20,892)	(25,276)	(59,393)	(76,387)	(93,394)	(22,741)	(22,851)

Net revenues(a)	239,467	337,285	481,194	559,651	650,633	164,271	170,735
Costs and expenses:
Casino(a)	115,654	157,137	196,208	215,656	243,559	61,199	64,530
Food, beverage and other	23,769	29,962	40,550	41,528	46,575	11,059	12,578
Other operating expenses	19,111	28,695	26,639	27,866	30,230	7,570	8,052
Selling, general and administrative	52,048	69,725	96,041	117,003	135,819	33,527	34,453
Depreciation and amortization	22,416	33,292	33,436	34,058	36,094	8,835	10,073
Development and preopening	12,365	594	509	515	—	158	861
Other(b)	4,855	11,350	—	—	6,800	—	—

Income (loss) from operations	(10,751)	6,530	87,811	123,025	151,556	41,923	40,188

Interest expense, net	(30,607)	(41,179)	(53,905)	(45,724)	(33,400)	(9,625)	(11,396)

Income (loss) before minority interests, income taxes and extraordinary item	(41,358)	(34,649)	33,906	77,301	118,156	32,298	28,792
Minority interests	4,879	(6,916)	(26,205)	(34,975)	(40,466)	(10,379)	(4,086)
Income tax (expense) benefit	12,530	1,352	(1,140)	(5,900)	(31,161)	(8,500)	(10,123)
Extraordinary loss on extinguishment of debt (net of income tax benefit of $594, $0, $0, $13,500, $770, $0 and $0)	(890)	—	—	(24,920)	(1,154)	—	—

Net income (loss)	(24,839)	(40,213)	6,561	11,506	45,375	13,419	14,583
Preferred stock dividends and accretion	—	—	(820)	(27)	—	—	—

Net income (loss) attributable to common shareholders	$(24,839)	$(40,213)	$5,741	$11,479	$45,375	$13,419	$14,583

Diluted income (loss) per share	$(1.02)	$(1.65)	$0.23	$0.40	$1.56	$0.46	$0.50
Diluted shares outstanding	24,333	24,333	24,604	28,921	29,144	29,103	29,249
Ratio of earnings to fixed charges(c)(d)	—	—	1.5x	2.4x	3.9x	3.8x	3.2x

	As of December 31,					As of March 31,
	1996	1997	1998	1999	2000	2001
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$38,284	$59,354	$89,857	$47,090	$59,374	$44,661
Total assets	532,159	559,856	562,752	566,860	537,236	823,568
Long-term debt including current maturities	380,208	449,790	424,000	379,373	276,336	607,336
Total stockholders' equity	72,701	32,663	40,863	58,245	103,952	118,875

(a)
New accounting guidance issued in, and effective for, the first quarter 2001 requires that the cost of the cash-back component of our "Argosy Preferred Card" slot and table program, including promotions coupons, be treated as a reduction of revenues. These costs had previously been treated as a casino expense. The new guidance impacts only the classification of these costs on our income statement. It does not impact operating profit or property EBITDA. The results of all periods have been reclassified to reflect the impact of implementing this new guidance.

(b)
Other includes nonrecurring charges in 1996 related to lease termination costs and referendum expenses, in 1997 related to severance costs and write-down of assets held for sale and in 2000 related to write-down of assets held for sale.

(c)
The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (income before income taxes plus fixed charges less capitalized interest and preferred equity return to Lawrenceburg partner) by fixed charges (interest expenses plus capitalized interest plus preferred equity return to Lawrenceburg partner and one third of rental expense (the portion deemed representative of the interest factor)).

(d)
Our earnings were inadequate to cover fixed charges for the years ended 1996 and 1997 by approximately $45.9 million and $45.3 million, respectively.

 UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

    Our historical consolidated financial statements for the year ended December 31, 2000, which have been audited by Ernst & Young LLP, independent auditors, and for the three months ended March 31, 2001 are derived from our consolidated financial statements. The historical financial statements for these periods include the results for the Lawrenceburg partnership on a consolidated basis with a deduction for the 42.5% minority interests in this partnership until the acquisition of these minority interests during the first quarter of 2001. The historical balance sheet and income statement data as of and for the three months ended March 31, 2001 have been derived from our unaudited condensed consolidated financial statements and include all adjustments, consisting of normal recurring accruals, that we consider necessary for a fair presentation of our consolidated financial position and results of operations for such periods.

    The pro forma adjustments for the Lawrenceburg acquisition reflect the pro forma adjustments resulting from our acquisition of the minority interests in the Lawrenceburg partnership for $365 million, including the issuance of $150,000,000 principal amount of restricted notes and additional borrowings of $210 million under our amended and restated credit agreement necessary to acquire these minority interests. The acquisition of these minority interests and additional borrowings occurred during the first quarter of 2001 and are reflected in our March 31, 2001 unaudited historical consolidated balance sheet.

    On April 12, 2001, we entered into an agreement to acquire, subject to regulatory approvals, Empress Casino Joliet Corporation for $465 million. The Empress Casino Joliet Corporation historical financial data for the year ended December 31, 2000, which have been audited by Arthur Andersen, LLP, independent auditors, and for the three months ended March 31, 2001 are derived from Empress Casino Joliet Corporation's financial statements. We have obtained a commitment from our senior lenders allowing us to increase our borrowings under our senior credit facility to provide the $465 million in funding for the proposed acquisition. In addition, we may fund a portion of the acquisition with an issuance of debt securities under our recently filed shelf registration statement.

    The pro forma adjustments for the Empress Casino Joliet Corporation acquisition reflect the pro forma adjustments under the purchase method of accounting, adjustments to record additional borrowings by us to complete the purchase and other adjustments to eliminate certain nonrecurring revenues and expenses.

    The pro forma data assumes that these transactions occurred on January 1, 2000, in the case of the Unaudited Pro Forma Consolidated Income Statements for the year ended December 31, 2000 and for the three months ended March 31, 2001. In the case of the Unaudited Pro Forma Consolidated Balance Sheet, the pro forma data assumes that the acquisition of the Empress Casino Joliet Corporation occurred as of March 31, 2001.

    The pro forma financial information should be read in conjunction with our historical financial statements for the year ended December 31, 2000 and the unaudited consolidated historical financial statements for the three months ended March 31, 2001 and the audited historical financial information for Empress Casino Joliet Corporation for the year ended December 31, 2000 and the unaudited historical financial statements as of and for the three months ended March 31, 2001, included elsewhere in this prospectus. The pro forma information is not necessarily indicative of future earnings or earnings that would have been reported for the periods presented had these transactions been completed at the beginning of the earliest period presented. Further, the unaudited pro forma consolidated income statement for the three months ended March 31, 2001 should not necessarily be taken as an indication of earnings for a full year.

Unaudited Pro Forma Consolidated Income Statements

	Year Ended December 31, 2000
	Argosy Gaming Company Historical	Pro Forma Adjustments for Lawrenceburg Acquisition		Empress Casino Historical	Pro Forma Adjustments for Empress Casino Acquisition		As Adjusted Pro Forma
	(in thousands, except per share data and ratios)
Revenues:
Casino	$658,883	$—		$235,436	$—		$894,319
Admissions	18,998	—		—	—		18,998
Food, beverage and other	66,146	—		24,172	(1,664)	(f)	88,654

	744,027	—		259,608	(1,664)		1,001,971
Less: promotional allowances	(93,394)	—		(17,640)	—		(111,034)

Net revenues	650,633	—		241,968	(1,664)		890,937

Costs and expenses:
Casino	243,559	—		130,219	—		373,778
Food, beverage and other	46,575	—		11,400	—		57,975
Other operating expenses	30,230	—		11,301	(10,901)	(f)	30,630
Selling, general and administrative	135,819	(6,652)	(a)	27,199	—		156,366
Depreciation and amortization	36,094	7,330	(b)	18,861	1,373	(g)	63,658
Write-down of assets held for sale	6,800	—		2	—		6,802

Income from operations	151,556	(678)		42,986	7,864		201,728

Interest expense, net	(33,400)	(34,456)	(c)	(27,669)	(12,468)	(h)	(107,993)

Income before minority interests, income taxes and extraordinary item	118,156	(35,134)		15,317	(4,604)		93,735
Minority interests	(40,466)	39,789	(d)	—	—		(677)
Income tax expense	(31,161)	(1,862)	(e)	(822)	(3,463)	(e)	(37,308)
Extraordinary loss on extinguishment of debt (net of income tax benefit of $770)	(1,154)	—		—	—		(1,154)

Net income	$45,375	$2,793		$14,495	$(8,067)		$54,596

Diluted income per share	$1.56	$0.09		$0.50	$(0.28)		$1.87
Diluted shares outstanding	29,144	—		—	—		29,144
Ratio of earnings to fixed charges	3.9x	—		—	—		1.8x

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

Unaudited Pro Forma Consolidated Income Statements

	Three Months Ended March 31, 2001
	Argosy Gaming Company Historical	Pro Forma Adjustments for Lawrenceburg Acquisition		Empress Casino Historical	Pro Forma Adjustments for Empress Casino Acquisition		As Adjusted Pro Forma
	(in thousands, except per share data and ratios)
Revenues:
Casino	$171,780	$—		$65,956	$—		$237,736
Admissions	4,639	—		—	—		4,639
Food, beverage and other	17,167	—		6,197	(304)	(f)	23,060

	193,586	—		72,153	(304)		265,435
Less: promotional allowances	(22,851)	—		(4,233)	—		(27,084)

Net revenues	170,735	—		67,920	(304)		238,351

Costs and expenses:
Casino	64,530	—		36,688	—		101,218
Food, beverage and other	12,578	—		2,254	—		14,832
Other operating expenses	8,052	—		1,398	(1,298)	(f)	8,152
Selling, general and administrative	35,314	(927)	(a)	7,668	—		42,055
Depreciation and amortization	10,073	801	(b)	4,876	183	(g)	15,933
Write-down of assets held for sale	—	—		(24)	—		(24)

Income from operations	40,188	126		15,060	811		56,185

Interest expense, net	(11,396)	(4,455)	(c)	(6,137)	(3,883)	(h)	(25,871)

Income before minority interests and income taxes	28,792	(4,329)		8,923	(3,072)		30,314
Minority interests	(4,086)	4,086	(d)	—	—		—
Income tax expense	(10,123)	100	(e)	144	(2,484)	(e)	(12,363)

Net income	$14,583	$(143)		$9,067	$(5,556)		$17,951

Diluted income per share	$0.50	$0.00		$0.31	$(0.20)		$0.61
Diluted shares outstanding	29,249	—		—	—		29,249
Ratio of earnings to fixed charges	3.2x	—		—	—		2.1x

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

Unaudited Pro Forma Consolidated Balance Sheet

	March 31, 2001
	Argosy Gaming Company Historical	Empress Casino Historical		Pro Forma Adjustments for Empress Casino Acquisition		As Adjusted Pro Forma
	(in thousands, except share data)
Assets:
Cash and cash equivalents	$44,661	$10,526		$—		$55,187
Other current assets	13,508	2,626		—		16,134

Total current assets	58,169	13,152		—		71,321
Net property and equipment	397,439	55,374		(374)	(g)	452,439
Other assets:
Deferred finance costs, net	13,288	9,647	(h)	353	(h)	23,288
Goodwill and other intangible assets, net	352,075	220,425		191,575	(g)	764,075
Other, net	2,597	—		—		2,597

Total other assets	367,960	230,072		191,928		789,960

Total assets	$823,568	$298,598		$191,554		$1,313,720

Current liabilities:
Accounts payable	$12,595	$2,007		$—		$14,602
Other current liabilities	72,645	19,540		—		92,185
Current maturities of long-term debt	1,430	—		—		1,430

Total current liabilities	86,670	21,547		—		108,217
Long-term debt	605,906	251,765		216,840	(h)	1,074,511
Deferred income taxes	11,876	—		—		11,876
Other long-term obligations	241	—		—		241
Stockholders' equity:
Common stock $.01 par; 60,000,000 shares authorized; 28,501,089 issued and outstanding at March 31, 2001	285	—		—		285
Capital in excess of par	81,032	—		—		81,032
Retained earnings	37,558	25,286		(25,286)	(i)	37,558

Total stockholders' equity	118,875	25,286		(25,286)		118,875

Total liabilities and stockholders' equity	$823,568	$298,598		$191,554		$1,313,720

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

Notes to Unaudited Pro Forma Consolidated Financial Statements (in thousands)

(a)
Reflects the reduction in financial advisory fee equal to 5.0% of the Indiana Gaming Partnership's EBITDA paid to Conseco. This financial advisory fee is no longer paid as a result of our purchase of Conseco's minority interest.

(b)
Reflects estimated adjustments to record and amortize goodwill and acquisition costs due to the acquisition of Conseco's 29% and Centaur's 13.5% minority interests in the Indiana Gaming Partnership. Goodwill resulting from the acquisition is being amortized over 40 years.

  As we were the majority owner of the Lawrenceburg partnership prior to the acquisition of the Conseco and Centaur minority interests, our historical financial statements include the assets, liabilities and results of operations for the Lawrenceburg partnership on a fully consolidated basis. We have allocated during the first quarter of 2001 the excess purchase price over the book value of the minority interests of approximately $294,000 to goodwill.

  Assuming that we purchased the minority interest in the Lawrenceburg partnership as of January 1, 2000, and using a 40 year amortization period, goodwill amortization would have been $7,330 and $1,832 for the year ended December 31, 2000 and the three months ended March 31, 2001, respectively.

(c)
During the quarter ended March 31, 2001, we issued $159,000 in additional senior subordinated notes, including unamortized premium of $9,000, and borrowed approximately $210,000 under our credit facility to complete the purchase of the Lawrenceburg partnership minority interests.

  Pro forma adjustments to interest expense to reflect these additional issuances and borrowings are as follows:

	Year Ended December 31, 2000	Three Months Ended March 31, 2001
Interest on additional senior subordinated notes at 10 3/4%	$16,125	$2,374
Less amortization of premium on additional senior subordinated notes	(734)	(87)
Interest on additional line of credit borrowings	19,478	2,061
Deferred finance cost amortization	835	107
Reduction in partner loan interest rate	(1,186)	(145)
Other, net	(62)	145

	$34,456	$4,455

  The pro forma interest expense assumes an effective net interest rate of 9.68% on the additional senior subordinated notes and 9.12% on the additional line of credit borrowings.

(d)
Reflects the elimination of minority interest expense attributable to the Indiana Gaming Partnership as a result of the acquisition of the Conseco and Centaur minority interests.

(e)
Reflects adjustment to tax expense resulting in a tax rate of 40% and 41% for the year ended December 31, 2000 and the three months ended March 31, 2001, respectively.

  The following table sets forth the total pro forma adjustment to income tax expense.

	Year Ended December 31, 2000	Three Months Ended March 31, 2001
Tax effect of Lawrenceburg pro forma adjustments	$(1,862)	$100

Tax effect of Empress Casino Joliet pro forma adjustments	$1,841	1,260
Tax effect to record Empress Casino Joliet as a "C" corporation from a "S" corporation	(5,304)	(3,744)

Total pro forma adjustments to tax expense Empress Casino Joliet	$(3,463)	$(2,484)

(f)
Represents adjustment to eliminate revenues received from an affiliate for trademark and database usage and the elimination of corporate office expense allocations which will not be recurring after the acquisition of the Empress Casino Joliet.

(g)
Represents adjustments to record the acquired assets of Empress Casino Joliet at their preliminary assigned values reflecting their estimated fair market values or net realizable values and the allocation of the excess purchase price over the fair market values as goodwill in accordance with the purchase method of accounting.

  The following table sets forth the purchase price for Empress Casino Joliet as of March 31, 2001.

Purchase price	$465,000
Less: Net working capital deficit adjustment	(8,395)

Net purchase price	456,605
Adjust for:
Net working capital acquired	8,395
Fair market value of property acquired	(55,000)
Acquisition costs	2,000

Goodwill	412,000
Less goodwill and other intangibles recorded by Empress Casino Joliet	(220,425)

Pro forma adjustment to goodwill and other intangibles	$191,575

  Assuming that we purchased Empress Casino Joliet as of January 1, 2000, and using a 40 year amortization period, goodwill amortization would have been $10,300 and $2,575 for the year ended December 31, 2000 and three months ended March 31, 2001, respectively.

  Pro forma adjustments to depreciation and amortization are expense follows:

	Year Ended December 31, 2000	Three Months Ended March 31, 2001
Goodwill amortization at a 40 year life	$10,300	$2,575
Amortization of other intangibles	2,500	625
Depreciation expense on property and equipment acquired	7,434	1,859
Less depreciation and amortization expense recorded by Empress Casino Joliet	(18,861)	(4,876)

Pro forma adjustment to depreciation and amortization	$1,373	$183

  For purposes of preliminary purchase price allocations, the fair market value of the property and equipment acquired are assumed to approximate book value at $55,000. The final purchase price allocation is subject to revision based upon appraisal of the property and equipment and the intangibles acquired as well as final agreement as to the working capital acquired.

(h)
Following are the estimated sources and uses of funds necessary to acquire Empress Casino Joliet as if it were acquired as of March 31, 2001.

March 31, 2001
Sources of Funds: Proceeds from additional long-term debt	$468,605

Uses of Funds:
Purchase of Empress Casino Joliet	$(456,605)
Acquisition costs	(2,000)
Deferred finance costs	(10,000)

Total uses of funds	$(468,605)

    The overall estimated change in long-term debt including current maturities at March 31, 2001 is as follows:

Proceeds from additional long-term debt	$468,605
Less Empress Casino Joliet debt not assumed	(251,765)

Pro forma adjustment to debt as of March 31, 2001	$216,840

  Pro forma adjustment to deferred finance costs at March 31, 2001 is as follows:

Deferred finance costs estimated to be incurred	$10,000
Less Empress Casino Joliet deferred finance costs not assumed	(9,647)

Pro forma adjustment to deferred finance costs as of March 31, 2001	$353

  Pro forma adjustments to interest expense are as follows:

	Year Ended December 31, 2000	Three Months Ended March 31, 2001
Interest on additional long-term debt at 8.0%	$38,789	$9,697
Deferred finance cost amortization new long-term debt borrowings over an average seven year term	1,429	357
Less interest on Empress Casino Joliet debt not assumed	(27,750)	(6,171)

Pro forma adjustment to interest expense	$12,468	$3,883

(i)
Eliminates retained earnings of Empress Casino Joliet Corporation.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

Overview

    We own five riverboat casinos: the Alton Belle Casino, in Alton, Illinois; the Argosy Casino of Greater Kansas City in Riverside, Missouri; the Argosy Casino Baton Rouge in Baton Rouge, Louisiana; the Belle of Sioux City in Sioux City, Iowa; and the Argosy Casino Lawrenceburg in Lawrenceburg, Indiana.

    Our results of operations in 2000 reflect increases in both revenues and operating income for all of our casino properties. This improvement is primarily attributable to the successful execution of our operating strategy, which has been developed with the goal to position us as the premier riverboat casino operator. This strategy includes capitalizing on management's significant experience and expertise in gaming industry operations, continued emphasis on database marketing techniques, and prudently investing in gaming and gaming-related assets for our properties. In addition, revenues for 1999 and 2000 were favorably impacted by regulatory changes in three of our markets: dockside gaming in Alton, Illinois, elimination of video poker at many non-casino sites in Baton Rouge, Louisiana and the advent of open boarding in Missouri. In addition, the results of our Baton Rouge casino were favorably impacted by the elimination of an additional head tax of $2.50 per passenger which ceased on July 29, 1999 when we began construction of a $23 million, 300 room convention hotel at our Baton Rouge property. The hotel opened February 5, 2001. We expect the Baton Rouge casino's revenues will benefit from recently enacted legislation in Louisiana that permits dockside gaming, notwithstanding a related increase in tax on casino revenues from 18.5% to 21.5%.

    Although we have recently benefited from favorable regulatory changes, gaming regulations are subject to change at any time and could impose additional operating, financial or other burdens on our business. In addition, gaming taxes and fees represent a significant cost of our operations and are also subject to increase at any time as governmental agencies face additional fiscal pressures. The enactment of any adverse regulatory changes or increases in gaming taxes or fees could adversely affect our operating results.

    During December 1999, we replaced our landing facility at our Alton property. In June 2000, we recorded a $6.8 million pre-tax charge to write down the previous landing facility.

    During 1999, we recorded an extraordinary loss of $24.9 million (net of a $13.5 million tax benefit) related to the early extinguishment of debt. Also, during 1999, we recognized a $10.0 million tax benefit representing prior federal income tax net operating losses that are expected to be utilized in 2000. During the second quarter of 2000, we recorded an extraordinary loss of $1.2 million (net of a $0.8 million tax benefit) related to the redemption of our remaining $22.2 million of outstanding first mortgage notes.

Acquisition of Lawrenceburg Minority Interests

    In the first quarter of 2001, we acquired the minority interests in Indiana Gaming Company, L.P., the Indiana partnership that owns and operates the Lawrenceburg casino. Prior to this acquisition, we were the 57.5% majority partner, Conseco Entertainment, L.L.C. held a 29% limited partnership interest and Centaur, Inc. held a 13.5% limited partnership interest. We completed our purchase of Conseco's and Centaur's minority interests on February 22, 2001 and March 8, 2001, respectively for an aggregate purchase price of $365.0 million.

Agreement to Acquire Empress Casino Joliet

    On April 12, 2001, we signed an agreement to acquire the stock of the company that operates the Empress Casino and Hotel located in Joliet, Illinois, from Horseshoe Gaming Holding Corp. for $465 million. We have obtained a commitment from our senior lenders allowing us to increase our borrowings under our senior credit facility to provide the $465 million in funding for the proposed acquisition. In addition, we may fund a part of the acquisition with an issuance of debt securities under our recently filed shelf registration statement. We anticipate closing the acquisition in the third quarter of 2001.

Results of Operations

    The following table sets forth, for the periods indicated, certain financial information regarding our results of operations:

	Years Ended December 31,			Three Months Ended March 31,
	1998	1999	2000	2000	2001
	(in thousands)
Casino Revenues
Argosy Casino Lawrenceburg	$264,352	$308,316	$344,013	$85,840	$87,395
Alton Belle Casino	67,798	84,664	112,077	28,188	31,087
Argosy Casino of Greater Kansas City	71,955	84,892	97,049	24,830	25,375
Argosy Casino Baton Rouge	46,828	53,262	70,943	17,674	19,054
Belle of Sioux City Casino	22,572	28,013	34,801	8,996	8,869

Total	$473,505	$559,147	$658,883	$165,528	$171,780

Net Revenues(a)
Argosy Casino Lawrenceburg	$275,788	$317,986	$348,918	$87,294	$89,069
Alton Belle Casino	67,095	82,039	107,490	27,202	29,940
Argosy Casino of Greater Kansas City	69,165	80,239	92,889	23,817	24,391
Argosy Casino Baton Rouge	46,450	51,638	66,857	16,982	18,570
Belle of Sioux City Casino	22,353	27,321	33,710	8,724	8,632
Other	343	428	769	252	133

Total(a)	$481,194	$559,651	$650,633	$164,271	$170,735

Income (loss) from Operations(b)
Argosy Casino Lawrenceburg	$87,907	$103,295	$111,991	$29,002	$28,580
Alton Belle Casino	13,850	23,115	32,155	8,433	9,500
Argosy Casino of Greater Kansas City	5,369	12,564	17,803	4,717	5,830
Argosy Casino Baton Rouge	(3,381)	1,129	11,947	3,379	2,121
Belle of Sioux City Casino	1,919	4,570	6,708	1,549	1,855
Jazz(c)	(6,312)	(5,118)	(5,103)	(1,323)	(1,243)
Corporate	(9,990)	(15,113)	(15,516)	(3,582)	(6,097)
Other	(1,551)	(1,417)	(1,629)	(252)	(358)

Total(d)	$87,811	$123,025	$158,356	$41,923	$40,188

EBITDA(b)(e)
Argosy Casino Lawrenceburg	$105,674	$123,083	$133,039	$34,220	$33,197
Alton Belle Casino	17,835	27,388	38,016	9,986	10,938
Argosy Casino of Greater Kansas City	11,293	18,252	23,368	6,072	6,854
Argosy Casino Baton Rouge	1,891	6,348	16,384	4,431	3,505
Belle of Sioux City Casino	3,016	5,838	8,277	1,916	2,244
Jazz(c)	(3,633)	(2,417)	(2,385)	(648)	(555)
Corporate	(9,436)	(15,082)	(15,142)	(3,487)	(4,982)
Lawrenceburg financial advisory fee(f)	(5,200)	(6,154)	(6,652)	(1,711)	(927)
Other	(193)	(173)	(455)	(21)	(13)

Total(d)	$121,247	$157,083	$194,450	$50,758	$50,261

(a)
New accounting guidance issued in, and effective for, the first quarter 2001 requires that the cost of the cash-back component of our 'Argosy Preferred Card' slot and table program, including promotional coupons, be treated as a reduction of revenues. These costs had previously been treated as a casino expense. The new guidance impacts only the classification of these costs on our income statement. It does not impact operating profit or property EBITDA. The prior year's results have been reclassified to reflect the impact of implementing this new guidance.

(b)
Income from operations and EBITDA exclude (i) consideration of any management fee paid to us, (ii) 42.5% minority interest in our Lawrenceburg casino for periods prior to our February 2001 acquisition of Conseco Entertainment, L.L.C.'s 29.0% minority interest and our March 2001 acquisition of Centaur, Inc.'s 13.5% minority interest and (iii) the 30% minority interest in our Sioux City casino for the period prior to our July 2000 acquisition of this interest.

(c)
Jazz Enterprises, Inc. is our wholly-owned subsidiary which owns Catfish Town.

(d)
Excludes a $6,800 pre-tax charge related to the write-off of the landing facility previously used at our Alton property for the year ended December 31, 2000.

(e)
EBITDA is defined as earnings before interest, taxes, depreciation and amortization and is presented before any management fees paid to us. EBITDA should not be construed as an alternative to operating income or net income (as determined in accordance with generally accepted accounting principles) as an indicator of our operating performance, or as an alternative to cash flows generated by operating, investing and financing activities (as an indicator of cash flow or a measure of liquidity). EBITDA is presented solely as a supplemental disclosure because management believes that it is a widely used measure of operating performance in the gaming industry and for companies with a significant amount of depreciation and amortization. EBITDA may not be comparable to similarly titled measures reported by other companies. We have other significant uses of cash flows, including debt service and capital expenditures, which are not reflected in EBITDA.

(f)
Through February 22, 2001, our Lawrenceburg subsidiary paid a financial advisory fee equal to 5.0% of its EBITDA to a minority partner.

Three months ended March 31, 2001 compared to three months ended March 31, 2000

    Casino — Casino revenues for the three months ended March 31, 2001, increased $6.3 million, or 3.8%, to $171.8 million from $165.5 million for the three months ended March 31, 2000. The western properties (Alton, Riverside, Sioux City and Baton Rouge) reported an aggregate 5.9% increase in casino revenues from $79.7 to $84.4 million. In particular, Alton casino revenues increased from $28.2 to $31.1 million, Riverside casino revenues increased from $24.8 to $25.4 million, Sioux City casino revenues decreased from $9.0 to $8.9 million, and Baton Rouge casino revenues increased from $17.7 to $19.1 million. Lawrenceburg casino revenues increased $1.6 million, or 1.8%, to $87.4 million for the three months ended March 31, 2001, from $85.8 million for the three months ended March 31, 2000. Each of our casinos reported increases in the average win per passenger for the three months ended March 31, 2001, versus the three months ended March 31, 2000.

    Casino expenses increased $3.3 million to $64.5 million for the three months ended March 31, 2001, from $61.2 million for the three months ended March 31, 2000. This increase is due to increased gaming taxes totaling $1.6 million and increases in other casino expenses of $1.7 million to support the overall increased revenues and payroll related costs at all properties.

    Admissions — Admissions revenues (net of complimentary admissions) decreased to $4.6 million for the three months ended March 31, 2001, from $5.0 million for the three months ended March 31, 2000, due to an increase in complimentary admissions given to customers as part of Lawrenceburg's marketing program.

    Food, Beverage and Other — Food, beverage and other revenues increased $0.7 million to $17.2 million for the three month period ended March 31, 2001, from $16.5 million for the three month period ended March 31, 2000. Food, beverage and other net profit decreased $0.8 million to $4.6 million for the three months ended March 31, 2001, from $5.4 million for the three months ended March 31, 2000.

    For the three months ended March 31, 2001, the Lawrenceburg hotel generated $1.0 million in net revenues and $0.4 million of operating profit. For the three months ended March 31, 2000, the Lawrenceburg hotel generated $0.9 million in net revenues and $0.3 million of operating profit.

    The Baton Rouge hotel opened on February 5, 2001. For this initial period of operations ending March 31, 2001, the Baton Rouge hotel generated $0.8 million in net revenues and incurred a $0.5 million operating loss. The hotel occupancy percentage was 33% and the average daily room rate was $90.

    Selling, General and Administrative — Selling, general and administrative expenses increased $1.6 million to $35.3 million for the three months ended March 31, 2001, from $33.7 million for the three months ended March 31, 2000, due primarily to an increase at corporate of $0.7 million in compensation costs, an increase at Lawrenceburg of $0.2 million related to additional payments required to be paid to the city as a result of increased gaming revenue and $0.7 million of increased costs at all other properties relating to expanded promotions and general operating costs.

    Other Operating Expenses — Other operating expenses increased by $0.5 million to $8.1 million for the three months ended March 31, 2001, as compared to $7.6 million for the three months ended March 31, 2000, due to increases attributable to the overall increase in revenues.

    Depreciation and Amortization — Depreciation and amortization increased $1.3 million from $8.8 million for the three months ended March 31, 2000, to $10.1 million for the three months ended March 31, 2001, due primarily to $1.0 million in incremental goodwill amortization related to the acquisitions of the Lawrenceburg minority interests late in the first quarter 2001.

    Interest Expense — Net interest expense increased $1.8 million to $11.4 million for the three months ended March 31, 2001, from $9.6 million for the three months ended March 31, 2000. This increase is primarily attributable to additional borrowings under our amended and restated credit facility and the issuance of additional senior subordinated notes related to our acquisitions of the Lawrenceburg minority interests completed late in the first quarter 2001.

    Minority Interests — Our minority interest expense decreased by $6.3 million to $4.1 million for the three months ended March 31, 2001, as compared to $10.4 million for the three months ended March 31, 2000. This decrease is attributable to our acquisitions of the Lawrenceburg minority interests during the first quarter 2001, and as the sole owner, we will no longer incur minority interest expense.

    Income Tax Expense — Income tax expense increased by $1.6 million to $10.1 million for the three months ended March 31, 2001, from $8.5 million for the three months ended March 31, 2000. During the three months ended March 31, 2001 and 2000, we recorded income tax expense at effective rates of 41% and 39%, respectively.

Year ended December 31, 2000 compared to year ended December 31, 1999

    Casino — Casino revenues for the year ended December 31, 2000, increased $99.7 million, or 17.8%, to $658.9 million from $559.1 million for the year ended December 31, 1999. The western properties (Alton, Riverside, Sioux City and Baton Rouge) reported an aggregate 25.6% increase in casino revenues from $250.8 million to $314.9 million. In particular, Alton casino revenues increased from $84.7 million to $112.1 million. Riverside casino revenues increased from $84.9 million to $97.0 million. Sioux City casino revenues increased from $28.0 million to $34.8 million, and Baton

Rouge casino revenues increased from $53.3 million to $70.9 million. Lawrenceburg casino revenues increased $35.7 million, or 11.6% to $344.0 million for the year ended December 31, 2000, from $308.3 million for the year ended December 31, 1999. We experienced increases in both passengers and the average win per passenger for the year ended December 31, 2000 versus the year ended December 31, 1999. Additionally, the increase in revenues was partially attributable to favorable regulatory changes in Illinois, Missouri and Louisiana, as well as expanded capacity at Alton.

    Casino expenses increased 12.9% to $243.6 million for the year ended December 31, 2000, from $215.7 million for the year ended December 31, 1999. This increase is primarily due to an increase of $23.1 million in gaming taxes as a result of the overall increase in casino revenues.

    Admissions — Admissions revenues (net of complimentary admissions) were $6.1 million for the year ended December 31, 2000, and $7.2 million for the year ended December 31, 1999. Although the number of admissions increased in Lawrenceburg 1.0% in 2000 over 1999, net admission revenue decreased as more customers were given complimentary admissions.

    Food, Beverage, and Other — Food, beverage and other revenues increased from $58.0 million to $66.1 million for the year ended December 31, 2000. This increase is primarily attributable to the overall increase in casino passengers for the year ended December 31, 2000. Food, beverage and other revenues, as a percent of casino revenues, has remained relatively steady at 10.0% in 2000 and 10.4% in 1999. Food, beverage and other net profit improved $3.0 million to $19.5 million for the year ended December 31, 2000. Increases in revenues and net profit came primarily from Alton and Lawrenceburg. Alton increased food and beverage revenues as it reopened one of its restaurants, which was closed during the entire year ended December 31, 1999. Lawrenceburg's increases were primarily due to a slight increase in admissions.

    During 2000, the Lawrenceburg hotel generated $4.0 million in net revenues and $1.5 million of operating profit. The hotel occupancy percentage was 87.0% and the average daily room rate, including promotional allowances, was $88. In 1999, the Lawrenceburg hotel generated $4.2 million in net revenues and $1.9 million of operating profit. The hotel occupancy percentage was 83.2% and the average daily room rate, including promotional allowances, was $84 during the months the hotel was open. The decrease in hotel net revenues and operating profit reflects an increase in complimentary rooms to our customers.

    Selling, General and Administrative — Selling, general and administrative expenses increased 15.6% from $117.5 in 1999 to $135.8 million for the year ended December 31, 2000, due primarily to an increase at Lawrenceburg of $2.6 million related to expanded marketing and $5.2 million in additional development payments to the city due to the increased gaming revenues. Marketing expenses increased $8.3 million for the year ended December 31, 2000, remaining relatively flat as a percent of casino revenues at approximately 7.0%.

    Other Operating Expenses — Other operating expenses increased from $27.9 million in 1999 to $30.2 million for the year ended December 31, 2000 due primarily to increased vessel operating costs.

    Depreciation and Amortization — Depreciation and amortization increased slightly to $36.1 million for the year ended December 31, 2000, from $34.1 million in 1999.

    Interest Expense — Net interest expense decreased $12.3 million to $33.4 million for the year ended December 31, 2000. The decrease in interest expense is attributable to the repayments on the credit facility in 2000, the refinancing completed during 1999 and the use of escrowed funds in June 2000 to redeem the untendered first mortgage notes, both of which reduced our debt levels and a decrease of interest to a minority partner of $2.2 million.

    Minority Interests — Our minority interest expense increased by $5.5 million to $40.5 million for the year ending December 31, 2000. This increase is primarily attributable to improved operating results at Lawrenceburg.

    Income Tax Expense — We recorded income tax expense of $31.2 million for the year ended December 31, 2000 compared to income tax expense of $5.9 million for the year ended December 31, 1999. Prior to 2000, our effective tax rate was impacted favorably due to the utilization of net operating loss carryforwards. For the year ended December 31, 1999, income tax expense was offset by the reversal of a $10.0 million valuation allowance related to prior federal income tax net operating losses.

    Income Before Extraordinary Item — Income before extraordinary items was $46.5 million for the year ended December 31, 2000 compared to net income before extraordinary items of $36.4 million in 1999 due primarily to the factors discussed above.

    Extraordinary Loss — We recorded an extraordinary loss of $1.2 million for the year ended December 31, 2000 related to completion of the final phase of the 1999 refinancing. This extraordinary loss is net of a $0.8 million tax benefit. For the year ended December 31, 1999, we recorded an extraordinary loss of $24.9 million, net of a $13.5 million tax benefit, related to the early extinguishment of debt in conjunction with the refinancing.

    Net Income Attributable to Common Stockholders — Net income attributable to common stockholders was $45.4 million for the year ended December 31, 2000 compared to $11.5 million for the year ended December 31, 1999, due primarily to the factors discussed above.

Year ended December 31, 1999 compared to year ended December 31, 1998

    Casino — Casino revenues for the year ended December 31, 1999, increased by 18.1% to $559.1 million from $473.5 million for the year ended December 31, 1998, due in part to a $44.0 million increase in casino revenues at the Lawrenceburg casino, which generated total casino revenues of $308.3 million for the year ended December 31, 1999. Our other properties reported an aggregate 19.9% increase in casino revenues from $209.2 million to $250.8 million. This improvement is primarily attributable to the regulatory changes in Illinois, Louisiana and Missouri and to the continued implementation of our operating and marketing strategies. Specifically, Alton casino revenues increased from $67.8 million to $84.7 million due in part to dockside gaming effective June 1999; Kansas City casino revenues increased from $72.0 million to $84.9 million; Sioux City casino revenues increased from $22.6 million to $28.0 million and Baton Rouge casino revenues increased from $46.8 million to $53.2 million.

    Casino expenses increased 9.9% to $215.7 million for the year ended December 31, 1999, from $196.2 million for the year ended December 31, 1998. This increase is primarily due to an increase of $17.9 million in gaming taxes as a result of the overall increase in casino revenues. Baton Rouge casino expense is net of a $1.6 million decrease in admission taxes due to the elimination of an additional head tax, which commenced when construction began on the Baton Rouge hotel in July 1999.

    Admissions — Admissions revenues (net of complimentary admissions) were $7.2 million for the years ended December 31, 1999 and 1998.

    Food, Beverage, and Other — Food, beverage and other revenues increased from $51.1 million to $58.0 million for the year ended December 31, 1999. This increase is attributable to the restaurants and the hotel at the Lawrenceburg property being open for the entire year in 1999. Food, beverage and other net profit improved $6.0 million to $16.5 million for the year ended December 31, 1999. Alton, Kansas City and Baton Rouge each reported relatively the same food and beverage revenues but decreases in food and beverage expenses. Alton's decrease was due to the closing of one of its restaurants during the entire year ended December 31, 1999 in conjunction with a major renovation.

Kansas City's and Baton Rouge's decreases were primarily due to the decreased use of food and beverage as promotional items.

    The Lawrenceburg hotel contributed $4.2 million in net revenues and $1.9 million of operating profit. The hotel occupancy percentage was 83.2% and the average daily room rate, including promotional allowances, was $84. In 1998, the hotel occupancy percentage was 73.5% and the average daily room rate, including promotional allowances, was $79 during the months the hotel was open.

    Other Operating Expenses — Other operating expenses increased from $26.6 million in 1998 to $27.9 million for the year ended December 31, 1999.

    Selling, General and Administrative — Selling, general and administrative expenses increased 21.7% to $117.5 million for the year ended December 31, 1999, due primarily to an increase at Lawrenceburg of $3.9 million related to expanded marketing and $4.5 million in additional development payments to the city due to the increased gaming revenues. Corporate expenses increased due to expenses of $1.8 million related to a severance and settlement arrangement and $3.1 million related to incentive compensation. Marketing expenses increased $4.8 million for the year ended December 31, 1999 but remained relatively flat, at approximately 7%, as a percentage of casino revenues.

    Depreciation and Amortization — Depreciation and amortization increased slightly to $34.1 million for the year ended December 31, 1999, from $33.4 million in 1998.

    Interest Expense — Net interest expense decreased $8.2 million to $45.7 million for the year ended December 31, 1999. The decrease in interest expense is primarily attributable to the refinancing completed during 1999 and a decrease of interest to a minority partner of $3.0 million. This decrease, however, was offset by a decrease in capitalized interest of $1.0 million.

    Income Before Extraordinary Item — Income before extraordinary item of $36.4 million for the year ended December 31, 1999 compared to net income before extraordinary item of $6.6 million in 1998 due primarily to the factors discussed above.

    Extraordinary Loss — We recorded an extraordinary loss of $24.9 million for the year ended December 31, 1999 related to the early extinguishment of debt in conjunction with a refinancing. This extraordinary loss is net of a $13.5 million tax benefit.

    Income Tax Expense — We recorded income tax expense of $5.9 million for the year ended December 31, 1999 compared to income tax expense of $1.1 million for the year ended December 31, 1998. Our effective tax rate has been impacted favorably in 1999 and 1998 due to the utilization of net operating loss carryforwards. Income tax expense was offset by the reversal of a $10.0 million valuation allowance related to prior federal income tax net operating losses that are expected to be utilized in 2000. We expect our effective tax rate to be approximately 39% in the future.

    Net Income Attributable to Common Stockholders — We reported net income attributable to common stockholders of $11.5 million for the year ended December 31, 1999 compared to $5.7 million for the year ended December 31, 1998, due primarily to the factors discussed above.

Liquidity and Capital Resources

    In the three months ended March 31, 2001, we generated cash flows from operating activities of $31.8 million compared to $33.6 million for the same period in 2000. During the three months ended March 31, 2000, we benefited from the utilization of net operating loss carryforwards which reduced cash tax payments by $7.3 million. Cash flows from operating activities, not including the tax benefit, increased $5.5 million from $26.3 million to $31.8 million primarily due to the payment of construction payables during the three months ended March 31, 2000.

    During 2000, we generated cash flows from operating activities of $157.8 million compared to $126.7 million for 1999. This increase is attributable to the improved operations at each of our five casino locations.

    In the three months ended March 31, 2001, we used cash flows for investing activities of $375.1 million compared to $5.9 million for the three months ended March 31, 2000. The increase in the use of funds for the three months ended March 31, 2001, is due primarily to our acquisitions of the minority interests in the Lawrenceburg casino requiring the use of $366.3 million in cash. During the three months ended March 31, 2001, $4.2 million of cash flows were used for construction of the Baton Rouge hotel.

    During 2000, we used cash flows for investing activities of $44.0 million versus $37.1 million for 1999. Capital expenditures in 2000 consisted of $13.6 million in maintenance capital, primarily related to slot machine replacements and $19.6 million for expansion projects, including construction of a 300 room hotel in Baton Rouge. During 2000, $9.2 million in cash flows were used to purchase the minority interest in the Sioux City partnership.

    During the three months ended March 31, 2001, cash of $328.7 million was provided by financing activities compared to using $28.4 million of cash flows for financing activities for the same period in 2000. In the first quarter 2001, $159.0 million was provided through the issuance of $150.0 million of additional 10 3/4% senior subordinated notes, due 2009, at a price of 106% of par. In addition, as of March 31, 2001, we had borrowed an additional $195.4 million under our credit facility. These funds were used to fund our acquisitions of the Lawrenceburg casino minority interests. Cash flows in 2001 and 2000 were used for repayment of long-term debt, repayment of partner loans, and distributions related to the Lawrenceburg partnership.

    During 2000, we used $101.5 million in cash flows for financing activities compared to $132.3 million in cash flows for the same period in 1999. During 2000, $56.4 million in cash flows were used to make repayments on the line of credit. Cash flows in both 2000 and 1999 were used to repay loans related to our Lawrenceburg casino, partner equity distributions related to the Lawrenceburg partnership and for payments on installment contracts and other long-term debt. In 1999, we received proceeds of $200 million from the issuance of subordinated notes and $161.8 million from a bank credit facility. During 1999, we also repaid long-term debt of $327.7 million, placed $25.2 million in funds in an escrow to retire the first mortgage notes, repaid $58.0 million on the credit facility, used $30.6 million to pay premiums to retire existing debt in connection with our refinancing and used $8.7 million to pay fees in connection with the refinancing.

    At March 31, 2001, we had approximately $44.7 million of cash and cash equivalents. At March 31, 2001, we had outstanding $358.9 million of senior subordinated notes, due June 2009, including $8.9 million of unamortized premium, and $242.8 million on a senior secured revolving credit facility, due June 2004. The senior subordinated notes bear interest at 10.75%, and borrowings under our credit facility bears interest at LIBOR or prime plus a margin. As of May 1, 2001, availability under the credit facility was approximately $155.4 million. The senior subordinated notes and the credit facility contain certain restrictions on the payment of dividends on our common stock and the occurrence of additional indebtedness, as well as other typical debt covenants. In addition, the credit facility requires us to maintain certain financial ratios as follows: (1) Total Leverage Ratio of a maximum of 4.0 to 1.0; (2) Senior Leverage Ratio of a maximum of 2.75 to 1.0; and (3) Fixed Charge Ratio of a minimum of 1.25 to 1.0. As of March 31, 2001, we were in compliance with these ratios.

    Consistent with gaming industry practice, we conduct our operations with a net working capital deficit. Unlike traditional industrial companies, a gaming company's balance sheet has limited accounts receivable and inventories. In addition, casinos generate significant cash on a daily basis. We generally apply our daily cash flows to pay down indebtedness under our revolving credit facility and pay our current liabilities pursuant to their normal cycles. Given the significant daily cash flows generated by our operations and the financial flexibility provided by our credit facility, the existence of a working capital deficit has no impact on our ability to operate our business or meet our obligations as they become due.

    We have made a significant investment in property and equipment and plan to make significant additional investments at certain of our existing properties. In 2001, we expect maintenance capital expenditures primarily related to the purchase of new gaming product and facility enhancements to be approximately $19.1 million, and expenditures related to the Baton Rouge hotel and other project capital expenditures to be approximately $14.4 million.

    We have also agreed to provide up to $40 million as part of our agreement to develop and operate a proposed casino in Kenosha, Wisconsin. The proposed casino would be owned by the Menominee Indian Tribe of Wisconsin. Of this $40 million commitment, we have advanced $1 million during 2001 and will advance up to an additional $4 million upon the tribe receiving approval from the United States Bureau of Indian Affairs to place the proposed casino property in federal trust. We also have committed to provide a $30 million subordinated note concurrent with, and conditioned upon, the tribe's institutional debt offering that is anticipated to finance the project. In addition, we will provide a $5 million completion guaranty on the construction of the proposed facility. This project and our funding commitment are subject to numerous regulatory approvals. Our Kenosha partners have experienced delays in obtaining the necessary approvals, and, if these approvals and outside financing are not obtained by September 30, 2001, our development agreement and related obligations will terminate.

    We have obtained a commitment letter from Wells Fargo Bank, National Association allowing us to increase our borrowings under our senior credit facility to provide the $465 million in funding for our proposed acquisition of the Empress Casino and Hotel in Joliet, Illinois, and up to $40 million for our proposed Kenosha, Wisconsin casino development. Additionally, we are considering other available financing alternatives, including an issuance of a new series of senior subordinated notes under our recently filed shelf registration statement. We believe that cash on hand, operating cash flows, funds available under commitment from Wells Fargo and amounts available under our shelf registration statement subject to regulatory approval, will be sufficient to fund our acquisition of the Empress Casino Joliet, our commitment to develop the Kenosha, Wisconsin casino and our current operating, capital expenditure and debt service obligations for the next 12 months. Please refer to the section in this prospectus entitled "Description of Certain Indebtedness."

THE EXCHANGE OFFER

General

    We are offering to exchange up to $150,000,000 in aggregate principal amount of registered senior subordinated notes due 2009 for the same aggregate principal amount of restricted senior subordinated notes due 2009, properly tendered before the expiration date and not withdrawn. We are making the exchange offer for all of the restricted notes. Your participation in the exchange offer is voluntary and you should carefully consider whether to accept this offer.

    On the date of this prospectus, $350,000,000 in aggregate principal amount of our senior subordinated notes due 2009 is outstanding, $200,000,000 of which we originally issued and sold in 1999 and $150,000,000 of which we issued and sold on February 8, 2001 in a transaction exempt from the registration requirements of the Securities Act. We are sending this prospectus, together with the letter of transmittal, on approximately June 26, 2001, to all holders of restricted notes that we are aware of. Our obligations to accept restricted notes subject to transfer restrictions for exchange pursuant to the exchange offer are limited by the conditions listed under "Conditions to the Exchange Offer" below.

    We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose of the Exchange Offer

    We issued and sold $150,000,000 in principal amount of our restricted senior notes due 2009 on February 8, 2001 in a transaction exempt from the registration requirements of the Securities Act. Because the transaction was exempt under the Securities Act, you may re-offer, resell, or otherwise transfer the restricted notes only if registered under the Securities Act or if an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

    In connection with the issuance and sale of the restricted notes, we entered into a registration rights agreement, which requires us to consummate this exchange offer by August 7, 2001, which is six months after the date of the closing of the offering of the restricted notes.

    In addition, there are circumstances under which we are required to use our best efforts to file a shelf registration statement with respect to resales of the restricted notes. We have filed a copy of the registration rights agreement as an exhibit to the registration statement that this prospectus forms a part of and that has been filed with the SEC.

    We are making the exchange offer to satisfy our obligations under the registration rights agreement. Otherwise, we are not required to file any registration statement to register any restricted notes. Holders of restricted notes that do not tender their restricted notes or whose restricted notes are tendered but not accepted will have to rely on exemptions to registration requirements under the securities laws, including the Securities Act, if they wish to sell their restricted notes.

Terms of the Exchange

    We are offering to exchange, upon the terms of this prospectus and the letter of transmittal, $1,000 in principal amount of registered senior subordinated notes due 2009 for each $1,000 in principal amount at maturity of the restricted senior subordinated notes due 2009 that are subject to transfer restrictions. The terms of the registered notes are the same in all material respects, including principal amount, interest rate, maturity and ranking, as the terms of the restricted notes for which they may be exchanged pursuant to the exchange offer, except that the registered notes have been registered under the Securities Act and, therefore, will not be subject to restrictions on transfer applicable to the restricted notes and will be entitled to registration rights only under limited circumstances. In addition, the terms of the registered notes are identical in all respects to the terms of the original notes. The registered notes will evidence the same indebtedness as the restricted notes and will be entitled to the benefits of the indenture. Please refer to the section in this prospectus entitled "Description of Notes."

    The exchange offer is not conditioned upon any minimum aggregate amount of restricted notes being tendered for exchange.

    We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the registered notes issued pursuant to the exchange offer in exchange for the restricted notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on an interpretation by the staff in a series of no-action letters issued to third parties, we believe that registered notes issued pursuant to the exchange offer in exchange for restricted notes may be offered for sale, resold and otherwise transferred by any holder of registered notes, other than any holder which is:

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  an affiliate of ours; or

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  a broker-dealer that purchases notes from us to resell pursuant to Rule 144A under the Securities Act or any other available exemption, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the registered notes are acquired in the ordinary course of the holder's business and the holder has no arrangement or understanding with any person to participate in the distribution of the registered notes and neither the holder nor any other person is participating in or intends to participate in a distribution of the registered notes.

Since the SEC has not considered our exchange offer in the context of a no-action letter, we cannot assure you that the staff would make a similar determination with respect to the exchange offer. Any holder that is an affiliate of ours or that tenders in the exchange offer for the purpose of participating in a distribution of the registered notes may be deemed to have received restricted securities and will not be allowed to rely on this interpretation by the staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

    If you participate in the exchange offer, you must acknowledge, among other things, that you are not participating in, and do not intend to participate in, a distribution of registered notes. If you are a broker-dealer that receives registered notes for your own account in exchange for restricted notes, where your restricted notes were acquired by you as a result of your market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the registered notes. Please refer to the section in this prospectus entitled "Plan of Distribution."

    You will not be required to pay brokerage commissions or fees or, if you comply with the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the restricted notes pursuant to the exchange offer.

Expiration Date; Extension; Termination; Amendment

    The exchange offer will expire at 5:00 p.m., New York City time, on July 25, 2001, unless we have extended the period of time that the exchange offer is open. The expiration date will be at least 20 business days after the beginning of the exchange offer as required by Rule 14e-1(a) under the Exchange Act. We reserve the right to extend the period of time that the exchange offer is open, and delay acceptance for exchange of any restricted notes, by giving oral or written notice to the exchange agent and by timely public announcement no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled expiration date. During any extension, all restricted notes previously tendered will remain subject to the exchange offer unless properly withdrawn.

    We also reserve the right to:

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  end or amend the exchange offer and not to accept for exchange any restricted notes not previously accepted for exchange upon the occurrence of any of the events specified below under "— Conditions to the Exchange Offer" which have not been waived by us; and

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  amend the terms of the exchange offer in any manner which, in our good faith judgment, is advantageous to you, whether before or after any tender of the restricted notes.

    If any termination or amendment occurs, we will notify the exchange agent and will either issue a press release or give oral or written notice to you as promptly as practicable.

Procedures for Tendering Restricted Notes

    Your tender to us of your restricted notes and our acceptance of the restricted notes will constitute a binding agreement between you and us on the terms contained in this prospectus and in the letter of transmittal.

    You will tender restricted notes by:

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  properly completing and signing the letter of transmittal or a facsimile copy of the letter, and delivering the letter, together with the certificate or certificates representing the restricted notes being tendered and any required signature guarantees and any other documents required by the letter of transmittal, to the exchange agent at its address listed below on or before the expiration date; or

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  complying with the procedure for book-entry transfer described below; or

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  complying with the guaranteed delivery procedures described below.

    If your restricted notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering the restricted notes, either make appropriate arrangements to register ownership of the restricted notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

    The method of delivering the restricted notes, letters of transmittal and all of the required documents is at the election and risk of the holder. If delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to insure timely delivery. No restricted notes or letters of transmittal should be sent to us.

    If tendered restricted notes are registered in the name of the person who signs the letter of transmittal and the registered notes to be issued in exchange for the tendered restricted notes are to be issued in the name of the registered holder, the signature of the signer need not be guaranteed.

    In addition, if any untendered restricted notes are to be reissued in the name of the registered holder, the signature need not be guaranteed. A registered holder shall include any participant in The Depository Trust Company whose name appears on a security listing as an owner of restricted notes.

    In any other case, the tendered restricted notes must be endorsed or accompanied by written instruments of transfer, in form satisfactory to us and duly executed by the registered holder. The signature of the endorsement or instrument of transfer must be guaranteed by an eligible institution. The following are considered eligible institutions:

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  a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc.;

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  a clearing agency;

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  an insured credit union;

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  a savings association or a commercial bank; or

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  a trust company having an office or correspondent in the United States.

    If the registered notes and/or restricted notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note registrar for the restricted notes, the signature in the letter of transmittal must be guaranteed by an eligible institution.

    We understand that the exchange agent has confirmed with The Depository Trust Company that any financial institution that is a participant in The Depository Trust Company's system may use its Automated Tender Offer Program to tender restricted notes. We further understand that the exchange agent will request, within two business days after the date the exchange offer commences, that The Depository Trust Company establish an account relating to the restricted notes for the purpose of facilitating the exchange offer, and any participant may make book-entry delivery of restricted notes by causing The Depository Trust Company to transfer the restricted notes into the exchange agent's account in accordance with the Automated Tender Offer Program procedures for transfer. However, the exchange of the restricted notes will only be made after timely confirmation of the book-entry transfer and timely receipt by the exchange agent of an agent's message, an appropriate letter of transmittal with any registered signature guarantee, and any other documents required. The term "agent's message" means a message, transmitted by The Depository Trust Company and received by the exchange agent and forming part of a book-entry confirmation, stating that The Depository Trust Company has received an express acknowledgment from a participant tendering restricted notes which are the subject of the book-entry confirmation and that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce such agreement against the participant.

    If you want to tender restricted notes in the exchange offer and time will not permit a letter of transmittal or restricted notes to reach the exchange agent before the expiration date or you cannot comply with the procedure for book-entry transfer on a timely basis, a tender may be effected if the exchange agent has received at its address listed below before the expiration date, a letter, telegram or facsimile transmission from an eligible institution listing your name and address, the names in which the restricted notes are registered and, if possible, the certificate number of the restricted notes to be tendered, and stating that the tender is being made by the letter, telegram or facsimile transmission and guaranteeing that within three business days after the expiration date, the restricted notes in proper form for transfer, or a confirmation of book-entry transfer of the restricted notes into the exchange agent's account at The Depository Trust Company, will be delivered by the eligible institution, together with a properly completed and duly executed letter of transmittal and any other required documents. Unless restricted notes being tendered by the method described in the preceding sentence are deposited with the exchange agent within the time period described in the preceding sentence and accompanied or preceded by a properly completed letter of transmittal and any other require documents, we may, at our option, reject the tender. You may obtain copies of the notice of guaranteed delivery from the exchange agent.

    Your tender will be deemed to have been received when:

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  the exchange agent receives your properly completed and duly signed letter of transmittal accompanied by the restricted notes, or a confirmation of book-entry transfer of such restricted notes into the exchange agent's account at The Depository Trust Company; or

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  a notice of guaranteed delivery or letter, telegram or facsimile transmission to similar effect from an eligible institution is received by the exchange agent.

    We will issue registered notes in exchange for restricted notes tendered pursuant to a notice of guaranteed delivery or letter, telegram or facsimile transmission to similar effect by an eligible institution only when the exchange agent receives (1) the letter of transmittal and any other required documents and (2) the tendered restricted notes.

    We will determine all questions regarding the validity, form, eligibility, time of receipt and acceptance of restricted notes tendered for exchange. You should be aware that:

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  We reserve the absolute right to reject any and all tenders of any particular restricted notes not properly tendered or not to accept any particular restricted notes which acceptance might, in our judgment or that of our counsel, be unlawful.

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  We reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular restricted notes either before or after the expiration date, including the right to waive the ineligibility of any holder that seeks to tender restricted notes in the exchange offer.

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  Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions, shall be final and binding on all parties.

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  Unless waived, any defects or irregularities in connection with tenders of restricted notes for exchange must be cured within a reasonable period of time as we shall determine.

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  Neither we, the exchange agent nor any other person shall have any duty to give notification of any defect or irregularity with respect to any tender of restricted notes for exchange.

    If the letter of transmittal is signed by a person or persons other than the registered holder or holders of restricted notes, the restricted notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the restricted notes.

    If the letter of transmittal or any restricted notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, they should indicate they are acting in that capacity when signing, and, unless waived by us, you should provide evidence of their authority to act in that capacity.

    If you tender, you will be representing to us that:

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  the registered notes you acquire pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving registered notes, whether or not the person is the holder;

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  you are not an affiliate of ours;

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  you are not participating in, and do not intend to participate in, and have no arrangement or understanding with any person to participate in, a distribution of the restricted notes or the registered notes; and

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  if you are a broker or dealer registered under the Exchange Act, you will receive the registered notes for your own account in exchange for restricted notes that were acquired as a result of market-making activities or other trading activities. You must acknowledge that you will deliver a prospectus in connection with any resale of the registered notes. Please refer to the section in this prospectus entitled "Plan of Distribution."

Terms and Conditions of the Letter of Transmittal

    By signing and returning the letter of transmittal you will be agreeing to the following terms and conditions, which are part of the exchange offer.

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  You are exchanging, assigning and transferring the restricted notes to us and irrevocably constitute and appoint the exchange agent as your agent and attorney-in-fact to cause the restricted notes to be assigned, transferred and exchanged.

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  You represent and warrant that you have full power and authority to tender, exchange, assign and transfer the restricted notes and acquire registered notes issuable upon the exchange of tendered restricted notes.

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  When we accept restricted notes for exchange, we will acquire good and unencumbered title to the tendered restricted notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

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  You will, upon request, execute and deliver any additional documents deemed by the exchange agent or us to be necessary or desirable to complete the exchange, assignment and transfer of tendered restricted notes or transfer ownership of such restricted notes on the account books maintained by The Depository Trust Company.

    Our acceptance of any tendered restricted notes and our issuance of registered notes in exchange for the restricted notes will constitute performance in full by us of our obligations under the registration rights agreement to complete the exchange offer.

    All authority conferred by you will survive your death or incapacity and every obligation of yours will be binding upon your heirs, legal representatives, successors, assigns, executors and administrators. You will also make the representations described above under "Procedures for Tendering Restricted Notes."

Withdrawal Rights

    You may withdraw your tender of restricted notes at any time before 5:00 p.m., New York City time, on the expiration date.

    For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal, sent by telegram, facsimile transmission, receipt confirmed by telephone, or letter, before the expiration date. Any notice of withdrawal must:

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  specify the name of the person that tendered the restricted notes to be withdrawn;

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  identify the restricted notes to be withdrawn, including the certificate number or numbers and principal amount of such restricted notes;

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  specify the principal amount of restricted notes to be withdrawn;

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  include a statement that the holder is withdrawing its election to have the restricted notes exchanged;

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  be signed by the holder in the same manner as the original signature on the letter of transmittal by which the restricted notes were tendered or as otherwise described above, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indenture register the transfer of the restricted notes into the name of the person withdrawing the tender; and

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  specify the name in which any of the restricted notes are to be registered, if different from that of the person that tendered the restricted notes.

    The exchange agent will return the properly withdrawn restricted notes promptly following receipt of notice of withdrawal. If restricted notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawn restricted notes or otherwise comply with The Depository Trust Company's procedures.

    Any restricted notes withdrawn will not have been validly tendered for exchange for purposes of the exchange offer. Any restricted notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. In the case of restricted notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company pursuant to its book-entry transfer procedures, the restricted notes will be credited to an account with The Depository Trust Company specified by the holder, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn restricted notes may be retendered by following one of the procedures described under "— Procedures for Tendering Restricted Notes" above at any time on or before the expiration date.

Acceptance of Restricted Notes for Exchange; Delivery of Registered Notes

    Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the exchange date, all restricted notes properly tendered and will issue the registered notes promptly after the acceptance. Please refer to the section in this prospectus entitled "— Conditions to the Exchange Offer" below. For purposes of the exchange offer, we will be deemed to have accepted properly tendered restricted notes for exchange, when we give notice of acceptance to the exchange agent.

    For each restricted note accepted for exchange, the holder of the restricted note will receive a registered note having a principal amount at maturity equal to that of the surrendered restricted note.

    In all cases, we will issue registered notes for restricted notes that are accepted for exchange pursuant to the exchange offer only after the exchange agent timely receives certificates for the restricted notes or a book-entry confirmation of the restricted notes into the exchange agent's account at The Depository Trust Company, a properly completed and duly executed letter of transmittal and all other required documents.

Conditions to the Exchange Offer

    We will not be required to accept for exchange, or to issue registered notes in exchange for, any restricted notes and may end or amend the exchange offer, by notice to the exchange agent or by a timely press release, if at any time before the acceptance of the restricted notes for exchange or the exchange of the registered notes for the restricted notes, any of the following conditions exist:

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  any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority or any injunction, order or decree is issued with respect to the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or have a material adverse effect on the contemplated benefits of the exchange offer to us; or

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  any change, or any development involving a prospective change, shall have occurred or be threatened in our business, properties, assets, liabilities, financial condition, operations, results of operations or prospects that is or may be adverse to us, or we become aware of facts that have or may have adverse significance with respect to the value of the restricted notes or the registered notes or that may materially impair the contemplated benefits of the exchange offer to us; or

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  any law, rule or regulation or applicable interpretation of the staff of the SEC is issued or promulgated which, in our good faith determination, does not permit us to effect the exchange offer; or

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  any governmental approval has not been obtained, which we think is necessary for the completion of the exchange offer; or

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  there shall have been proposed, adopted or enacted any law, statute, rule or regulation, or an amendment to any existing law, statute, rule or regulation, which might materially impair our ability to proceed with the exchange offer or have a material adverse effect on the contemplated benefits of the exchange offer to us; or
  •
  there shall occur a change in the current interpretation by the staff of the SEC which permits the registered notes issued pursuant to the exchange offer in exchange for restricted notes to be offered for resale, resold and otherwise transferred by holders, other than any holder that is a broker-dealer or an affiliate of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the registered notes are acquired in the ordinary course of the holders' business and the holders have no arrangement with any person to participate in the distribution of such registered notes.

    We reserve the right to end the exchange offer and reject for exchange any restricted notes upon the occurrence of any of the preceding conditions. In addition, we may amend the exchange offer at any time before the expiration date if any of these conditions exist.

    In addition, we will reject for exchange any restricted notes tendered, and no registered notes will be issued in exchange for any restricted notes, if at the time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939. If any stop order is in effect we will be required to use our best efforts to obtain its withdrawal at the earliest possible time.

    The exchange offer is not conditioned upon any minimum principal amount of restricted notes being tendered for exchange.

Exchange Agent

    We have appointed Bank One Trust Company, NA as the exchange agent for the exchange offer. You should direct all executed letters of transmittal to the exchange agent at the addresses listed below:

By Mail or Overnight Delivery:	By Hand Delivery:
Bank One Trust Company, NA	Bank One Trust Company, NA
Corporate Trust Operations 1111 Polaris Parkway Suite N1-OH1-0184 Columbus, Ohio 43240 Attention: Ms. Lora Marsch	14 Wall Street 8th Floor, Window 2 New York, New York 10005
Facsimile Transmissions: (614) 248-9987
Confirm by Telephone: (800) 346-5153

    You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent at the address and telephone number listed above.

    Delivery to an address other than as listed above, or transmissions of instructions by a facsimile number other than as listed above, will not constitute a valid delivery.

Solicitation of Tenders; Fees and Expenses

    We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

    We will pay the estimated cash expenses to be incurred in connection with the exchange offer. We estimate that those expenses will be, in the aggregate, approximately $500,000, including fees and expenses of the exchange agent and trustee, registration fees, accounting, legal and printing expenses and other related fees and expenses.

    Neither the delivery of this prospectus nor any exchange made under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the respective dates as of which information is given in this prospectus. The exchange offer is not being made to, nor will tenders be accepted from or on behalf of, holders of restricted notes in any jurisdiction in which the making of the exchange offer or the acceptance of the restricted notes would not be in compliance with the laws of the jurisdiction. However, we may, at our discretion, take any action as we may deem necessary to make the exchange offer in any jurisdiction and extend the exchange offer to holders of restricted notes in the jurisdiction concerned.

Transfer Taxes

    We will pay all transfer taxes, if any, applicable to the exchange of restricted notes under the exchange offer. If, however, certificates representing registered notes or restricted notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of any person other than the registered holder of the restricted notes tendered, or if tendered restricted notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of restricted notes pursuant to the exchange offer, than the amount of the transfer taxes whether imposed on the registered holder or any other person, will be payable by the tendering holder. If satisfactory evidence of payment of the taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

    The registered notes will be recorded at the carrying value of the restricted notes as reflected in our accounting records on the date the exchange offer is completed. Accordingly, we will not recognize any gain or loss for accounting purposes upon the exchange of registered notes for restricted notes. We will amortize the expenses incurred in connection with the issuance of the registered notes over the term of the registered notes.

Consequences of Failure to Exchange

    If you do not exchange your restricted notes for registered notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer of the restricted notes as described in the legend on the notes. In general, the restricted notes may be offered or sold only if registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the restricted notes under the Securities Act. However, under limited circumstances we may be required to file with the SEC a shelf registration statement to cover resales of the restricted notes by the holders of notes who satisfy conditions relating to the provision of information in connection with the shelf registration statement. Please refer to the section in this prospectus entitled "Description of Notes — Registration Rights."

    Your participation in the exchange offer is voluntary, and you should carefully consider whether to participate. We urge you to consult your financial and tax advisors in making a decision whether or not to tender your restricted notes. Please refer to the section in this prospectus entitled "Certain U.S. Federal Tax Considerations."

    As a result of the making of, and upon acceptance for exchange of all validly tendered restricted notes pursuant to the terms of, this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. If you do not tender your restricted notes in the exchange offer, you will be entitled to all the rights and limitations applicable to the restricted notes under the indenture, except for any rights under the registration rights agreement that by their terms end or cease to have further effectiveness as a result of the making of this exchange offer. To the extent that restricted notes are tendered and accepted in the exchange offer, the trading market for untendered, or tendered but unaccepted, restricted notes could be adversely affected. Please refer to the section in this prospectus entitled "Risk Factors — If you do not exchange your restricted notes for registered notes, your notes will continue to have restrictions on transfer."

    We may in the future seek to acquire, subject to the terms of the indenture, untendered restricted notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The terms of these purchases or offers may differ from the terms of the exchange offer.

Resale of Registered Notes

    As noted above, we are making the exchange offer in reliance on the position of the staff of the SEC in interpretive letters addressed to third parties in other transactions. However, we have not sought an interpretive letter from the staff and we cannot assure you that the staff would make a similar determination with respect to the exchange offer as it has in past interpretive letters to third parties. Any holder who is an affiliate of ours or who has an arrangement or understanding with respect to the distribution of the registered notes to be acquired pursuant to the exchange offer, or any broker-dealer who purchased restricted notes from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

  •
  cannot rely on the applicable interpretations of the staff; and
  •
  must comply with the registration and prospectus delivery requirements of the Securities Act.

    A broker-dealer who holds restricted notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an underwriter within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of registered notes. Each broker-dealer that receives registered notes for its own account in exchange for restricted notes, where the restricted notes were acquired by a broker-dealer as a result of market-making activities or other trading activities must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the registered notes. A secondary resale transaction in the United States by a holder using the exchange offer to participate in a distribution of restricted notes must be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K. Please refer to the section in this prospectus entitled "Plan of Distribution."

    In addition, to comply with the securities laws of some jurisdictions, the registered notes may be offered or sold only if they have been registered or qualified for sale in the jurisdiction or an exemption from registration or qualification is available and is complied with. We have agreed, pursuant to the registration rights agreement and subject to specified limitations in the registration rights agreement, to register or qualify the registered notes for offer or sale under the securities or blue sky laws of these jurisdictions as any holder of the registered notes reasonably requests. Registration or qualification may require the imposition of restrictions or conditions, including suitability requirements for offerees or purchasers, in connection with the offer or sale of any registered notes.

ACQUISITION OF EMPRESS CASINO JOLIET

    On April 12, 2001, we signed an agreement to acquire 100% of the stock of the company that operates the Empress Casino and Hotel located in Joliet, Illinois, from Horseshoe Gaming Holding Corp. for $465 million. For the twelve months ending March 31, 2001, the Empress Casino Joliet generated $248.4 million in net revenue and $73.8 million in EBITDA. We have obtained a commitment from our senior lenders allowing us to increase our borrowings under our senior credit facility to provide the $465 million in funding for the proposed acquisition. In addition, we may fund a part of the acquisition with an issuance of debt securities under our recently filed shelf registration statement. We anticipate closing the acquisition in the third quarter of 2001.

    We believe that the acquisition offers a compelling strategic opportunity for the following reasons:

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  This acquisition provides us with an established property in the Chicago market, one of the fastest growing and most profitable gaming markets in the United States.

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  The property generates significant cash flow. Pro forma for the acquisition, we will the be fifth largest casino operator in the United States, based on EBITDA.

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  Acquiring the Empress Casino Joliet will provide for greater diversification of our cash flows and reduce our reliance on the financial performance of our Lawrenceburg casino.

    Property: The Empress Casino Joliet is located in Joliet, Illinois on a 300-acre site approximately 40 miles southwest of Chicago and approximately two miles from the intersection of Interstate 55 and Interstate 80. The casino consists of two adjacent riverboat vessels providing a combined 36,300 square feet of gaming space with 1,110 slot machines and 35 table games. Both riverboats remain dockside and offer customers unlimited ingress and egress. The dockside complex features a 150,000 square foot Egyptian themed pavilion with three restaurants, an entertainment lounge and banquet/conference facilities. The pavilion also contains an off-track parimutuel betting parlor. The property includes a 102 room hotel, surface parking areas with approximately 2,350 spaces and an 80 space recreational vehicle park.

    Capital Improvements: Given that the ownership status of the Empress Casino Joliet has been uncertain during the past several years, we believe that there are opportunities to enhance operations and expand the current facilities to fully take advantage of its sizable acreage and favorable location. We are considering various improvements to the casino to upgrade the gaming product and possibly replace the dual riverboats with a single barge facility to fully realize the property's potential in the growing Chicago market.

    Gaming Market: The Empress Casino Joliet draws from a population of approximately eight million people who reside within 50 miles of Joliet, including the southern and western regions of the greater Chicago metropolitan area, as well as portions of north central Illinois. The Empress Casino Joliet competes against eight other casinos in the Chicago gaming market, which has the largest local population of any state-licensed gaming market and is the third largest gaming market in the United States. The nine riverboat casinos operating in the Chicago market generated over $2 billion of gaming revenues during the twelve months ending March 31, 2001, an 8% increase from the prior comparable twelve month period. The Empress Casino Joliet had 9% of the gaming positions in the Chicago market as of December 31, 2000 and captured 12% of the market's gaming revenues in 2000. The Chicago market comprises four casinos in northern Illinois, including Joliet, and five casinos in Indiana on Lake Michigan. Empress Casino Joliet's closest competitor is located in downtown Joliet approximately five miles from the Empress Casino Joliet. This competitor is currently constructing a new barge casino to replace its existing riverboat facilities, which is expected to be completed in the third quarter of 2001.

    The Chicago market possesses some of the most attractive characteristics of any gaming market in the United States, including one of the greatest concentrations of local population to gaming positions.

Illinois licensees within the Chicago market offer dockside gaming providing customers with unlimited casino access. Conversely, casinos in the East Chicago market operating under an Indiana license are required to cruise, which restricts boarding times and interrupts customer play. Entrance into the market is limited by the fixed number of gaming licenses available in Illinois and Indiana. A maximum of ten licenses are permitted in Illinois, of which nine have already been issued and a maximum of eleven licenses are permitted in Indiana, of which ten have been issued.

    Because we already hold an Illinois gaming license, our acquisition of the Empress Casino Joliet would not have been permitted prior to the 1999 amendment to the Illinois Riverboat Gambling Act. As a condition to its approval of the acquisition, we expect that the Illinois gaming Board will require us to enter into a transfer of ownership agreement. This agreement will have no effect unless the provisions of the 1999 amendment permitting the ownership of multiple licenses are invalidated by a final, non-appealable judicial ruling. Under this agreement, if the relevant provisions are invalidated, we will be obligated to transfer all of our shares of the Empress Casino Joliet Corporation to a trustee to hold in trust and use our best efforts to effectuate a sale of the shares at fair market value. During this time, the Empress Casino Joliet would remain open and we would manage the casino for a fee. If we do not sell the shares within one year, the Empress Casino Joliet would be required to immediately relinquish its gaming license to the Illinois Gaming Board. In this event, we would be obligated to pay the Illinois Gaming Board an amount equal to ninety percent (90%) of the operating profits of the Empress Casino Joliet earned during the period the shares were in trust. The transfer of ownership agreement provides that the trust will terminate upon legislative action that causes the Illinois Riverboat Gambling Act to permit the ownership of multiple gaming licenses or following a corporate reorganization by us, the result of which post-reorganization we would comply with the provisions of the Illinois Riverboat Gambling Act.

 BUSINESS

    We are a leading owner of five casinos located in riverboat gaming markets of the central United States. We pioneered riverboat gaming in St. Louis, Kansas City, Baton Rouge and Sioux City by opening the first casino in each of those markets. Our riverboat casino that serves the Cincinnati market from Lawrenceburg, Indiana is one of the largest revenue producing riverboats in the United States gaming industry. In the first quarter of 2001, we purchased our minority partners' collective 42.5% interest in the Lawrenceburg casino for an aggregate of $365 million. As a result, we now own 100% of all of our casinos.

    The following summarizes our casino properties:

		Twelve Months Ending March 31, 2001
Casino Name	Approximate Gaming Positions	Net Revenues	EBITDA	Operating Income
		(dollars in thousands)
Argosy Casino Lawrenceburg	2,700	$350,693	$132,016	$111,569
Alton Belle Casino	1,100	110,228	38,968	33,222
Argosy Casino of Greater Kansas City	1,300	93,463	24,150	18,916
Argosy Casino Baton Rouge	1,000	68,445	15,458	10,689
Belle of Sioux City Casino	550	33,618	8,605	7,014
Empress Joliet Casino (pending)	1,300	248,418	73,813	54,667

    We reported record results for the year ended December 31, 2000 with a 16% increase in net revenues to $651 million, a 24% increase in EBITDA to $194 million and a 23% increase in income from operations to $152 million. Our net revenues for the first quarter of 2001 grew 4% to $171 million, while EBITDA decreased 1% to $50 million and income from operations decreased 4% to $40 million.

    Our operating strategy emphasizes increasing revenues and profits through enhancing our customers' gaming experience by providing superior service, expanding and refining direct marketing programs utilizing an extensive customer database, investing in state-of-the-art gaming products, upgrading and renovating our properties and improving cost controls.

Business Strategy

    By capitalizing on the extensive gaming industry experience of our management team, we have developed a strategy to maximize the performance of our operating assets and improve financial results. We continue to implement changes at each of our properties to improve our competitive position, increase gaming revenues and enhance profitability. The key elements of our business strategy include: (1) providing our customers a superior gaming experience to foster customer loyalty, (2) focusing on our most valuable customers to encourage repeat business; (3) enhancing the gaming product at our casinos by investing in state-of-the-art gaming equipment; (4) renovating our properties to create more exciting gaming environments and (5) pursuing high-return business opportunities.

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  Provide our customers with a superior entertainment experience. We operate casinos catering to "locals" customers who generally live within an hour's drive of our casinos. Based on our surveys, our regular customers game an average of three times a month, unlike a destination gaming market, such as the Las Vegas strip, where people visit less frequently. These loyal customers allocate approximately 40% of their entertainment budget to gaming and spend, on average, $240 each visit. We believe that exceptional customer service and an enjoyable gaming experience are critical to fostering customer loyalty. Our customers have indicated in surveys that cleanliness, a comfortable atmosphere, attentive staff, availability of games, and a feeling of fun and excitement are important factors that attract them to our casinos. We take our customers' preferences into account when implementing our operating and capital spending plans. We generally allocate a minimum of 70% of our maintenance capital expenditures at each property to address issues of importance to customers, with the majority spent to keep our gaming product fresh and the excitement high.

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  Focus on our most valuable customers. Our primary marketing focus is through direct and relationship marketing to encourage repeat business with our frequent customers. We use sophisticated player tracking systems to identify and reward premium players and our most loyal customers. Based on a player's gaming activity, we create promotions including targeted direct mail coin offers and "members only" concerts, parties, tournaments, sweepstakes and special entertainment events. We are currently upgrading our systems to build an integrated data warehouse to expand and refine our knowledge of our customers.

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  Invest in new gaming equipment. Slot machines contributed 82% of our casino revenues in 2000 and are an important element of our profitability. We continually upgrade our gaming product with state-of-the-art slot machines that our customers want to play. We believe that regularly replacing slot machines with the most popular products creates a more exciting gaming experience and increases profitability. Going forward we expect to replace or upgrade an average of 15-20% of our gaming equipment annually.

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  Renovate our riverboat and dockside entertainment facilities. To maintain an exciting gaming experience for our customers, we have developed a capital investment plan to systematically renovate and improve our casino and entertainment facilities in response to customer preferences and market opportunities. For example, we are completing a $4.5 million renovation to improve the Alton casino and add an additional 100 slot machines to take advantage of recently-enacted legislation that permitted dockside gaming operations. Future capital investments include a possible renovation of our Kansas City casino facility to conduct operations from a more comfortable barge facility. Furthermore, after we complete our proposed acquisition of the Empress Casino Joliet, we anticipate making improvements to the casino to upgrade the gaming product and possibly replace the dual riverboats with a single barge facility to fully realize the property's potential in the growing Chicago market.

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  Pursue strategic opportunities and acquisitions that provide superior returns. We look to invest in growth opportunities that add shareholder value while maintaining an appropriate capital structure. We believe that our proposed acquisition of the Empress Casino Joliet will increase and diversify our cash flow and provide growth opportunities within the largest locals gaming market and third largest gaming market in the United States. In the future, we will continue to evaluate and pursue possible acquisitions of complementary businesses and other strategic opportunities to enhance shareholder value.

Casino Properties

Argosy Casino Lawrenceburg

    Property:  The Lawrenceburg casino is located on the Ohio River in Lawrenceburg, Indiana approximately 15 miles west of Cincinnati and is the closest casino to the Cincinnati metropolitan area. The Lawrenceburg casino is one of the largest riverboats in the United States with 74,300 square feet of gaming space on three levels with 2,100 slot machines and 100 table games. We typically conduct 9 two-hour cruises seven days a week, with an additional cruise on Friday and Saturday evenings, for a total of 65 cruises per week. Each cruise lasts two hours including a 30 minute boarding time and during peak periods we charge admission fees. Indiana gaming law permits dockside gaming only when inclement weather or water conditions prevent a riverboat from cruising. At such times, the Lawrenceburg casino remains dockside and operates on its normal schedule.

    The complex also features a 300 room hotel, a 200,000 square foot land-based entertainment pavilion and support facility offering a 350 seat buffet restaurant, two specialty restaurants, an entertainment lounge and a 1,800 space parking garage. Employee and overflow parking is provided at a 1,400 space remote lot that is accessed by shuttle bus.

    In the first quarter of 2001, we acquired the minority interests in Indiana Gaming Company, L.P., the Indiana partnership that owns and operates the Lawrenceburg casino. Prior to this acquisition, we were the 57.5% majority partner with Conseco Entertainment, L.L.C. and Centaur, Inc. owning 29% and 13.5% limited partnership interests, respectively. We completed our purchase of Conseco's and Centaur's minority interests on February 22, 2001 and March 8, 2001, respectively.

    Capital Improvements:  In 2000, we spent approximately $6 million on capital improvements including $3.1 million on slot machines and related systems. In 2001, we intend to spend approximately $7.5 million on capital improvements at the casino, including $3.5 million on slot machines and related equipment.

    Gaming Market:  The Lawrenceburg casino draws from a population of approximately 1.6 million residents in the Cincinnati metropolitan area and an additional 5.4 million people who reside within 100 miles of Lawrenceburg, including the major metropolitan markets of Dayton and Columbus, Ohio and, to a lesser extent, Indianapolis, Indiana and Lexington, Kentucky.

    In the Cincinnati market, the Lawrenceburg casino directly competes with two other riverboat casinos. The three riverboat casinos operating in the Cincinnati market generated $511 million of gaming revenues in 2000, a 13% increase from 1999. In 2000, the Lawrenceburg casino represented 44% of gaming position capacity in the Cincinnati market, and captured 67% of the market's gaming revenues. In 2000, the Lawrenceburg casino's average daily win per position was approximately $333 compared to an average daily win per position of approximately $211 reported by the other casinos operating in the Cincinnati market. In 2000, the Lawrenceburg casino's average daily win per slot was approximately $356 and the average daily win per table position was approximately $338 compared to an average daily win per slot of approximately $222 and average daily win per table position of approximately $199 reported by the other casinos operating in the Cincinnati market.

    The Lawrenceburg Casino is the closest casino to the Cincinnati metropolitan area. Our nearest competitor is located approximately 15 miles further south of Lawrenceburg in Rising Sun, Indiana. The newest competitor, which opened in October 2000, is located 40 miles from Lawrenceburg in Switzerland County, Indiana. Secondarily, we compete with a riverboat casino in Bridgeport, Indiana in the Louisville, Kentucky area approximately 100 miles from Lawrenceburg.

    Regulatory Update:  Indiana gaming law currently limits the number of gaming licenses to be issued in the state to a total of 11, including a maximum of 5 licenses and a limit of one license per county along the Ohio River. Casino gaming is not currently permitted under the laws of either Ohio or Kentucky. Our Indiana gaming license is subject to renewal in December 2001 and on an annual basis thereafter. Indiana gaming law does not restrict the size of a licensee's gaming facility or place limits on customer losses or betting levels.

    On January 25, 2001, the Indiana House of Representatives approved a bill that proposed to significantly increase the amount of taxes we would pay on gaming revenues generated by the Lawrenceburg casino. The bill also proposed to eliminate the existing restrictions on owning more than one Indiana casino and allow each county with riverboat gaming to hold a referendum to allow dockside gaming. The proposed bill was defeated in the Indiana Senate on March 28, 2001 and the Indiana General Assembly adjourned its 2001 regular session without enacting legislation that would increase taxes on gaming revenue or otherwise affect our operations at the Lawrenceburg casino. The issue of increased gaming taxes may be revisited again, either in the 2002 regular session of the Indiana General Assembly or in a special session in the fall of 2001 that could be called to discuss tax restructuring.

Alton Belle Casino

    Property:  The Alton Belle Casino is located on the Mississippi River in Alton, Illinois approximately 20 miles northeast of downtown St. Louis. We commenced operations in Alton, Illinois in September 1991 as the first gaming facility in Illinois and the St. Louis metropolitan market. Following the success of our original Alton riverboat casino, we built and opened a larger three-deck contemporary style cruise liner. The cruise liner features 26,500 square feet of gaming space, 950 slot machines and 30 table games. In June 1999, Illinois passed a law permitting casinos to offer continuous dockside gaming. As a result, the Alton Belle Casino remains dockside and offers its customers unlimited ingress and egress during its hours of operation.

    During 1999, we replaced our existing 37,000 square foot entertainment pavilion with a newly-renovated barge that was originally used as the Lawrenceburg temporary landing facility and an additional new barge. The new entertainment pavilion is approximately 60,000 square feet and features a newly designed entrance, 130 additional slot machines, larger and improved food and beverage venues and a new 400 seat main showroom. Parking is available at an adjacent city-owned surface parking facility and at two sites in the city of Alton, to and from which we provide valet parking as well as free shuttle service.

    Capital Improvements:  We are nearing completion of an approximately $4.5 million renovation to improve the Alton casino, including the addition of 100 slot machines. Additionally, we plan to spend approximately $2.5 million in maintenance capital in 2001, including $1.0 million on slot machines.

    Gaming Market:  The Alton Belle Casino generally draws from a population of approximately 2.5 million within the St. Louis metropolitan area and an additional 1.2 million within a 100-mile radius of the City of St. Louis. The target customers of the Alton Belle Casino are drawn largely from the northern and eastern regions of the greater St. Louis metropolitan area, as well as portions of central and southern Illinois.

    The Alton Belle Casino faces competition from four other riverboat casino companies currently operating in the St. Louis area, including one other Illinois licensee. As an Illinois licensee, the Alton Belle Casino is not subject to Missouri's $500 loss limit and therefore has a competitive advantage in attracting high-end customers over the three competitors operating under Missouri licenses. The riverboat casinos operating in the St. Louis market generated $684 million of gaming revenues in 2000, a 10% increase from 1999. The Alton Belle Casino represented approximately 11% of gaming position capacity in the St. Louis market, and captured approximately 16% of the market's gaming revenues. In 2000, the Alton Belle Casino's average daily win per position was approximately $291 compared to an average daily win per position of approximately $181 reported by the other casinos operating in the St. Louis market. In 2000, the Alton Belle Casino's average daily win per slot was approximately $314 and the average daily win per table position was approximately $181 compared to an average daily win per slot of approximately $175 and average daily win per table position of approximately $196 reported by the other casinos operating in the St. Louis market.

    Regulatory Update:  Illinois gaming law currently limits the number of gaming licenses to be issued in the state to ten. Each license permits the operation of up to two boats as part of a single riverboat gaming operation with a combined maximum of 1,200 gaming positions as defined by the state. Our Illinois gaming license is subject to renewal in October 2003.

    In June 1999, Illinois passed an amendment to the Illinois Riverboat Gambling Act to permit casinos to offer continuous dockside gaming with unlimited ingress and egress. In addition to legalizing dockside gaming, the amendment authorized the grant of the remaining unassigned gaming license to certain persons to develop and operate a casino in Rosemont, Illinois. A group of plaintiffs filed a lawsuit requesting the court to declare that the 1999 amendment violates the Illinois and U.S. constitutions because the grant of the Rosemont license amounted to "special legislation." If a court invalidates the grant of the Rosemont license, all of the provisions of the 1999 amendment, including the provisions legalizing dockside gaming, would be invalidated. In such event, we would be required to resume cruising and suspend our dockside gaming activities at our Alton casino until such time as the Illinois legislature passed a law reauthorizing dockside gaming. On January 25, 2001, the court dismissed the lawsuit concluding that the plaintiffs lacked standing and on January 30, 2001, the Illinois Gaming Board denied the Rosemont group's applications for an Illinois gaming license. Both groups have appealed these rulings and we are unable to determine what the ultimate resolution of these matters will be. The loss of dockside gaming at our Alton casino, however would adversely affect our financial results.

Argosy Casino of Greater Kansas City

    Property:  The Argosy Casino of Greater Kansas City is located on the Missouri River in Riverside, Missouri on a 55-acre site approximately five miles from downtown Kansas City. The riverboat features approximately 36,000 square feet of gaming space, 1,110 slot machines and 30 table games. The Kansas City casino began operations in Kansas City, Missouri on June 22, 1994 as the first gaming facility to open in the Kansas City market. During November 1999, Missouri adopted open boarding, allowing customers unlimited ingress and egress, eliminating the two hour mock cruising requirements.

    The Kansas City casino is complemented by an 85,000 square foot land-based entertainment facility featuring specialty and buffet restaurants, a sports/entertainment lounge and 8,000 square feet of banquet/conference facilities. A parking garage and surface parking areas with 2,027 spaces are located adjacent to the pavilion.

    Capital Improvements:  During 2000, we spent $2.1 million on maintenance capital, including $0.7 million on slot machines and related equipment. In 2001, we intend to spend approximately $2.2 million in capital improvements, including $0.9 million on slot machines and related equipment.

    Gaming Market:  The Kansas City casino draws from a population of approximately 1.6 million in the greater Kansas City metropolitan area and an additional 900,000 within a 100-mile radius of Kansas City. The Kansas City casino site offers convenient access from two major highways. The Kansas City casino primarily attracts customers who reside in the northern and western regions of the Kansas City metropolitan area.

    We currently face competition from three other casinos in the Kansas City area. The four riverboat casinos operating in the Kansas City market generated $535 million of gaming revenues in 2000, an 8% increase from 1999. Our Kansas City casino represented 15% of gaming position capacity in the Kansas City market, and captured 18% of the market's gaming revenues. In 2000, the Kansas City casino's average daily win per position was approximately $201 compared to an average daily win per position of approximately $153 reported by the other casinos operating in the Kansas City market. In 2000, the Kansas City casino's average daily win per slot was approximately $211 and the average daily win per table position was approximately $154 compared to an average daily win per slot of approximately $154 and average daily win per table position of approximately $147 reported by the other casinos operating in the Kansas City market.

    Regulatory Update:  Our Missouri gaming license is subject to renewal in June 2002 and again every two years thereafter.

Argosy Casino Baton Rouge

    Property:  The Argosy Casino Baton Rouge is located on the Mississippi River in downtown Baton Rouge, Louisiana. The riverboat features approximately 28,000 square feet of gaming space, 790 slot machines and 40 table games. The Baton Rouge casino began operations in September 1994 as the first riverboat gaming facility in the Baton Rouge market. Louisiana recently adopted legislation effective April 1, 2001, that permits dockside gaming, allowing customers unlimited ingress and egress, and eliminating the three hour cruising requirements. This legislation also increased the tax on riverboat operations from 18.5% to 21.5%.

    The riverboat casino is complemented by a 733 space parking garage, a 271 space surface parking lot and by our adjacent real estate development known as Catfish Town. Catfish Town is located next to Baton Rouge's convention complex, the Centroplex, which has a 12,000-seat arena and a 30,000-square foot exhibition hall. Catfish Town includes a 50,000 square foot glass-enclosed atrium, entertainment/sports lounge, buffet/coffee shop, conference facilities and approximately 150,000 square feet of leasable retail space. We own and operate the Catfish Town facility through our wholly-owned subsidiary, Jazz Enterprises, Inc., which we acquired in 1995 after Catfish Town's developer experienced financial difficulties and put in doubt its ability to satisfy certain development obligations to the City of Baton Rouge. During July 1999, we began construction of a $23 million, 300-room hotel that opened in February 2001. The hotel will be managed by Sheraton Hotel and Resorts pursuant to a management agreement until 2011.

    Capital Improvements:  During 2000, we spent approximately $1.9 million in capital improvements including approximately $0.9 million in slot machines and related upgrades. We intend to spend an additional $2.0 million in capital expenditures in 2001.

    Gaming Market:  The Baton Rouge casino draws from a population of approximately 540,000 in the Baton Rouge metropolitan area. The Baton Rouge casino faces competition from one casino located in downtown Baton Rouge, a nearby Native American casino and operators of video poker machines in non-casino locations in certain Baton Rouge parishes. The two riverboat casinos operating in the Baton Rouge market generated approximately $164 million of gaming revenues in 2000, an 18% increase from 1999. The Argosy Casino Baton Rouge represented 47% of gaming position capacity in the Baton Rouge market, and generated 44% of the market's gaming revenues. In 2000, the Baton Rouge casino's average daily win per position was approximately $193 compared to an average daily win per position of approximately $208 reported by the other casino operating in the Baton Rouge market. In 2000, the Baton Rouge casino's average daily win per slot was approximately $202 and the average daily win per table position was approximately $162 compared to an average daily win per slot of approximately $213 and average daily win per table position of approximately $185 reported by the other casino operating in the Baton Rouge market.

    Regulatory Update:  Although our Louisiana license formally expired in September 1999, the Louisiana Gaming Board has not scheduled a renewal hearing. Louisiana law permits us to operate the Baton Rouge casino while we wait for our license hearing to be scheduled. After renewal our Louisiana license will be subject to renewal in five years.

Belle of Sioux City

    Property:  The Belle of Sioux City is located on the Missouri River in downtown Sioux City, Iowa. The riverboat features 12,500 square feet of gaming space, 430 slot machines and 20 table games. The Belle of Sioux City typically conducts one two-hour cruise each day for 100 days per year. At all other times the Belle of Sioux City remains dockside and operates with unlimited ingress and egress. The casino is complemented by adjacent barge facilities featuring buffet dining facilities, meeting space and administrative support offices.

    Prior to this acquisition, we were a 70% general partner and received a management fee of 4.5% based upon the facility's adjusted gross gaming revenues. In July 2000, we purchased the 30% minority interest in the Belle of Sioux City Casino from Sioux City Riverboat Corp., Inc. for $9.2 million.

    Capital Improvements:  In 2000, we spent approximately $0.7 million to enhance our customers' gaming experience at the Belle of Sioux City. Specifically, we spent $0.5 million on slot machines. We expect to spend approximately $1.2 million in capital improvements in 2001, including $0.4 million on slot machines and related upgrades.

    Gaming Market:  The Belle of Sioux City draws from a population of approximately 80,000 in Sioux City and an estimated 100,000 residents within a 40-mile radius of Sioux City. In 2000, the Sioux City casino's average daily win per position was approximately $175, its average daily win per slot was approximately $178 and the average daily win per table position was approximately $167. The Belle of Sioux City competes primarily with land-based Native American casinos that are not required to report gaming revenues and other operating statistics, therefore market comparisons cannot be made. We also compete with certain providers and operators of video gaming in the neighboring state of South Dakota. In addition, we compete with slot machines at a parimutuel race track in Council Bluffs, Iowa and with two riverboat casinos in the Council Bluffs/Omaha, Nebraska market.

    Regulatory Update:  Our Iowa gaming license is subject to annual renewal each March. In addition, Iowa law stipulates that a referendum must be held in 2002 to reaffirm gaming in each county that has gaming and further stipulates that similar referenda be held every eight years thereafter.

Kenosha, Wisconsin Casino Development Agreement

    In December 2000, we entered into an agreement with Nii-Jii Entertainment, LLC to serve as the developer and operator of a proposed casino in Kenosha, Wisconsin. Nii-Jii separately has entered into an agreement with the Menominee Indian Tribe of Wisconsin to serve as the manager of the casino project proposed at the Dairyland Greyhound Race Track site in Kenosha. The proposed casino project is subject to numerous regulatory approvals, including receiving approval from the United States Bureau of Indian Affairs for placing in federal trust the proposed casino site for the benefit of the tribe. Under our agreement with Nii-Jii, we have committed to provide up to $40 million of financing for the project. Our financing commitment is conditioned upon obtaining the requisite regulatory approvals for all parties and the tribe raising the remaining project costs through an institutional debt offering. Our Kenosha partners have experienced delays in obtaining the necessary approvals, and, if these approvals and outside financing for the casino project are not obtained by September 30, 2001, our development agreement and related obligations will terminate.

Marketing

    We focus our marketing efforts on direct and relationship marketing in order to encourage repeat business and foster customer loyalty. We have designed an overall marketing strategy to attain our objective of utilizing direct marketing as our primary means of communicating with our customers. Although the marketing plan for each of our properties is tailored to the specific needs of the site, the common strategic components are:

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  further refine and enhance our database marketing efforts;

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  continue to enhance our full-service player development program to service our most valuable customers;

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  aggressively market our gaming product and facility improvements;

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  refine, enhance and expand the schedule of parties, events and entertainment; and

  •
  utilize public relations as a tool to increase awareness, and reinforce marketing efforts by publicizing winners.

    A key tactic in implementing our overall strategy is the effective use of the information we obtain regarding our customers' playing activity. At each of our properties, we encourage patrons to join the Argosy Preferred Club. We then track the member's level of play through the use of sophisticated player tracking systems. We are currently upgrading our systems to build an integrated data warehouse to expand and refine our knowledge of our customers. Utilizing the information from our databases, we create promotions including targeted direct mail coin offers and "members only" parties, tournaments, sweepstakes and special entertainment events. As of March 31, 2001, we had approximately 1.7 million

Preferred Club members in our marketing databases, of which approximately 600,000 have shown activity in the last year. We are adding, on average, over 20,000 new members each month. After we acquire the Empress Casino Joliet, we will have access to its customer database containing over 200,000 names.

Competition

    The U.S. gaming industry is intensely competitive and features many participants, including riverboat casinos, dockside casinos, land-based casinos, video lottery and poker machines not located in casinos, Native American gaming and other forms of gambling in the United States. Gaming competition is particularly intense in each of the markets where we operate. Historically, we have been an early entrant in each of our markets; however, as competing properties have opened, our operating results in each of these markets have been negatively affected. Many of our competitors have more gaming industry experience, are larger and have significantly greater financial and other resources. In addition, some of our direct competitors in certain markets may have superior facilities and/or operating conditions in terms of:

  •
  amenities offered at the gaming facility and the related support and entertainment facilities;

  •
  convenient parking facilities;

  •
  a location more favorably situated to the population base of a market and ease of accessibility to the casino site; and

  •
  favorable tax or regulatory factors.

    The competitive position of each of our casino properties is discussed in detail in the subsection entitled "Gaming Market" in the "Business — Casino Properties" section of this prospectus.

    There could be further competition in our markets as a result of the upgrading or expansion of facilities by existing market participants, the entrance of new gaming participants into a market or legislative changes. We expect each market in which we participate, both current and prospective, to be highly competitive.

Employees

    As of March 31, 2001, we employed approximately 4,625 full-time and 763 part-time employees. Approximately 2,861 employees, located throughout our properties, are represented by the Seafarers Entertainment and Allied Trades and International Unions of North America. We have collective bargaining agreements with these unions which expire at various times between June 2003 and June 2004. In Alton, 10 of our employees are represented by the International Brotherhood of Electrical Workers and approximately 92 employees are represented by the Security Police Fire Professionals of America. In addition, 33 employees located throughout our properties except Alton are represented by American Maritime Officers Union.

    We have not experienced any work stoppages and believe our labor relations are generally satisfactory.

    As of March 31, 2001, Empress Casino Joliet employed 1,651 full-time and 156 part-time employees. Approximately 44 employees are represented by the International Union of Operating Engineers, Local Union No. 150 and approximately 472 employees are represented by the Hotel Employees and Restaurant Employees Union, Local 1. The hotel and restaurant employees are currently working without a contract and have filed to decertify the union. We are unable to predict the ultimate outcome of this matter however, there have been no work stoppages at the Empress Casino Joliet and we have been informed that labor relations between the Empress Casino Joliet employees and its current owners are generally satisfactory.

Insurance

    We carry property and casualty insurance on our land-based assets and our vessels, generally in the amount of their replacement costs, with a nominal deductible with respect to our land-based assets and a deductible equal to 2% of the replacement value of the vessels. Our land-based assets are covered by flood insurance. Our general liability insurance with respect to land-based operations has a limit of $1 million per occurrence and $2 million as an annual aggregate with a $50,000 deductible. Our general liability insurance with respect to our marine operations has a $100,000 per occurrence deductible with per occurrence coverage up to a $75 million limit. With respect to worker's compensation we have a $250,000 per occurrence deductible with a $1 million per occurrence limit. We carry business interruption insurance at our properties which carry a deductible ranging from 14 to 30 days depending on the location and maximum coverage of approximately $100 million.

MANAGEMENT

Directors and Executive Officers

    The following table sets forth the names and ages of our directors and executive officers.

Name	Age	Position
William F. Cellini(a)	66	Chairman of the Board of Directors
George L. Bristol(b)	60	Director
Jimmy F. Gallagher(b)	72	Director
F. Lance Callis(c)	65	Director
John B. Pratt(c)	78	Director
Edward F. Brennan(c)	60	Director
James B. Perry(b)	51	Director, President and Chief Executive Officer
Donald J. Malloy	39	Senior Vice President, Secretary and General Counsel
James A Gulbrandsen	60	Senior Vice President — Operations
Dale R. Black	37	Senior Vice President and Chief Financial Officer
Virginia M. McDowell	43	Senior Vice President — Sales and Marketing
R. Ronald Burgess	57	Senior Vice President — Human Resources

(a)
Mr. Cellini comprises a class of directors whose term expires in 2002.

(b)
Messrs. Bristol, Gallagher and Perry comprise a class of directors whose term expires in 2003.

(c)
Messrs. Callis, Pratt and Brennan comprise a class of directors whose term expires in 2004.

    William F. Cellini has been Chairman of Argosy's Board of Directors since February 1993. Mr. Cellini has served as Chief Executive Officer of New Frontier Group, a real estate development, management and construction concern with offices in Chicago and Springfield, Illinois since 1977. Mr. Cellini is a member of the Nominating Committee of the Board of Directors.

    George L. Bristol has been President of GLB, Inc., a consulting firm, for over 20 years. He has been a member of Argosy's Board of Directors since January 1995 and is a member of its Audit Committee. Mr. Bristol was Argosy's Acting Chief Executive Officer from January 13, 1997 to April 20, 1997.

    Jimmy F. Gallagher has been a director of Argosy since February 1993 and is currently a member of its Nominating Committee and Audit Committee. Mr. Gallagher retired from the gaming industry in March 1991. From March 1990 to March 1991, he was Supervisor of Casino Games for the Park Hotel and Casino in Las Vegas, Nevada.

    F. Lance Callis has been a partner with the law firm of Callis, Papa, Jackstadt & Halloran P.C. (formerly Pratt & Callis, P.C.), with offices in St. Louis, Missouri and Granite City, Illinois, for over 15 years. Mr. Callis has been a member of Argosy's Board of Directors since February 1993 and is a member of its Compensation Committee and Nominating Committee.

    John B. Pratt, Sr. has practiced law in White Hall, Illinois as a sole practitioner for over 15 years. He has been a member of Argosy's Board of Directors since February 1993 and is a member of its Compensation Committee, Nominating Committee and Audit Committee.

    Edward F. Brennan has been a partner with the law firm of Brennan, Jones & Brennan P.C. (formerly Brennan, Cates & Constance) in Belleville, Illinois for over 15 years. He has been a member of Argosy's Board of Directors since January 1995, and also serves on the Audit Committee and Compensation Committee of the Board of Directors.

    James B. Perry has been Argosy's President and Chief Executive Officer since April 21, 1997. Mr. Perry was elected to the Board of Directors during 2000. From August 1996 to April 1997, Mr. Perry was President of the Hospitality Group of Keating Building Group. From 1976 to August 1996, Mr. Perry was employed by Aztar Corporation in numerous positions, including President and General Manager of TropWorld Casino and Entertainment Resort in Atlantic City, New Jersey.

    Donald J. Malloy has been Argosy's Senior Vice President and General Counsel since April 1999. From January 1996 until April 1999, Mr. Malloy served as Vice President and Corporate Counsel. On January 8, 1999 Mr. Malloy assumed the additional role of Secretary. From June 1990 to December 1995, Mr. Malloy was an attorney with the law firm of Winston & Strawn in Chicago, Illinois.

    James A. Gulbrandsen has been Argosy's Senior Vice President — Operations since June 1, 1997. From late 1996 to June 1997, Mr. Gulbrandsen was retired. From 1992 to 1996, Mr. Gulbrandsen was owner/operator of the Womack Casino in Cripple Creek, Colorado.

    Dale R. Black has been Argosy's Senior Vice President and Chief Financial Officer since April 1998. From April 1993 to March 1998, Mr. Black served as Corporate Controller. Prior to joining Argosy, Mr. Black held various financial management positions throughout his career in both industry and with a "Big Five" public accounting firm.

    Virginia M. McDowell has been Senior Vice President — Sales and Marketing since June 1, 1997. From September 1996 to May 1997, Ms. McDowell was General Manager of the Northeast Offices of Creative Data Services, Inc. From 1984 to August 1996, Ms. McDowell held numerous positions with Aztar Corporation, including Vice President of Business Development of TropWorld Casino and Entertainment Resort in Atlantic City, New Jersey.

    R. Ronald Burgess has been Senior Vice President — Human Resources since June 1999. From July 1986 to June of 1999, Mr. Burgess served in several human resources leadership roles with Harrah's Entertainment and the predecessor organization Promus Companies and Holiday Corporation in Memphis, Tennessee.

DESCRIPTION OF CERTAIN INDEBTEDNESS

    The following is a summary of important terms of our material indebtedness.

Senior Credit Facility

    As part of a 1999 refinancing transaction, we and substantially all of our wholly-owned operating subsidiaries entered into a senior secured revolving bank credit facility with Wells Fargo Bank, National Association and certain other lenders. The credit facility was amended and restated in its entirety earlier this year. The credit facility provides for a revolving credit facility with an aggregate principal amount of up to $400 million and terminates on June 8, 2004. The initial advances under the credit facility were used in connection with the redemption of our 12% convertible subordinated notes. Subsequent advances under the credit facility have been and may continue to be used to finance acquisitions and capital improvements, to provide working capital and for general corporate purposes.

    The credit facility is secured by liens on substantially all of our and our subsidiaries' assets. The credit facility contains customary representations and warranties and affirmative and negative covenants (including, among others, covenants relating to financial and compliance reporting, capital expenditures, restricted payments, maintenance of certain financial ratios, incurrence of liens, sale or disposition of assets and incurrence of other debt).

    At our option, interest for advances under the credit facility will accrue at either:

  •
  the rate of interest for 1, 2, 3, or 6 month dollar deposits as quoted on the Telerate System Reports in the London interbank eurodollar market ("LIBOR") plus a spread ranging from 1.25% to 2.75%; or

  •
  the higher of (1) the rate most recently announced by Wells Fargo Bank, National Association as its "prime rate" or (2) the Federal Funds Rate plus one-half of one percent per annum (such higher rate, the "Base Rate") plus a spread ranging from 0% to 1.50%.

    The credit facility provides that interest on LIBOR advances will be payable at the end of each applicable interest period or quarterly. Interest on Base Rate advances will be payable quarterly. Upon default, interest will accrue at the Base Rate plus the applicable spread plus 2.00%.

    Under the terms of the credit facility, we have the right to arrange for a $100 million increase to the borrowing availability under the credit facility.

    We have obtained a commitment letter from Wells Fargo allowing us to increase the size of our senior credit facility in order to provide the $465 million in funding for our proposed acquisition of the Empress Casino and Hotel in Joliet, Illinois. Upon consummation of the acquisition, the assets of the Empress Casino Joliet would secure the credit facility and the Empress Casino Joliet would become a co-borrower under the credit facility.

Original Notes

    In June 1999, we issued $200 million principal amount of 10 3/4% senior subordinated notes due 2009, all of which remain outstanding. The original notes are unconditionally guaranteed by substantially all of our wholly-owned subsidiaries. The terms of the original notes are identical to the terms of the registered notes.

DESCRIPTION OF NOTES

    As used in this description, the word "Company" refers only to Argosy Gaming Company and not to any of its subsidiaries. Other capitalized terms used in this description are defined later under the heading "— Certain Definitions."

    The restricted notes were, and the registered notes will be, issued under an indenture (as such indenture may be amended or supplemented, the "Indenture") among the Company, as issuer, the Subsidiary Guarantors, as guarantors, and Bank One Trust Company, NA, as trustee (the "Trustee").

    The terms of the registered notes are nearly identical to the terms of the restricted notes in all material respects, including interest rate and maturity, except that the registered notes will not be subject to:

  •
  the restriction on transfer; and

  •
  the registration rights agreement's covenants regarding registration of the notes.

    The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended. We urge you to read the Indenture, because it and not this description, defines your rights as holders of the Notes. You may obtain copies of the Indenture from the Company upon request. Certain defined terms used in this description but not defined below under "— Certain Definitions" have the meanings assigned to them in the Indenture.

General

    The registered notes will be, and the restricted notes are, unsecured senior subordinated obligations of the Company, in an aggregate principal amount of $150 million, and will mature on June 1, 2009. In addition, the Company issued in June 1999 and currently has outstanding an additional $200 million aggregate principal amount of its 10 3/4% Senior Subordinated Notes due 2009. Subject to the covenants described below under "— Covenants" and applicable law, the Company may issue additional notes under the Indenture. The original notes, the restricted notes, the registered notes and any additional notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture. For purposes of this description, references to the "Notes" include the original notes, the restricted notes, the registered notes and any additional notes subsequently issued under the Indenture.

    Interest on the registered notes will accrue at the rate of 10 3/4% per annum and will be payable semi-annually in arrears on June 1 and December 1, commencing on December 1, 2001. The Company will make each interest payment to the Holders of record on the immediately preceding May 15 and November 15. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid.

    As of the date of this prospectus, all of our subsidiaries are "Restricted Subsidiaries," except the two wholly-owned subsidiaries formed in connection with our agreement to develop and operate the proposed Kenosha, Wisconsin casino. Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture and will not guarantee the Notes.

    If, by August 7, 2001, the Company has not consummated a registered exchange offer for the restricted notes or caused a shelf registration statement with respect to resales of the restricted notes to be declared effective, the interest rate on the restricted notes will increase by 0.5% per annum until the consummation of a registered exchange offer or the effectiveness of a shelf registration statement. See "— Registration Rights."

    In certain circumstances, if the Company sells its partnership interest in Indiana Gaming Company L.P. or if Indiana Gaming L.P. sells substantially all of its assets, the interest rate on the Notes will increase by 0.5% per annum. See "— Covenants — Repurchase of Notes in Connection with Sale of Lawrenceburg Interest."

    If a Holder has given wire transfer instructions to the Company, the Company will pay all principal, interest and premium and Additional Interest, if any, on that Holder's Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

    The Company will issue registered notes in fully registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. See "— Book-Entry; Delivery and Form." No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

Paying Agent and Registrar for the Notes

    The Trustee acts as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

    A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. See "— Book Entry; Delivery and Form" below.

    The registered Holder of a Note will be treated as the owner of it for all purposes.

Subsidiary Guarantees

    The Subsidiary Guarantors and any future Restricted Subsidiaries of the Company jointly and severally guarantee the Company's obligations under the Notes. Each Subsidiary Guarantee is subordinated to the prior payment in full of all Senior Indebtedness of that Subsidiary Guarantor. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors — Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors."

    Substantially all of the Company's subsidiaries currently guarantee the Notes, except for the Company's wholly-owned subsidiaries formed in connection with the Company's agreement to develop and operate the proposed Kenosha, Wisconsin casino. However, subsidiaries that become guarantors under the Company's senior credit facility are also required to guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us.

    The Subsidiary Guarantors generated 47% of our consolidated net revenues in the year ended December 31, 2000 and held 51% of our consolidated assets as of December 31, 2000. As a result of the Company's acquisition of the outstanding minority interests in the Lawrenceburg Casino, the Company's subsidiaries that operate the Lawrenceburg Casino have become Subsidiary Guarantors. In addition, the Company's subsidiaries that operate the Belle of Sioux City casino have become Subsidiary Guarantors. As a consequence, the Subsidiary Guarantors virtually hold 100% of the Company's assets and generate substantially all of the Company's revenues. See footnote 14 to our Consolidated Financial Statements included elsewhere in this prospectus for more detail about the division of our consolidated revenues and assets between our Subsidiary Guarantors and non-guarantor subsidiaries.

    A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person, other than the Company or another Subsidiary Guarantor, unless:

  •
  immediately after giving effect to such transaction, no Default or Event of Default exists; and

  •
  either: the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Subsidiary Guarantor under the Indenture and its Subsidiary Guarantee pursuant to a supplemental indenture satisfactory to the Trustee; or the Net Proceeds of such sale or other disposition are applied in accordance with the "Limitations on Asset Sales" covenant described below.

    The Subsidiary Guarantee of a Subsidiary Guarantor will be released:

  •
  in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary Guarantor, if the Subsidiary Guarantor applies the Net Proceeds of that sale or other disposition in accordance with the "Limitations on Asset Sales" covenant described below;

  •
  in connection with any sale of all of the Capital Stock of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary Guarantor, if the Company applies the Net Proceeds of that sale in accordance with the "Limitation on Asset Sales" covenant described below; or

  •
  if the Company designates any Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the Indenture.

    See "— Covenants — Limitation on Asset Sales."

Optional Redemption

    On or after June 1, 2004, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date (subject to the right of Holders of record on the relevant record date that is on or prior to the redemption date to receive interest due on an interest payment date), if redeemed during the twelve-month period beginning on June 1, of the years indicated below:

Year	Percentage
2004	105.375%
2005	103.583%
2006	101.792%
2007 and thereafter	100.000%

    In addition, at any time prior to June 1, 2002, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 110.750% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date that is on or prior to the redemption date to receive interest due on an interest payment date), with the Net Cash Proceeds of one or more Public Equity Offerings; provided that:

  •
  at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

  •
  the redemption must occur within 60 days of the date of the closing of Public Equity Offering.

Gaming Redemption

    If any Gaming Authority:

  •
  requests or requires a holder or beneficial owner of Notes to appear before, submit to the jurisdiction of or provide information to, such Gaming Authority and such holder or beneficial owner either refuses to do so or otherwise fails to comply with such request or requirement within a reasonable period of time; or

  •
  determines that any holder or beneficial owner of Notes is not suitable or qualified with respect to beneficial ownership of the Notes,

    then the Company may:

  •
  require that such holder or beneficial owner dispose of its Notes within 30 days (or such earlier date as required by the Gaming Authority) of (1) the termination of the 30-day period described above for the holder or beneficial owner to apply for a license, qualification or finding of suitability or (2) the receipt of the notice from the Gaming Authority that the holder or beneficial owner will not be licensed, qualified or found suitable; or

  •
  redeem the Notes of such holder or beneficial owner at a price equal to the lesser of (1) the price at which such holder or beneficial owner acquired such Notes or (2) the Fair Market Value of such Notes or, if the Notes are listed on a national securities exchange, the last reported sale price on the date the Company notifies such holder or beneficial owner of the redemption.

    Immediately upon a determination that a holder or beneficial owner will not be licensed, qualified or found suitable, the holder or beneficial owner will have no further rights (1) to exercise any right conferred by the Notes, directly or indirectly, through any trustee, nominee or any other Person or entity, or (2) to receive any interest or other distribution or payment with respect to the Notes or any remuneration in any form from the Company for services rendered or otherwise, except the redemption price of the Notes. The holder or beneficial owner applying for a license, qualification or finding of suitability must pay all costs of the licensure or investigation for such qualification or finding of suitability.

Selection and Notice

    If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

  •
  if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

  •
  if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

    No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Sinking Fund

    There will be no sinking fund payments for the Notes.

Registration Rights

    The Company will use its best efforts, at its cost, to file and cause to become effective a registration statement with respect to a registered offer (the "Exchange Offer") to exchange the restricted notes for an issue of registered senior subordinated notes of the Company with terms identical to the restricted notes (except that the registered notes will not bear legends restricting the transfer thereof). Because the restricted notes accrue interest from their February 8, 2001 date of issuance, the required initial interest payment on the restricted notes on June 1, 2001 is less than the required June 1, 2001 interest payment on the original notes. Accordingly, the Company has not consummated the Exchange Offer prior to June 1, 2001 to ensure that the June 1, 2001 interest payment is properly allocated between the original notes and the restricted notes. Upon such registration statement being declared effective, the Company shall offer the registered notes in return for surrender of the restricted notes. Such offer shall remain open for not less than 20 business days after the date notice of the Exchange Offer is mailed to Holders. For each restricted note surrendered to the Company under the Exchange Offer, the Holder will receive a registered note of equal principal amount. Interest on each registered note shall accrue from the last Interest Payment Date on which interest was paid on the restricted notes so surrendered or, if no interest has been paid on such restricted notes, from the Closing Date.

    In the event that applicable interpretations of the staff of the SEC do not permit the Company to effect the Exchange Offer, or under certain other circumstances, the Company shall, at its cost, use its best efforts to cause to become effective a shelf registration statement (the "Shelf Registration Statement") with respect to resales of the restricted notes and to keep such Shelf Registration Statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act after the Closing Date, or such shorter period that will terminate when all restricted notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. The Company will, in the event of such a shelf registration, provide to each Holder copies of the prospectus, notify each Holder when the Shelf Registration Statement for the restricted notes has become effective and take certain other actions as are required to permit resales of the restricted notes. A Holder that sells its restricted notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a Holder (including certain indemnification obligations).

    In the event that the Exchange Offer is not consummated and a Shelf Registration Statement, if applicable, is not declared effective on or prior to the date that is six months after the Closing Date, the annual interest rate borne by the restricted notes will be increased by 0.5% per annum until the

Exchange Offer is consummated or the Shelf Registration Statement is declared effective ("Additional Interest").

    If the Company effects the Exchange Offer, the Company will be entitled to close the Exchange Offer 20 business days after the commencement thereof, provided that it has accepted all restricted notes theretofore validly surrendered in accordance with the terms of the Exchange Offer. Restricted notes not tendered in the Exchange Offer shall bear interest at the rate set forth on the cover page of this prospectus and be subject to all of the terms and conditions specified in the Indenture, including transfer restrictions.

    This summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available from the Company upon request. We urge you to read the Registration Rights Agreement because it, and not this summary, defines your rights as holders of the restricted notes.

Ranking

    The registered notes will be senior subordinated Indebtedness of the Company and the Subsidiary Guarantees will be senior subordinated Indebtedness of the Subsidiary Guarantors. The payment of the Senior Subordinated Obligations will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all Obligations due in respect of existing and future Senior Indebtedness. The registered notes will be effectively junior to all debt and other liabilities of the Company's subsidiaries that do not guarantee the Notes. As of December 31, 2000, our non-guarantor subsidiaries had approximately $80.5 million of outstanding debt and other liabilities, all of which are obligations of our Lawrenceburg joint-venture subsidiary. Assuming we had amended and restated the credit facility, completed our offering of the restricted notes and purchased the minority interests in our Lawrenceburg casino as of December 31, 2000, the Company and the Subsidiary Guarantors would have had $639.9 million of Indebtedness, $275.1 million of which would have been Senior Indebtedness and our non-guarantor subsidiaries would have had no outstanding debt or other liabilities as to which the registered notes would be effectively junior. Notwithstanding the foregoing, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "— Defeasance" below, will not be contractually subordinated in right of payment to any Senior Indebtedness or subject to the restrictions described herein.

    The holders of Senior Indebtedness will be entitled to receive payment in full in cash or cash equivalents of all Obligations due in respect of Senior Indebtedness (including, with respect to Designated Senior Indebtedness, any interest accruing after the commencement of any proceeding described below at the rate specified in the applicable Designated Senior Indebtedness whether or not interest is an allowed claim enforceable against the Company in such proceeding) before the Holders of Notes will be entitled to receive any payment on account of Senior Subordinated Obligations or any payment to acquire any of the Notes for cash, property or securities, or any distribution with respect to the Notes of any cash, property or securities (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under "— Defeasance"), in the event of any distribution to creditors of the Company:

  •
  in a liquidation or dissolution of the Company;

  •
  in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

  •
  in an assignment for the benefit of creditors; or

  •
  in any marshaling of the Company's assets and liabilities.

    In addition, until all Obligations due with respect to Senior Indebtedness are paid in full in cash or cash equivalents, any such distribution to which Holders would be entitled shall be made to the holders of Senior Indebtedness (except that Holders may receive and retain Permitted Junior Securities and payments made from the trust described under "— Defeasance").

    The Company and the Subsidiary Guarantors also may not make any payment in respect of any Senior Subordinated Obligations (except in Permitted Junior Securities or from the trust described under "— Defeasance") if:

  •
  a payment default on Designated Senior Indebtedness occurs and is continuing beyond any applicable grace period; or

  •
  any other default occurs and is continuing on any series of Designated Senior Indebtedness that permits holders of that series of Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the trustee or other representative for the holders of any Designated Senior Debt, or the holders of at least a majority of the outstanding principal amount of such Designated Senior Indebtedness.

    Payments on the Notes and the Subsidiary Guarantees may and shall be resumed:

  •
  in the case of a payment default, upon the date on which such default is cured or waived; and

  •
  in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received.

    No new Payment Blockage Notice may be delivered unless and until: (1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and (2) all scheduled payments of principal, interest and premium and Additional Interest, if any, on the Notes that have come due have been paid in full in cash.

    No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

    Notwithstanding the foregoing, the Company will be permitted to redeem any Notes to the extent required to do so by any Gaming Authority as described in "— Gaming Redemption."

    The Company must promptly notify holders of Senior Indebtedness if payment of the Notes is accelerated because of an Event of Default.

    Upon the occurrence of a Change in Control, certain Asset Sales, and certain sales of its interest in the Lawrenceburg casino, the Company will be required to offer to repurchase some or all of the Notes. See "— Covenants — Limitation on Asset Sales," "— Repurchase of Notes upon a Change of Control" and "Repurchase of Notes in Connection with Sale of Lawrenceburg Interest." The Credit Facility currently prohibits the Company from purchasing any Notes, and also provides that certain change of control or asset sale events with respect to the Company would constitute a default under the Credit Facility. Any future credit agreements or other agreements relating to Senior Indebtedness to which the Company becomes a party may contain similar restrictions and provisions.

    In the event a Change of Control, Asset Sale or sale of Lawrenceburg interests occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Indebtedness. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the holders of Notes.

    By reason of the subordination provisions described above, in the event of liquidation or insolvency, Holders of Notes may recover less, ratably, than creditors of the Company who are holders of Senior Indebtedness.

Certain Definitions

    Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture. Reference is made to the indenture for the full definition of all terms as well as any other capitalized terms used herein for which no definition is provided.

    "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

    "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

  (1)
  the net income of any Person that is not a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during such period;

  (2)
  the net income (or loss) of any Person prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries;

  (3)
  the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

  (4)
  any gains or losses (on an after-tax basis) attributable to Asset Sales;

  (5)
  solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below, any amount paid or accrued as dividends on Preferred Stock of the Company owned by Persons other than the Company and any of its Restricted Subsidiaries;

  (6)
  all extraordinary gains and extraordinary losses, including any premium, fees and expenses payable in connection with the offering of the Notes, the repurchase of the First Mortgage Notes, the redemption of the Convertible Subordinated Notes and the initial establishment of the Credit Facility;

  (7)
  any non cash impairment loss determined in accordance with GAAP related to the carrying value of (A) the long-lived assets associated with the Belle of Baton Rouge Casino or (B) other assets owned by the Company or its Restricted Subsidiaries as of the date of the Indenture that are recorded in the ordinary course of business and are being used by the

    Company or have been replaced by other comparable assets of the Company or its Restricted Subsidiaries; and

  (8)
  the cumulative effect of a change in accounting principles.

    "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

    "Asset Acquisition" means

  •
  an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries, provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such investment or

  •
  an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person, provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition.

    "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of

  •
  all or substantially all of the Capital Stock of any Restricted Subsidiary or

  •
  all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

    "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of

  •
  all or any of the Capital Stock of any Restricted Subsidiary,

  •
  all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or

  •
  any other property and assets (other than the Capital Stock of or other Investment in an Unrestricted Subsidiary) that is outside the ordinary course of business of the Company or any of its Restricted Subsidiaries,

in each case, other than a sale of all or substantially all of the assets of the Company in compliance with the "Consolidation, Merger and Sale of Assets" covenant described below; provided that "Asset Sale" shall not include:

  •
  sales or other dispositions of inventory, receivables and other current assets in the ordinary course of business,

  •
  sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under the "Limitation on Restricted Payments" covenant or Investments permitted pursuant to clause (6) of the definition of Permitted Investments,

  •
  sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received are invested in accordance with clause (B) of the "Limitation on Asset Sales" covenant,

  •
  the sale or other transfer of any of the Company's or any Restricted Subsidiary's interest in Indiana Gaming Company L.P., which transaction is governed by the "Repurchase of Notes in connection with Sale of Lawrenceburg Interest" covenant described below,

  •
  sales, transfers or other dispositions of assets with a Fair Market Value not in excess of $1.0 million in any transaction or series of related transactions, or

  •
  sales, transfers or other dispositions of furniture, fixtures or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries.

    "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

    "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of (A) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (B) the amount of such principal payment by (2) the sum of all such principal payments.

    "Belle of Baton Rouge Casino" means the Belle of Baton Rouge Casino and the related Catfish Town entertainment facility.

    "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

    "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

    "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

    "Change of Control" means the occurrence of any of the following:

  •
  a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than a group comprised of one or more Excluded Persons becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 40% of the total voting power of the Voting Stock of the Company on a fully diluted basis;

  •
  individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office;

  •
  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act); or

  •
  the adoption of a plan relating to the liquidation or dissolution of the Company.

    "Closing Date" means the date on which the Notes are originally issued under the Indenture.

    "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

  •
  Consolidated Interest Expense,

  •
  income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets),

  •
  depreciation expense,

  •
  amortization expense and

  •
  all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income (other than normal recurring accruals of revenue in the ordinary course of business), all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP, provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (1) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (2) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

    "Consolidated Indebtedness" means with respect to any Person at any date of determination (without duplication):

  •
  the total amount of Indebtedness of such Person and its Restricted Subsidiaries, plus

  •
  the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referrent Person or one or more of its Restricted Subsidiaries, plus

  •
  the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

    "Consolidated Interest Expense" means, for any period, the aggregate amount of:

  •
  interest in respect of Indebtedness of the Company and its Consolidated Subsidiaries (including, without limitation, amortization of original issue discount on any such Indebtedness, the interest portion of any deferred payment obligation and imputed interest with respect to Attributable Debt, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements); provided, however, that "Consolidated Interest Expense" shall not include interest in respect of

  (A)
  Indebtedness of Indiana Gaming Company L.P. outstanding on the date of the Indenture that is owed to any minority partner of Indiana Gaming Company L.P.,

    (B)
    Indebtedness of Indiana Gaming Company L.P. that is incurred after the date of the Indenture if such Indebtedness is owed to any minority partner of Indiana Gaming Company L.P. to the extent that Indiana Gaming Company L.P. concurrently incurs Indebtedness to The Indiana Gaming Company on a pro rata basis, based on The Indiana Gaming Company's percentage interest in Indiana Gaming Company L.P.; and

    (C)
    the Indiana Gaming Company L.P. minority partners' pro rata portion, based on such partners' percentage interest in Indiana Gaming Company L.P., of Indebtedness of Indiana Gaming Company L.P.

  •
  owed to third parties; and

  •
  owed to any minority partner of Indiana Gaming Company L.P. and incurred after the date of the Indenture to the extent that such Indebtedness is not excluded from Consolidated Interest Expense pursuant to clause (B) above;

  •
  all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period;

  •
  any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries, whether or not such Guarantee or Lien is called upon; and

  •
  the product of (1) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Capital Stock payable solely in Capital Stock of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (2) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

excluding, however,

  •
  any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof) and

  •
  any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, the repurchase of the First Mortgage Notes, redemption of Convertible Subordinated Notes and the initial establishment of the Credit Facility, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

    "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 135 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

    "Consolidated Subsidiaries" means, for any Person, each Subsidiary of such Person (whether existing on the date of the Indenture or created or acquired thereafter) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

    "Credit Facility" means the Credit Agreement dated the date of the Indenture, among the Company, the Subsidiary Guarantors, and Wells Fargo Bank, N.A., as administrative agent bank and the lenders referred to therein, together with any agreements, instruments and documents executed or delivered pursuant to or in connection with such Credit Facility (including, without limitation, any Guarantees and security documents), in each case as such Credit Facility or such agreements, instruments or documents may be amended, supplemented, extended, renewed, refinanced or otherwise modified from time to time.

    "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

    "Debt to EBITDA Ratio" means, on any Transaction Date, the ratio of (1) the aggregate amount of Consolidated Indebtedness of the Company and its Restricted Subsidiaries as of such Transaction Date to (2) the aggregate amount of Consolidated EBITDA of the Company and its Restricted Subsidiaries for the then most recent four fiscal quarters prior to such Transaction Date (the "Four Quarter Period") for which reports have been filed with the SEC or provided to the Trustee. In making the foregoing calculation:

  (A)
  pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during the period (the "Reference Period") commencing on the first day of the Four Quarter Period and ending on the Transaction Date as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

  (B)
  pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period;

provided that to the extent that clause (A) or (B) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.

    "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

    "Designated Senior Indebtedness" means

  (1)
  any Indebtedness outstanding under the Credit Facility (except that any Indebtedness which represents a partial refinancing of Indebtedness theretofore outstanding pursuant to the Credit Facility, rather than a complete refinancing thereof, shall only constitute Designated Senior Indebtedness if such partial refinancing meets the requirements of clause (2) below) and

  (2)
  any other Senior Indebtedness that, at the date of determination, has an aggregate principal amount outstanding of at least $20 million and that had been specifically designated by the Company as "Designated Senior Indebtedness."

    "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is

  (1)
  required to be redeemed prior to the Stated Maturity of the Notes,

  (2)
  redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or

  (3)
  convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes;

provided that any Capital Stock that would not contribute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the "— Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below.

    "Excluded Persons" means William F. Cellini, F. Lance Callis, Jimmy F. Gallagher, William J. McEnery, John B. Pratt, Sr., James S. Connors and Stephanie Pratt, each of such person's immediate family or a trust or similar entity existing solely for the benefit of such person or such person's immediate family.

    "Fair Market Value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a resolution of the Board of Directors.

    "First Mortgage Notes" means our first mortgage notes due 2004.

    "FF&E Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries that is Incurred to finance the acquisition or lease after the date of the Indenture of furniture, fixtures or equipment ("FF&E") used directly in the operation of any of the Company's Material Casinos and secured solely by a Lien on such FF&E, which Indebtedness has a principal amount not to exceed 100% of the cost of the FF&E so purchased or leased.

    "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis.

    "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of the United States or foreign government, any state province or any city or other political subdivision, or any officer of official thereof, including the Illinois Gaming Board, the Indiana Gaming Commission, the Iowa Racing and Gaming Commission, the Louisiana Gaming Control Board,

the Missouri Gaming Commission and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or any of its Subsidiaries.

    "Gaming License" means every license, franchise or other authorization required to own, lease, operate or otherwise conduct the present and future gaming activities of the Company and its Subsidiaries.

    "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

  •
  to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or

  •
  entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business;

excluding, however,

  (A)
  Indebtedness of Indiana Gaming Company L.P. outstanding on the date of the Indenture that is owed to any minority partner of Indiana Gaming Company L.P.,

  (B)
  Indebtedness of Indiana Gaming L.P. that is incurred after the date of the Indenture if such Indebtedness is owed to any minority partner of Indiana Gaming Company L.P. to the extent that Indiana Gaming Company L.P. concurrently incurs Indebtedness to the Indiana Gaming Company on a pro rata basis, based on The Indiana Gaming Company's percentage interest in Indiana Gaming Company L.P. and

  (C)
  the Indiana Gaming Company L.P. minority partners' pro rata portion, based on such partners' percentage interest in Indiana Gaming Company L.P., of Indebtedness of Indiana Gaming Company L.P. owed to third parties and owed to any minority partner of Indiana Gaming Company L.P. and incurred after the date of the Indenture to the extent that such Indebtedness is not excluded from Consolidated Interest Expense pursuant to clause (B) above.

The term "Guarantee" used as a verb has a corresponding meaning.

    "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

    "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

  •
  all indebtedness of such Person for borrowed money;

  •
  all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

  •
  all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in this definition) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

  •
  all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

  •
  all Capitalized Lease Obligations;

  •
  all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (1) the Fair Market Value of such asset at such date of determination and (2) the amount of such Indebtedness;

  •
  all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

  •
  to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that

  •
  the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP,

  •
  money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest and

  •
  Indebtedness shall not include any liability for federal, state, local or other taxes.

    "Interest Coverage Ratio" means, on any Transaction Date, the ratio of (1) the aggregate amount of Consolidated EBITDA of the Company and its Restricted Subsidiaries for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the SEC or provided to the Trustee (the "Four Quarter Period") to (2) the aggregate Consolidated Interest Expense of the Company and its Restricted Subsidiaries during such Four Quarter Period. In making the foregoing calculation:

  (1)
  pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the "Reference Period") commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of the Company, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period (and pro forma effect shall be given to eliminate interest attributable to the Indebtedness represented by the First Mortgage Notes upon the funding on the date of the Indenture of a special purpose account with the trustee for the First Mortgage Notes and any other Indebtedness which has been defeased either pursuant to a "covenant defeasance" or "legal defeasance" in accordance with the instrument under which it was incurred);

  (2)
  Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

  (3)
  pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

  (4)
  pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period;

provided that to the extent that clause (3) or (4) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.

    "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

    "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers, suppliers or contractors in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable or prepaid items on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

  •
  the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and

  •
  the retention of the Capital Stock (or any other Investment) by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (3) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant.

    For purposes of the definition of "Unrestricted Subsidiaries" and the "Limitation on Restricted Payments" covenant described below, the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced.

    "Lawrenceburg Casino" means the Company's hotel and casino located in Lawrenceburg, Indiana.

    "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (inducing, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

    "Material Casino" means any gaming establishment possessing at least 400 slot machines and at least 20 table games.

    "Minority Interests" means the partnership interests, including common and preferred equity interests of, and the associated partner loans to, Indiana Gaming Company L.P. of the partners of Indiana Gaming Company L.P. other than the Company and its Restricted Subsidiaries.

    "Moody's" means Moody's Investors Service, Inc. and its successors.

    "Net Cash Proceeds" means:

  •
  with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of

  •
  brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

  •
  provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole,

  •
  payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (1) is secured by a Lien on the property or assets sold or (2) is required to be paid as a result of such sale and

  •
  appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and

  •
  with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

    "Non-Recourse Indebtedness" means Indebtedness:

  •
  as to which neither the Company nor any of its Restricted Subsidiaries (1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (2) is directly or indirectly liable as a guarantor or otherwise (other than The

    Indiana Gaming Company solely in its capacity as general partner of Indiana Gaming Company L.P.);

  •
  no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

  •
  as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

    "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "Offer to Purchase" means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

  •
  the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

  •
  the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");

  •
  that any Note not tendered will continue to accrue interest pursuant to its terms;

  •
  that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

  •
  that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

  •
  that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

  •
  that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

On the Payment Date, the Company shall

  •
  accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;

  •
  deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and

  •
  deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company.

    The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered, provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

    "Permitted Investment" means:

  (1)
  an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment;

  (2)
  Temporary Cash Investments;

  (3)
  payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

  (4)
  stock, obligations or securities received in satisfaction of judgments;

  (5)
  Interest Rate Agreements and Currency Agreements designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates;

  (6)
  Investments in any Person the primary business of which is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries; provided that at the time of such Investment the aggregate amount of such Investments pursuant to this clause (6) does not exceed $15.0 million;

  (7)
  any purchase of less than 100% of the then outstanding Minority Interests in Indiana Gaming Company L.P.; provided, that at the time of such Investment,

  (A)
  no Default or Event of Default shall have occurred and be continuing, and

  (B)
  either (i) the Company could Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness and Issuances of Preferred Stock" covenant; or (ii) without regard to whether the Company could incur any amount of Indebtedness, the Company would have been permitted to make a Restricted Payment pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below equal to the amount of the proposed expenditure for such purchase of the Minority Interests;

  (8)
  Investments in an Unrestricted Subsidiary which are used to develop a hotel to be used in connection with a Material Casino; provided that at the time of such Investment the aggregate amount of such Investments pursuant to this clause (8) does not exceed $10.0 million; and

  (9)
  early retirement of Indebtedness outstanding on the date of the Indenture owed to former shareholders of Jazz Enterprises, Inc.

    "Permitted Junior Securities" means:

  •
  Equity Interests in the Company or any Subsidiary Guarantor; or

  •
  debt securities that are subordinated to all Senior Indebtedness and any debt securities issued in exchange for Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guarantees are subordinated to Senior Indebtedness under the Indenture.

    "Permitted Lender" means

  •
  the lenders under the Credit Facility,

  •
  any affiliate of any lender under the Credit Facility,

  •
  any commercial bank, savings bank or loan association having a combined capital and surplus of at least $100.0 million,

  •
  any other financial institution, including a mutual fund or other fund, having total assets of at least $250.0 million and

  •
  any other Person that qualifies as a "qualified institutional buyer" pursuant to Rule 144A under the Securities Act, any purchaser of Indebtedness pursuant to Regulation S under the Securities Act and any purchaser of Indebtedness that is registered under the Securities Act.

    "Permitted Liens" means

  •
  Liens securing obligations under Senior Indebtedness that is permitted to be incurred pursuant to the Indenture including, without limitation, the Credit Facility;

  •
  Liens existing on the Closing Date;

  •
  Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders;

  •
  Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

  •
  statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

  •
  Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

  •
  Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

  •
  easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

  •
  Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that

  •
  such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with the "Limitation on Indebtedness and Issuances of Preferred Stock" covenant described below, to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property,

  •
  the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and

  •
  any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

  •
  leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

  •
  Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

  •
  any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

  •
  Liens arising from filing Uniform Commercial Code financing statements regarding leases;

  •
  Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes or becomes a part of, any Restricted Subsidiary, provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;

  •
  Liens in favor of the Company or any Restricted Subsidiary, other than Liens securing intercompany Indebtedness incurred under clause (3) of the second paragraph of the "Limitation on Indebtedness and Issuances of Preferred Stock" covenant described below;

  •
  Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default;

  •
  Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

  •
  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

  •
  Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

  •
  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date;

  •
  Liens on or sales of receivables;

  •
  Liens securing obligations under Currency Agreements and Interest Rate Agreements entered into in the ordinary course of business; and

  •
  Liens in addition to the foregoing incurred in the ordinary course of business provided that the amount of the obligations secured by such Liens does not exceed in the aggregate $5.0 million at any one time outstanding and that

  •
  are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and

  •
  do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of the business by the Company or any of its Subsidiaries.

    "Public Equity Offering" means an underwritten primary public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act.

    "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

    "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, and its successors.

    "Senior Indebtedness" means the following obligations of the Company or a Subsidiary Guarantor, whether outstanding on the Closing Date or thereafter Incurred:

  (1)
  all Indebtedness and all other monetary obligations (including, without limitation, expenses, fees, principal, interest reimbursement obligations under letters of credit and indemnities payable in connection therewith) of the Company or a Subsidiary Guarantor under (or in respect of) the Credit Facility or any Interest Rate Agreement or Currency Agreement relating to the Indebtedness under the Credit Facility and

  (2)
  all other Indebtedness and all other monetary obligations of the Company or a Subsidiary Guarantor (other than the Notes), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is on a parity with, or subordinated in right of payment to, the Notes or any Subsidiary Guarantee;

    Notwithstanding anything to the contrary in clauses (1) and (2) above, Senior Indebtedness shall not include:

  •
  any Indebtedness of the Company that, when Incurred, was without recourse to the Company,

  •
  any Indebtedness of the Company to a Subsidiary of the Company, or to a joint venture in which the Company has an interest,

  •
  any Indebtedness of the Company, to the extent not permitted by the "Limitation on Indebtedness and Issuances of Preferred Stock" covenant or the "Limitation on Senior Subordinated Indebtedness" covenant described below,

  •
  any repurchase, redemption or other obligation in respect of Disqualified Stock,

  •
  any Indebtedness to any employee of the Company or any of its Subsidiaries,

  •
  any liability for taxes owed or owing by the Company or any of its Subsidiaries or

  •
  any Trade Payables.

    "Senior Subordinated Obligations" means any principal of, premium, if any, or interest on the Notes payable pursuant to the terms of the Notes or the Subsidiary Guarantees or upon acceleration,

including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Notes and the Subsidiary Guarantees or amounts corresponding to such principal, premium, if any, or interest on the Notes.

    "Significant Subsidiary" means, at any date of determination, any Subsidiary that, together with its Subsidiaries:

  •
  for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Subsidiaries or

  •
  as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

    "Stated Maturity" means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

    "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

    "Subsidiary Guarantor" means (1) each Restricted Subsidiary of the Company and (2) any other Subsidiary of the Company that executes a Subsidiary Guarantee pursuant to the "Additional Subsidiary Guarantees" covenant described below.

    "Temporary Cash Investment" means any of the following:

  (1)
  direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

  (2)
  demand deposit accounts, time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency equivalent thereof and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

  (3)
  repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank or trust company meeting the qualifications described in clause (2) above;

  (4)
  commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P;

  (5)
  securities with maturities of one year or less from the date of acquisition issued or fully and conditionally guaranteed by any state, commonwealth or territory of the United States of

    America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's; and

  (6)
  other dollar denominated securities issued by any Person incorporated in the United States rated at least "A" or the equivalent by S&P or at least "A2" or the equivalent by Moody's and in each case either (A) maturing not more than one year after the date of acquisition or (B) which are subject to a repricing arrangement (such as a Dutch auction) not more than one year after the date of acquisition (and reprices at least yearly thereafter) which the Person making the investment believes in good faith will permit such Person to sell such security at par in connection with such repricing mechanism.

    "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

    "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

    "Unrestricted Subsidiary" means:

  •
  any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below, and

  •
  any Subsidiary of an Unrestricted Subsidiary;

provided that such Subsidiary:

  •
  has no Indebtedness other than Non-Recourse Debt;

  •
  is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

  •
  is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  •
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

    If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant described below, the Company shall be in default of such covenant.

    "U.S. Government Obligations" means securities that are

  •
  direct obligations of the United States of America for the payment of which its full faith and credit is pledged or

  •
  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Governmental Obligation evidenced by such depository receipt.

    "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

    "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

Covenants

Limitation on Indebtedness and Issuances of Preferred Stock

    The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes and any guarantees thereof issued on the Closing Date and other Indebtedness existing on the Closing Date) and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided that the Company may Incur Indebtedness or issue Disqualified Stock and the Company's Restricted Subsidiaries may Incur Indebtedness or issue Disqualified Stock or preferred stock if, after giving effect to the Incurrence of such Indebtedness or the issuance of such Disqualified Stock or preferred stock and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio would be greater than 2.0:1.

    Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

  (1)
  Subject to the provisions of the third paragraph of the covenant entitled "Repurchase of Notes in Connection with Sale of Lawrenceburg Interest," Indebtedness and letters of credit under the Credit Facility in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed $275.0 million less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described below;

  (2)
  Subject to the provisions of the third paragraph of the covenant entitled "Repurchase of Notes in Connection with Sale of Lawrenceburg Interest," Indebtedness in an aggregate principal amount at any one time outstanding under this clause (2) not to exceed

    $150.0 million less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described below; provided that:

    •
    the initial borrowing under the agreement governing such Indebtedness is used exclusively to purchase at least 29.0% of the then-outstanding interests of Indiana Gaming Company L.P.;

    •
    all of the initial lenders or purchasers of such Indebtedness are Permitted Lenders;

    •
    at the time of the initial borrowing under the agreement governing such Indebtedness, after giving pro forma effect to the issuance of all Indebtedness which is outstanding as of the date of determination pursuant to the Credit Facility and which may otherwise be incurred under such Credit Facility, the Interest Coverage Ratio would be at least 1.5 to 1; and

    •
    such Indebtedness is not issued with any equity or cash flow participations.

  (3)
  Indebtedness owed to the Company evidenced by a promissory note or to any Restricted Subsidiary; provided that:

  •
  if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Subsidiary Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Senior Subordinated Obligations with respect to the Notes, in the case of the Company, or the subsidiary Guarantee, in the case of a Subsidiary Guarantor and

  •
  any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (3);

  (4)
  Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness Incurred under clauses (7), (8), (9) and (10) of this paragraph, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (4) if:

  •
  in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes,

  •
  in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes and

  •
  such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded;

    and provided further that in no event may Indebtedness of the Company that is pari passu or subordinated in right of payment to the Notes be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (4);

  (5)
  Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (I) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (II) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

  (6)
  the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the Notes and the related Subsidiary Guarantees to be issued on the date of the Indenture and the Exchange Notes and the related Subsidiary Guarantees to be issued pursuant to the Registration Rights Agreement;

  (7)
  Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Notes as described below under "Defeasance";

  (8)
  Guarantees of Indebtedness of the Company or a Restricted Subsidiary by the Company or any of the Subsidiary Guarantors that was permitted to be incurred by another provision of this covenant;

  (9)
  FF&E Indebtedness, provided that the amount of such Indebtedness in the aggregate outstanding at any time, including all refinancings, replacements and refundings thereof, will not exceed $5.0 million multiplied by the number of Material Casinos then operated by the Company or its Restricted Subsidiaries; and

  (10)
  Indebtedness of the Company (in addition to Indebtedness permitted under clauses (1) through (9) above) in an aggregate principal amount outstanding at any time (together with refinancings thereof) not to exceed $15.0 million.

Notwithstanding any other provision of this "Limitation on Indebtedness and Issuances of Preferred Stock" covenant, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this "Limitation on Indebtedness and Issuances of Preferred Stock" covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies. For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness and Issuances of Preferred Stock" covenant,

  (1)
  Indebtedness incurred under the Credit Facility on or prior to the Closing Date shall be treated as Incurred pursuant to clause (1) of the second paragraph of this "Limitation on Indebtedness and Issuances of Preferred Stock" covenant,

  (2)
  Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness which is included in the determination of such particular amount shall not be included and

  (3)
  any Liens granted pursuant to the equal and ratable provisions referred to in the "Limitation on Liens" covenant described below shall not be treated as Indebtedness.

For purposes of determining compliance with this "Limitation on Indebtedness and Issuances of Preferred Stock" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses (other than Indebtedness referred to in clause (1) of the preceding sentence), the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

Limitation on Restricted Payments

    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

  (1)
  declare or pay any dividend or make any distribution on or with respect to the Company's or any Restricted Subsidiary's Capital Stock (other than dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock) held by Persons other than the Company or any of its Restricted Subsidiaries,

  (2)
  purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company or any Subsidiary of the Company (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person;

  (3)
  make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company or a Subsidiary Guarantor that is subordinated in right of payment to the Notes or any Subsidiary Guarantee, as the case may be; or

  (4)
  make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (1) through (4) above being collectively "Restricted Payments");

if, at the time of, and after giving effect to, the proposed Restricted Payment:

  (A)
  a Default or Event of Default shall have occurred and be continuing,

  (B)
  the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness and Issuances of Preferred Stock" covenant or

  (C)
  the aggregate amount of all Restricted Payments, together with the amount of any Investment that was made pursuant to clause (7)(B)(ii) of the definition of "Permitted Investments" (the amount of any Restricted Payment with a Fair Market Value in excess of $1.0 million, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors), made after the Closing Date shall exceed the sum of

  •
  50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Trustee plus

  •
  the aggregate Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale permitted by the Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by the Indenture of Indebtedness of the Company for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) plus

    •
    an amount equal to the net reduction in Investments treated as Restricted Payments in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income and except, in each case, for any such sale that is not included in the definition of "Asset Sales"), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

    The foregoing provision shall not be violated by reason of:

  (1)
  the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

  (2)
  the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (4) of the second paragraph of the "Limitation on Indebtedness and Issuances of Preferred Stock" covenant;

  (3)
  the repurchase, redemption or other acquisition of Capital Stock of the Company or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

  (4)
  the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

  (5)
  payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;

  (6)
  pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders;

  (7)
  the redemption or repurchase of any debt or equity securities of the Company or any Restricted Subsidiary required by, and in accordance with any order of any Gaming Authority, provided, that the Company has used its reasonable best efforts to effect a disposition of such securities to a third-party and has been unable to do so; or

  (8)
  other Restricted Payments in an aggregate amount not to exceed $15.0 million;

provided that, except in the case of clauses (1) and (3), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

    Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (2) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) thereof), the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (3) and (4), and any Investment that is made pursuant to clause 7(B)(ii) of the definition of Permitted Investments shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

    The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to

  (1)
  pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,

  (2)
  pay any Indebtedness owed to the Company or any other Restricted Subsidiary,

  (3)
  make loans or advances to the Company or any other Restricted Subsidiary or

  (4)
  transfer any of its property or assets to the Company or any other Restricted Subsidiary.

    The foregoing provisions shall not restrict any encumbrances or restrictions:

    •
    existing on the Closing Date in the Credit Facility, the Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

    •
    existing under or by reason of applicable law or by order of any Gaming Authority;

    •
    existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

    •
    in the case of clause (4) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant,

    •
    that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

      •
      existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or

      •
      arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

    •
    with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or

    •
    contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if

    •
    the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement,

    •
    the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company) and

    •
    the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes).

Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent the Company or any Restricted Subsidiary from

  •
  creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant,

  •
  restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries or

  •
  distributing cash flow from Indiana Gaming Company L.P. in accordance with the provisions of its partnership agreement.

Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries

    The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

  (1)
  to the Company or a Wholly Owned Restricted Subsidiary;

  (2)
  issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; or

  (3)
  if, (i) such issuance or sale is of all the Capital Stock of such Restricted Subsidiary and (ii) the Net Cash Proceeds of any such issuance or sale are applied in accordance with clause (A) or (B) of the "Limitation on Asset Sales" covenant described below.

Additional Subsidiary Guarantees

    If (1) a Restricted Subsidiary acquired or created after the date of the Indenture has at any time a Fair Market Value of more than $250,000 or (2) any Subsidiary of the Company becomes a borrower or a guarantor under the Credit Facility, then that Subsidiary must execute a Subsidiary Guarantee and deliver an opinion of counsel, in accordance with the terms of the Indenture pursuant to which such Subsidiary will become a Subsidiary Guarantor, on a senior subordinated basis (pursuant to subordination provisions substantially similar to those described above under the caption "— Ranking"), of the Company's payment obligations under the Notes and the Indenture; provided that the aggregate Fair Market Value of Restricted Subsidiaries of the Company that are not Subsidiary Guarantors will not at any time exceed $1.0 million.

Designation of Restricted and Unrestricted Subsidiaries

    The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that:

  (1)
  the value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Restricted Subsidiary being so designated will be deemed to be an Investment made by the Company or such Restricted Subsidiary as of the time of such designation

  (2)
  the Investment referred to in clause (1) of this proviso would be permitted under the "Limitation on Restricted Payments" covenant described above;

  (3)
  no Subsidiary of the Company with an interest in Indiana Gaming Company L.P., may become an Unrestricted Subsidiary; and

  (4)
  such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

    Indiana Gaming Company L.P. will initially be designated an Unrestricted Subsidiary.

    The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

  •
  no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and

  •
  all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture.

    The Company shall designate Indiana Gaming Company L.P. as a Restricted Subsidiary if the Company or its Subsidiaries acquire all of the then outstanding Minority Interests in Indiana Gaming Company L.P.

    Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

Limitation on Transactions with Shareholders and Affiliates

    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 10% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, unless:

  •
  such Affiliate Transaction is on fair and reasonable terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of execution of the agreement providing therefor, in a comparable transaction by the Company or such Subsidiary with a Person that is not such a holder or an Affiliate; and

  •
  the Company delivers to the Trustee:

  •
  with respect to any transaction or series of related transactions the aggregate amount of which exceeds $2.0 million in value, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

  •
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing

    The foregoing limitation does not limit, and shall not apply to:

  •
  any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries;

  •
  the payment of reasonable and customary regular fees and indemnities to directors of the Company who are not employees of the Company;

  •
  any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

  •
  any sale of shares of Capital Stock (other than Disqualified Stock) of the Company; or

  •
  any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant.

Limitation on Liens

    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens.

Limitation on Asset Sales

    The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (1) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (2) at least 75% of the consideration received consists of cash or Temporary Cash Investments or the assumption of Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness to the Company or any Restricted Subsidiary), provided that the Company or such Restricted Subsidiary is irrevocably and unconditionally released from all liability under such Indebtedness.

    Within twelve months after the receipt of any Net Cash Proceeds from one or more Asset Sales occurring on or after the Closing Date, the Company shall or shall cause the relevant Restricted Subsidiary to:

  (1)
  (A)  apply an amount equal to such Net Cash Proceeds to permanently repay Senior Indebtedness of the Company or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries; or

  (B)
  invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment and

  (2)
  apply (no later than the end of the 12-month period referred to in clause (1)(B)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraph of this "Limitation on Asset Sales" covenant.

The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (1) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

    If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $10.0 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders (and if required by the terms of any Indebtedness that is pari passu with the Notes ("Pari Passu Indebtedness"), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount thereof, plus, in each case, accrued interest and Additional Interest, if any, to the Payment Date. If the aggregate principal amount of Notes and any such Pari Passu Indebtedness tendered by holders thereof exceeds the amount of Excess Proceeds, the Notes and Pari Passu Indebtedness shall be purchased on a pro rata basis. Upon the completion of any such Offers to Purchase, regardless of the amount of Notes validly tendered, the amount of Excess Proceeds shall be reset to zero.

Repurchase of Notes in Connection with Sale of Lawrenceburg Interest

    The Indenture provides that, if (1) Indiana Gaming Company L.P. is an Unrestricted Subsidiary and (2) the amount of Consolidated EBITDA derived from the Lawrenceburg Casino exceeds 50% of Consolidated EBITDA of the Company and its Restricted Subsidiaries:

  •
  the Company and its Subsidiaries will not, and will not permit any of their Subsidiaries to, in one or a series of related transactions, sell or otherwise transfer any of the Company's interest in Indiana Gaming Company L.P., whether directly by a sale of such interest or indirectly by the sale, issuance or transfer of Capital Stock of any Subsidiary of the Company directly or indirectly owning such interest (a "Lawrenceburg Sale") and

  •
  as long as the Company or Restricted Subsidiary serves as general partner of Indiana Gaming Company L.P., Indiana Gaming Company L.P. will not engage in a sale of all or substantially all its assets, by way of merger, consolidation or otherwise (a "Property Sale"), unless:

  •
  no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such Lawrenceburg Sale or Property Sale;

  •
  the Board of Directors of the Company determines in good faith that the Company or such Subsidiary receives fair market value for such Lawrenceburg Sale or Property Sale;

  •
  the Board of Directors of the Company receives a favorable written opinion as to the fairness of the transaction to the Company from a financial point of view issued by an investment banking firm of nationally recognized standing; and

  •
  within 120 business days of the date of such Lawrenceburg Sale or Property Sale, either:

  (1)
  the Company redeems all of the Notes upon not less than 30 days prior written notice mailed by first-class mail to each holder's registered address or

  (2)
  the Company consummates an irrevocable, unconditional cash offer to purchase at least an aggregate principal amount (the "Tender Offer Amount") of Notes that, if the Company purchased all such Notes, would result in the Debt to EBITDA Ratio being no greater than 3.5 to 1, in each case, at the purchase price set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon, to the repurchase date, if such Lawrenceburg Sale or Property Sale occurs during the twelve-month period beginning on June 1 of the years indicated below:

Year	Percentage
1999	110.750%
2000	109.675%
2001	108.600%
2002	107.525%
2003	106.450%

    and, thereafter at the prices set forth under the caption "Optional Redemption" above.

Upon expiration of the offer described in clause (2) above, the Company will purchase all Notes properly tendered (on a pro rata basis if the principal amount of Notes tendered exceeds the Tender Offer Amount). After the purchase of all Notes properly tendered, any remaining proceeds of the Lawrenceburg Sale or Property Sale will be available for general corporate purposes.

    Upon the consummation of the offer described in clause (2) above, the interest rate on all of the remaining outstanding Notes will increase by 0.50% per annum. If the Company complies with the preceding paragraph of this "Repurchase of Notes in Connection with Sale of Lawrenceburg Interest" covenant with respect to a Lawrenceburg Sale or Property Sale, the provisions of the "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants shall not apply with respect to such Lawrenceburg Sale or Property Sale.

    Following a Lawrenceburg Sale or a Property Sale as described in the first paragraph of this covenant, clauses (1) and (2) of the second paragraph under the "Limitation on Indebtedness and Issuances of Preferred Stock" covenant described above shall be of no further force or effect and none of the Company nor any of its Restricted Subsidiaries shall be permitted to incur any Indebtedness pursuant to such clauses; provided that, any Indebtedness incurred prior to such Lawrenceburg Sale or

Property Sale under such clauses that remains outstanding after such Lawrenceburg Sale or Property Sale will not be deemed to be a violation of this provision or the "Limitation on Indebtedness and Issuances of Preferred Stock" covenant described above.

    The Indenture also provides that if (1) Indiana Gaming Company L.P. is an Unrestricted Subsidiary and (2) the amount of Consolidated EBITDA derived from the Lawrenceburg casino is less than or equal to 50% of Consolidated EBITDA of the Company and its Restricted Subsidiaries:

  •
  the Company and its Subsidiaries will not, and will not permit any of their Subsidiaries to, consummate a Lawrenceburg Sale unless the Company treats such Lawrenceburg Sale as an "Asset Sale" and complies with the "Limitation on Asset Sales" covenant described above; and

  •
  as long as the Company or a Restricted Subsidiary serves as general partner of Indiana Gaming Company L.P., Indiana Gaming Company L.P. will not engage in a Property Sale unless

  •
  the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of,

  •
  at least 75% of the consideration received consists of cash or Temporary Cash Investments; and

  •
  the Company's and any Restricted Subsidiaries' pro rata share of the Net Cash Proceeds of such Property Sale are distributed to the Company or any Restricted Subsidiary of the Company and the Company utilizes such Net Cash Proceeds received by it in accordance with the second and third paragraphs of the "Limitation or Asset Sales" covenant described above.

    The Company shall cause distributions from Indiana Gaming Company L.P. to The Indiana Gaming Company to be promptly distributed to the Company.

Limitation on Sale-Leaseback Transactions

    The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

  •
  the Company or such Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under

  •
  the Interest Coverage Ratio test in the first paragraph of the "Limitation on Indebtedness and Issuances of Preferred Stock" covenant or

  •
  clause (9) of the second paragraph of the "Limitation on Indebtedness and Issuances of Preferred Stock" covenant;

  •
  the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

  •
  the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "— Asset Sales."

Limitation on Senior Subordinated Indebtedness

    The Company shall not Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is pari passu with, or subordinated in right of payment to, the Notes; provided that the foregoing limitation shall not apply to distinctions between categories of Senior Indebtedness of the Company that exist by reason of any Liens or Guarantees arising or created in respect of some but not all such Senior Indebtedness.

Limitation on Certain Activities of Indiana Gaming Company L.P.

    The Indenture provides that as long as the Company or a Restricted Subsidiary is the general partner of Indiana Gaming Company L.P., the Company will not permit Indiana Gaming Company L.P. to Incur any Indebtedness other than Indebtedness which:

  •
  is Non-Recourse Indebtedness; and

  •
  by its terms, contains no restrictions of the type prohibited by "Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries."

    The Indenture will provide that as long as the Company or a Restricted Subsidiary is a partner of Indiana Gaming Company L.P., the Company will not permit Indiana Gaming Company L.P. to amend the provisions of its partnership agreement dealing with distributions in a manner which is adverse to the holders of the Notes or the provisions of its partnership agreement with respect to partnership purpose, which is limited to the operation of the Lawrenceburg Casino.

Limitation on Business Activities

    The Company will not, and will not permit any Subsidiary to, engage in any business other than the gaming and hotel businesses and such business activities as are incidental or related or complementary thereto, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

Limitation on Status as Investment Company

    The Indenture prohibits the Company and the Subsidiary Guarantors from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended) or from otherwise becoming subject to regulation under the Investment Company Act.

Payments for Consent

    The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Repurchase of Notes upon a Change of Control

    The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest and Additional Interest, if any, to the Payment Date.

    There can be no assurance that the Company will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as may be contained in other securities of the Company which might be outstanding at the time). The above covenant requiring the Company to repurchase the Notes will, unless consents are obtained, require the Company to repay all indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

SEC Reports and Reports to Holders

    Whether or not the Company is then required to file reports with the SEC, the Company shall file with the SEC all such reports and other information as it would be required to file with the SEC by Sections 13(a) or 15(d) under the Securities Exchange Act of 1934 if it were subject thereto. The Company shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information.

Events of Default

    The following events are defined as "Events of Default" in the Indenture:

  (1)
  default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise whether or not such payment is prohibited by the provisions described above under "— Ranking";

  (2)
  default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days whether or not such payment is prohibited by the provisions described above under "— Ranking";

  (3)
  default in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the failure to make or consummate an Offer to Purchase in accordance with the "Limitation on Asset Sales" or "Repurchase of Notes upon a Change of Control" covenant;

  (4)
  the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (1), (2) or (3) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

  (5)
  there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $10.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

  (6)
  any final judgment or order (not covered by insurance) for the payment of money in excess of $10.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

  (7)
  a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

  (8)
  the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors;

  (9)
  except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; or

  (10)
  the revocation, termination, suspension or other cessation of effectiveness for a period or more than 90 consecutive days of any Gaming License that results in the cessation or suspension of gaming operations at the Lawrenceburg Casino or any Material Casino; provided that any voluntary relinquishment of or failure to renew after revocation a Gaming License of a Material Casino if such relinquishment or failure to renew is, in the reasonable, good faith judgment of the Board of Directors of the Company, evidenced by a resolution of such Board, both desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the holders of the Notes shall not constitute an Event of Default.

    If an Event of Default (other than an Event of Default specified in clause (7) or (8) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest and Additional Interest, if any, on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest and Additional Interest, if any, shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (5) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (7) or (8) above occurs with respect to the Company, the principal of, premium, if any, and accrued interest or Additional Interest, if any, on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and accrued interest and Additional Interest, if any, on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "— Modification and Waiver."

    The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

  •
  A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

  •
  the Holder gives the Trustee written notice of a continuing Event of Default;

  •
  the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

  •
  such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

  •
  the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

  •
  during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or accrued interest and Additional Interest, if any, on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

    The Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of the principal of or premium, if any, or interest on the Notes.

    The Indenture requires certain officers of the Company to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under the Indenture and that the Company has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company is also obligated to notify the Trustee and the agent under the Credit Facility of any default or defaults in the performance of any covenants or agreements under the Indenture.

Consolidation, Merger and Sale of Assets

    The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to any Person or permit any Person to merge with or into the Company unless:

  (1)
  the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under the Indenture;

  (2)
  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

  (3)
  immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Notes shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

  (4)
  immediately after giving effect to such transaction on a pro forma basis the Company, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness and Issuances of Preferred Stock" covenant; provided that this clause (4) shall not apply to a consolidation, merger or sale of all (but not less than all) of the assets of the Company if all Liens and Indebtedness of the Company or any Person becoming the successor obligor on the Notes, as the case may be, and its Restricted Subsidiaries outstanding immediately after such transaction would have been permitted (and all such Liens and Indebtedness, other than Liens and Indebtedness of the Company and its Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of the Indenture; and

  (5)
  the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (3) and (4)) and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been compiled with;

provided, however, that:

  •
  clauses (3) and (4) above will not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a resolution of the Board of Directors, the principal purpose of such transaction is to change the state of incorporation of the Company and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations; and

  •
  this "Consolidation, Merger and Sale of Assets" covenant will not apply to sales of property and assets with respect to which the Company has complied with the "Repurchase of Notes in Connection with Sale of Lawrenceburg Interest" covenant described above.

    In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of the Subsidiary Guarantors.

Defeasance

    The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Subsidiary Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

  •
  the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the trust referred to below;

  •
  the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  •
  the rights, powers, trusts, duties and immunities of the Trustee, and the Company's and the Subsidiary Guarantor's obligations in connection therewith; and

  •
  the Legal Defeasance provisions of the Indenture.

    In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Subsidiary Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance:

  •
  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

  •
  in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that

  •
  the Company has received from, or there has been published by, the Internal Revenue Service a ruling or

  •
  since the date of the Indenture, there has been a change in the applicable federal income tax law,

    in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  •
  in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  •
  no Default or Event of Default shall have occurred and be continuing either:

  •
  on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or

  •
  or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

  •
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

  •
  the Company must have delivered to the Trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy of the Company or any Subsidiary Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider" of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

  •
  the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

  •
  the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Modification and Waiver

    The Indenture may be amended, without the consent of any Holder, to

  •
  cure any ambiguity, defect or inconsistency in the Indenture; provided that such amendments do not adversely affect the interests of the Holders in any material respect;

  •
  comply with the provisions described under "Consolidation, Merger and Sale of Assets;"

  •
  comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

  •
  evidence and provide for the acceptance of appointment by a successor Trustee; or

  •
  make any change that, in the good faith opinion of the Board of Directors, does not materially and adversely affect the rights of any Holder.

    Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby,

  •
  change the Stated Maturity of the principal of, or any installment of interest on, any Note,

  •
  reduce the principal amount of, or premium, if any, or interest on, any Note,

  •
  change the place or currency of payment of principal of, or premium, if any, or interest on, any Note,

  •
  impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note,

  •
  waive a default in the payment of principal of, premium, if any, or interest on the Notes,

  •
  modify the subordination provisions in a manner adverse to the Holders or

  •
  reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

No Personal Liability of Directors, Officers, Employees, Incorporators or Stockholders

    No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Concerning the Trustee

    If the Trustee becomes a creditor of the Company or any Subsidiary Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

    The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry; Delivery and Form

    The registered notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Registered notes will be issued at the closing of the exchange offer.

    The registered notes initially will be represented by one or more registered notes in registered, global form without interest coupons (the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

    Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for registered notes in certificated form except in the limited circumstances described below. See "— Exchange of Book-Entry Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of registered notes in certificated form. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

    The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by it. The Company takes no responsibility for these operations and procedures and urges investors to contact DTC or its participants directly to discuss these matters.

    DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Placement Agents), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

    DTC has also advised the Company that, pursuant to procedures established by it:

  •
  upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Placement Agents with portions of the principal amount of the Global Notes; and

  •
  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

    The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

    Except as described below, owners of interest in the Global Notes will not have registered notes registered in their names, will not receive physical delivery of registered notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

    Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the registered notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

  •
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  •
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

    DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the registered notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of registered notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the registered notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

    Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

    DTC has advised the Company that it will take any action permitted to be taken by a Holder of registered notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the registered notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the registered notes, DTC reserves the right to exchange the Global Notes for registered notes in certificated form, and to distribute such registered notes to its Participants.

    Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

    A Global Note is exchangeable for definitive registered notes in registered certificated form ("Certificated Notes") if:

  •
  DTC (1) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company fails to appoint a successor depositary or (2) has ceased to be a clearing agency registered under the Exchange Act;

  •
  the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

  •
  there shall have occurred and be continuing a Default or Event of Default with respect to the Notes.

    In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

  Same Day Settlement and Payment

    The Company will make payments in respect of the registered notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The registered notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such registered notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following general discussion summarizes the material U.S. federal income tax aspects of the exchange offer to holders of the restricted notes. This discussion is a summary for general information purposes only, is limited to the federal income tax consequences of the exchange offer, and does not consider all aspects of the restricted notes and registered notes. This discussion does not consider the impact, if any, of a holder's personal circumstances on the tax consequences of the exchange offer to such holder. This discussion also does not address the U.S. federal income tax consequences to holders subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or foreign currency, tax-exempt entities, banks, thrifts, insurance companies, persons that hold the restricted notes as part of a "straddle," a "hedge" against currency risk, a "conversion transaction," or other risk reduction transaction, or persons that have a "functional currency" other than the U.S. dollar, and investors in pass-through entities. In addition, this discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction or any federal estate taxes.

    This discussion is based upon the Internal Revenue Code, existing and presupposed regulations thereunder, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly on a retroactive basis. We have not and will not seek any rulings or opinions from the IRS or counsel with respect to the matters discussed below. We can give no assurance that the IRS will not take positions concerning the tax consequences of the exchange offer which are different from those discussed herein.

    Holders of the restricted notes should consult their own advisors concerning the application of U.S. federal income tax laws, as well as the laws of any state, local or foreign jurisdiction, to the exchange offer in light of their particular situation.

    The exchange of restricted notes for registered notes under the terms of the exchange offer would not constitute a taxable exchange. As a result, (1) a holder would not recognize taxable gain or loss as a result of exchanging restricted notes for registered notes under the terms of the exchange offer, (2) the holding period of the registered notes would include the holding period of the restricted notes exchanged for the registered notes and (3) the adjusted tax basis of the registered notes would be the same as the adjusted tax basis, immediately before the exchange, of the restricted notes exchanged for the registered notes.

PLAN OF DISTRIBUTION

    Based on interpretations by the Staff set forth in no-action letters issued to third parties, we believe that a holder, other than a person that is an affiliate of ours within the meaning of Rule 405 under the Securities Act or a broker dealer registered under the Exchange Act that purchases notes from us to resell pursuant to Rule 144A under the Securities Act or any other exemption, that exchanges restricted notes for registered notes in the ordinary course of business and that is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the registered notes will be allowed to resell the registered notes to the public without further registration under the Securities Act and without delivering to the purchasers of the registered notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires registered notes in the exchange offer for the purpose of distributing or participating in a distribution of the registered notes, such holder cannot rely on the position of the Staff enunciated in Exxon Capital Holdings Corporation or similar no-action or interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, and such secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of registered notes obtained by such holder in exchange for restricted notes acquired by such holder directly from us or an affiliate thereof, unless an exemption from registration is otherwise available.

    As contemplated by the above no-action letters and the registration rights agreement, each holder accepting the exchange offer is required to represent to us in the letter of transmittal that they:

  •
  are not an affiliate of ours;

  •
  are not participating in, and do not intend to participate in, and have no arrangement or understanding with any person to participate in, a distribution of the restricted notes or the registered notes;

  •
  are acquiring the registered notes in the ordinary course of business; and

  •
  if they are a broker dealer, they will receive the registered notes for their own account in exchange for the restricted notes that were acquired as a result of market-making activities or other trading activities. Each broker dealer must acknowledge that it will deliver a prospectus in connection with any resale of such registered notes.

    Any broker dealer registered under the Exchange Act who holds restricted notes that were acquired for its own account as a result of market-making activities or other trading activities, other than restricted notes acquired directly from us or any affiliate of ours, may exchange such restricted notes for registered notes pursuant to the exchange offer; however, such broker dealer may be deemed an underwriter within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the registered notes received by it in the exchange offer, which prospectus delivery requirement may be satisfied by the delivery by such broker dealer of this prospectus, as it may be amended or supplemented from time to time. We have agreed to use our reasonable best efforts to cause the registration statement, of which this prospectus is a part, to remain continuously effective for a period of 180 days from the exchange date, and to make this prospectus, as amended or supplemented, available to any such broker dealer for use in connection with resales. Each broker-dealer that receives registered notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such registered notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of registered notes received in exchange for outstanding registered notes where such outstanding registered notes were acquired as a result of market-making activities or other trading activities. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act, a broker dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

    We will not receive any proceeds from any sale of registered notes by a broker dealer. Registered notes received by broker dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the registered notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker dealers and/or the purchasers of any such registered notes. Any broker dealer that resells registered notes that were received by it for its own account pursuant to the exchange offer and any broker dealer that participates in a distribution of such registered notes may be deemed to be an underwriter within the meaning of the Securities Act and any profit on any such resale of registered notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

    We have agreed to pay all expenses incident to the exchange offer, other than commissions and concessions of broker dealers, and will indemnify the holders of the restricted notes, including any broker dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

    The validity of the registered notes offered in this prospectus will be passed upon for us by Winston & Strawn, Chicago, Illinois.

EXPERTS

    Ernst & Young LLP, independent auditors, have audited our consolidated financial statements at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, as set forth in their report. We've included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    The audited financial statements of Empress Casino Joliet Corporation as of December 31, 2000 and 1999, and the related statements of operations, stockholders' equity and cash flows for the years then ended included in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    Ernst & Young LLP, independent auditors have audited the consolidated statements of operations, stockholders' equity and cash flows of Empress Casino Joliet Corporation for the year ended December 31, 1998 as set forth in their report. We've included such financial statements in this registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

F–1

REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Argosy Gaming Company

    We have audited the accompanying consolidated balance sheets of Argosy Gaming Company as of December 31, 2000 and 1999 and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Argosy Gaming Company at December 31, 2000 and 1999 and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

                      ERNST & YOUNG LLP

Chicago, Illinois
January 30, 2001, except for Note 18
as to which date is March 8, 2001

F–2

ARGOSY GAMING COMPANY

CONSOLIDATED BALANCE SHEETS

(In thousands except share and per share data)

	December 31,
	2000	1999
ASSETS
Current assets:
Cash and cash equivalents	$59,374	$47,090
Restricted cash in escrow	—	25,244
Accounts receivable, net of allowance for doubtful accounts of $1,248 and $1,328, respectively	2,444	3,909
Income taxes receivable	1,074	653
Deferred income taxes	4,849	18,681
Other current assets	4,453	4,840

Total current assets	72,194	100,417

Net property and equipment	397,989	405,205

Other assets:
Deferred finance costs, net of accumulated amortization of $2,364 and $1,069, respectively	7,767	8,782
Goodwill and other intangible assets, net of accumulated amortization of $9,669 and $7,409, respectively	56,681	49,761
Other	2,605	2,695

Total other assets	67,053	61,238

Total assets	$537,236	$566,860

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15,304	$17,894
Accrued payroll and related expenses	11,677	12,174
Other accrued liabilities	52,275	39,178
Accrued interest	2,659	3,176
Current maturities of long-term debt	23,775	32,668

Total current liabilities	105,690	105,090

Long-term debt	252,561	346,705
Deferred income taxes	10,762	9,945
Other long-term obligations	236	219
Minority interests in equity of consolidated subsidiaries	64,035	46,656
Commitments and contingent liabilities (Note 17)	—	—
Stockholders' equity:
Common stock, $.01 par; 60,000,000 shares authorized; 28,394,423 and 28,325,106 shares issued and outstanding at December 31, 2000 and 1999, respectively	284	283
Capital in excess of par	80,693	80,362
Retained earnings (deficit)	22,975	(22,400)

Total stockholders' equity	103,952	58,245

Total liabilities and stockholders' equity	$537,236	$566,860

See accompanying notes to consolidated financial statements.

F–3

ARGOSY GAMING COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands except share and per share data)

	Years Ended December 31,
	2000	1999	1998
Revenues:
Casino	$658,883	$559,147	$473,505
Admissions	18,998	18,893	16,025
Food, beverage and other	66,146	57,998	51,057

	744,027	636,038	540,587
Less promotional allowances	(93,394)	(76,387)	(59,393)

Net revenues	650,633	559,651	481,194

Costs and expenses:
Casino	243,559	215,656	196,208
Selling, general and administrative	135,819	117,518	96,550
Food, beverage and other	46,575	41,528	40,550
Other operating expenses	30,230	27,866	26,639
Depreciation and amortization	36,094	34,058	33,436
Write-down of assets held for sale	6,800	—	—

	499,077	436,626	393,383

Income from operations	151,556	123,025	87,811

Other income (expense):
Interest income	1,368	2,870	3,582
Interest expense	(34,768)	(48,594)	(57,487)

	(33,400)	(45,724)	(53,905)

Income before minority interests, income taxes and extraordinary items	118,156	77,301	33,906
Minority interests	(40,466)	(34,975)	(26,205)
Income tax expense	(31,161)	(5,900)	(1,140)

Income before extraordinary items	46,529	36,426	6,561
Extraordinary loss on extinguishment of debt (net of income tax benefit of $770, $13,500 and $0, respectively)	(1,154)	(24,920)	—

Net income	45,375	11,506	6,561
Preferred stock dividends and accretion	—	(27)	(820)

Net income attributable to common stockholders	$45,375	$11,479	$5,741

Basic net income per share	$1.60	$0.41	$0.23

Diluted net income per share	$1.56	$0.40	$0.23

See accompanying notes to consolidated financial statements.

F–4

ARGOSY GAMING COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands except share and per share data)

	Years Ended December 31,
	2000	1999	1998
Cash flows from operating activities:
Net income	$45,375	$11,506	$6,561
Adjustments to reconcile net income to net cash provided by operating activities:
Extraordinary items	1,154	24,920	—
Depreciation	33,448	31,393	31,011
Amortization	3,905	4,288	4,329
Deferred income taxes	14,649	4,292	536
Compensation expense recognized on issuance of stock	39	113	239
Loss on the disposal of equipment	197	902	789
Minority interests	40,466	34,975	26,205
Write-down of assets held for sale	6,800	—	—
Changes in operating assets and liabilities:
Accounts receivable	1,465	(1,534)	(236)
Other current assets	149	(607)	1,184
Accounts payable	(2,590)	7,394	(2,070)
Accrued liabilities	12,384	8,917	12,686
Other	346	94	429

Net cash provided by operating activities	157,787	126,653	81,663

Cash flows from investing activities:
Purchases of property and equipment	(33,229)	(37,162)	(34,051)
Purchase of minority interest in partnership	(9,150)	—	—
Restricted cash held by trustees	—	—	25,545
Long-term obligations	—	—	(6,583)
Other	(1,619)	18	908

Net cash used in investing activities	(43,998)	(37,144)	(14,181)

Cash flows from financing activities:
Repayment of credit facility	(56,400)	(58,000)	—
Proceeds from credit facility	—	161,800	—
Payments on long-term debt and installment contracts	(4,734)	(6,830)	(7,299)
Increase in deferred finance costs	(842)	(8,736)	—
Repurchase of First Mortgage Notes	(23,716)	(241,043)	—
Redemption of convertible debentures	—	(117,280)	—
Proceeds from issuance of long-term debt	—	200,000	—
Proceeds (net of issuance costs) from sale of Convertible Preferred Stock and Warrants	—	—	7,365
Cash held in escrow	25,244	(25,244)	—
Repayment of partner loans	(19,830)	(16,285)	(21,939)
Partnership distributions	(21,634)	(20,043)	(14,496)
Other	407	(615)	(610)

Net cash used in financing activities	(101,505)	(132,276)	(36,979)

Net increase (decrease) in cash and cash equivalents	12,284	(42,767)	30,503
Cash and cash equivalents, beginning of year	47,090	89,857	59,354

Cash and cash equivalents, end of year	$59,374	$47,090	$89,857

See accompanying notes to consolidated financial statements.

F–5

ARGOSY GAMING COMPANY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

(In thousands except share and per share data)

	Shares	Common Stock	Capital in Excess of Par	Retained Earnings (Deficit)	Total Stockholders' Equity
Balance, December 31, 1997	24,498,333	$245	$72,038	$(39,620)	$32,663
Restricted stock compensation expense	—	—	239	—	239
Issuance of Convertible Preferred Stock and Warrants	—	—	(235)	—	(235)
Preferred Stock conversion	1,331,980	13	2,442	—	2,455
Net income	—	—	—	6,561	6,561
Preferred Stock dividends and accretion	—	—	—	(820)	(820)

Balance, December 31, 1998	25,830,313	258	74,484	(33,879)	40,863
Restricted stock compensation expense	—	—	113	—	113
Preferred Stock conversion	2,310,011	23	5,344	—	5,367
Warrants converted	172,496	2	355	—	357
Exercise of stock options	11,156	—	46	—	46
Convertible debentures converted into stock	1,130	—	20	—	20
Net income	—	—	—	11,506	11,506
Preferred Stock dividends and accretion	—	—	—	(27)	(27)

Balance, December 31, 1999	28,325,106	283	80,362	(22,400)	58,245
Restricted stock compensation expense	—	—	39	—	39
Exercise of stock options	69,317	1	292	—	293
Net income	—	—	—	45,375	45,375

Balance, December 31, 2000	28,394,423	$284	$80,693	$22,975	$103,952

See accompanying notes to consolidated financial statements.

F–6

ARGOSY GAMING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands except share and per share data)

1.  Summary of Significant Accounting Policies

    Basis of Presentation — Argosy Gaming Company (collectively with its subsidiaries, "Argosy" or "Company") is engaged in the business of providing casino style gaming and related entertainment to the public and, through its subsidiaries or joint ventures, operates riverboat casinos in Alton, Illinois; Lawrenceburg, Indiana; Riverside, Missouri; Baton Rouge, Louisiana; and Sioux City, Iowa. Indiana Gaming Company, L.P. ("Indiana Partnership"), a limited partnership in which the Company is general partner and holds a 57.5% partnership interest, operates a casino and hotel in Lawrenceburg, Indiana.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The consolidated financial statements include the accounts of Argosy and its controlled subsidiaries and partnerships. All significant intercompany transactions have been eliminated. Under certain conditions, subsidiaries are required to obtain approval from state gaming authorities before making distributions to Argosy.

    The Company adopted new accounting guidance (EITF 00-14 and EITF 00-22) issued in, and effective for, the first quarter 2001, which requires that the cost of the cash-back component of the Company's "Argosy Preferred Card" slot and table program, including promotional coupons, be treated as a reduction of revenues. These costs had previously been treated as a casino expense. The new guidance impacts only the classification of these costs on Argosy's income statement. It does not impact operating profit or property EBITDA. The results of all periods have been reclassified to reflect the impact of implementing this new guidance.

    Certain 1999 and 1998 amounts have been reclassified to conform to the 2000 presentation.

    Cash and Cash Equivalents — The Company considers cash and all highly liquid investments with an original maturity of three months or less to be cash equivalents.

    Property and Equipment — Property and equipment are recorded at cost. Leasehold improvements are amortized over the life of the respective lease. Depreciation is computed on the straight-line method over the following estimated useful lives:

Buildings and shore improvements	5 to 33 years
Riverboats, docks and improvements	5 to 20 years
Furniture, fixtures and equipment	5 to 10 years

    Impairment of Long-Lived Assets — When events or circumstances indicate that the carrying amount of long-lived assets to be held and used might not be recoverable, the expected future undiscounted cash flows from the assets is estimated and compared with the carrying amount of the assets. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the assets, an impairment loss is recorded. The impairment loss is measured on a location-by-location basis by comparing the fair value of the assets with their carrying amount. Long-lived assets that are held for disposal are reported at the lower of the assets' carrying amount or fair value less costs related to the assets' disposition.

    Deferred Finance Costs — Deferred finance costs are amortized over the life of the respective loans using the effective interest method.

F–7

    Goodwill and Other Intangible Assets — Goodwill represents the cost in excess of fair value of net assets acquired, and is amortized over lives up to 40 years. Other intangible assets, primarily payments to cities, are amortized over the lives of the respective leases or development agreements including extensions.

    Revenues and Promotional Allowances — The Company recognizes as casino revenues the net win from gaming activities, which is the difference between gaming wins and losses. Admissions, hotel and other revenue is recognized at the time the related service is performed.

    The retail value of admissions, hotel rooms, food, beverage and other items which were provided to customers without charge has been included in revenues, and a corresponding amount has been deducted as promotional allowances. The estimated direct cost of providing promotional allowances has been included in costs and expenses as follows:

	Years Ended December 31,
	2000	1999	1998
Admissions	$6,377	$5,895	$4,409
Hotel rooms	1,336	1,059	751
Food, beverage and other	27,858	23,347	22,341

    Advertising Costs — The Company expenses advertising costs as incurred. Advertising expense was $9,857, $10,527 and $9,833 in 2000, 1999 and 1998, respectively.

    Development and Preopening Costs — Development costs incurred in an effort to identify and develop new gaming locations are expensed as incurred. Preopening costs are expensed as occurred.

2.  Property and Equipment

    Property and equipment consists of the following:

	December 31,
	2000	1999
Land	$39,252	$39,002
Buildings, leasehold and shore improvements	214,691	217,132
Riverboats, docks and improvements	152,178	164,419
Furniture, fixtures and equipment	115,720	109,399
Construction in progress	19,823	2,642

	541,664	532,594
Less accumulated depreciation and amortization	(143,675)	(127,389)

Net property and equipment	$397,989	$405,205

F–8

3.  Write Down of Assets Held for Sale

    During December 1999, the Company replaced the landing facility at our Alton property. In June 2000, the Company recorded a $6,800 pretax charge to write down the previous landing facility as it was determined the Company had no planned use for the landing facility.

4.  Other Accrued Liabilities

    Other accrued liabilities consist of the following:

	December 31,
	2000	1999
Accrued gaming and admissions taxes	$23,732	$17,532
Slot club liability	4,552	4,195
Accrued insurance expense	9,665	6,232
Other	14,326	11,219

	$52,275	$39,178

5.  Long-Term Debt

    Long-term debt consists of the following:

	December 31,
	2000	1999
First mortgage notes due June 1, 2004, interest payable semi-annually at 13.25%	$—	$22,242
Senior secured line of credit, expires June 2004, interest payable at least quarterly at either LIBOR or prime plus a margin (from 8.3% to 10.0% at December 31, 2000)	47,400	103,800
Senior subordinated notes due June 1, 2009, interest payable semi-annually at 10.75%	200,000	200,000
Notes payable, principal and interest payments due quarterly through September 2015, discounted at 10.5%	5,831	6,487
Notes payable, principal and interest payments due monthly through December 2001, interest payable at prime + 1% (10.5% at December 31, 2000), secured by gaming vessel and certain equipment	14,024	17,933
Loans from partner, principal due in installments, interest payable at prime + 6% (15.5% at December 31, 2000)	9,081	28,911

	276,336	379,373
Less: current maturities	23,775	32,668

Long-term debt, less current maturities	$252,561	$346,705

    On June 8, 1999, the Company issued $200,000 of Senior Subordinated Notes due 2009 ("Subordinated Notes") and entered into a five year $200,000 Senior Secured revolving bank credit

F–9

agreement ("Credit Facility"). The Credit Facility is secured by liens on substantially all of the Company's assets, and the Company's subsidiaries are co-borrowers. The Company's joint-venture subsidiary that operates the Argosy Casino & Hotel in Lawrenceburg is not a co-borrower nor are the assets of the subsidiary pledged in either agreement. All of the Company's wholly-owned operating subsidiaries guarantee the Subordinated Notes. The Company's joint-venture subsidiary that operates the Argosy Casino & Hotel in Lawrenceburg is not a guarantor of the Subordinated Notes. The Subordinated Notes rank junior to all of the senior indebtedness of the Company, including borrowings under the Credit Facility and the subsidiary guarantees of the Subordinated Notes rank junior to the senior indebtedness of the subsidiary guarantors.

    The Subordinated Notes and the Credit Facility contain certain restrictions on the payment of dividends on the Company's common stock and the occurrence of additional indebtedness, as well as other typical debt covenants. In addition, the Credit Facility requires the Company to maintain certain financial ratios. The Credit Facility provides for, within two years, additional borrowing availability of $75,000 to be used for general corporate purposes and a further $150,000 increase to fund the purchase of all outstanding minority interests in the Lawrenceburg partnership. The increases in the Credit Facility are subject to a number of contingencies including lender approval. The Credit Facility is subject to scheduled reductions of 2.5% to 5.0% per quarter, beginning September 2000, of the total borrowing availability. The Company has a $1,900 letter of credit outstanding at December 31, 2000.

    In 1999, the Company used the net proceeds from the issuance of the Subordinated Notes, $25,000 in borrowings under the Credit Facility and approximately $51,000 of cash on hand to tender for and retire approximately $213,000 of its $235,000 outstanding 13 1/4% First Mortgage Notes due 2004 ("Mortgage Notes"). Under terms of the Credit Facility, the Company was required to redeem the remaining $22,242 of untendered Mortgage Notes on June 1, 2000 and placed monies in escrow to fund the remaining principal, interest payments and the June 2000 redemption premium. At December 31, 1999, the remaining escrow balance of $25,244 was classified as restricted cash in escrow. During June 2000, the Company used the escrowed funds to redeem the untendered Mortgage Notes and recorded an extraordinary loss of $1,154, net of a tax benefit of $770. On July 7, 1999, the Company redeemed all of its outstanding 12% Convertible Subordinated Notes due 2001 ("Convertible Notes"). During 1999, the Company used borrowings of $105,000 under the Credit Facility and approximately $13,700 of cash to redeem the Convertible Notes. In connection with the early extinguishment of the Mortgage Notes and Convertible Notes during 1999, the Company recorded an extraordinary loss of $24,920 net of a tax benefit of $13,500.

    Interest expense for the years ended December 31, 2000, 1999 and 1998, was $34,768 (net of $717 capitalized), $48,594 (net of $115 capitalized) and $57,487 (net of $1,086 capitalized), respectively.

F–10

    Maturities of long-term debt at December 31, 2000 are as follows:

Years ended December 31,
2001	$23,775
2002	743
2003	825
2004	48,316
2005	1,016
Thereafter	201,661

$276,336

F–11

6.  Convertible Preferred Stock and Warrants

    On June 16, 1998, the Company issued $8,000 of Series A Convertible Preferred Stock ("Preferred Shares"), together with warrants to purchase an additional 292,612 shares of Common Stock at $3.89 per share. The warrants expire in 2003.

    The Preferred Shares provided for a 4% dividend per annum, payable in cash and/or in kind, at the time of conversion or maturity, at the Company's option. Through December 31, 1998, the Preferred Shares had been converted into 1,331,980 shares of common stock. During the year ended December 31, 1999, the remaining Preferred Shares were converted into 2,310,011 shares of common stock.

    This transaction provided for put and call options which, subject to certain restrictions and limitations, allowed for up to an additional $8,000 of Preferred Shares and Warrants to be issued. In December 1998, the Company amended its agreement with the holders of the Preferred Shares to terminate both the holders' right to purchase, and the Company's right to require such holders to purchase, the additional $8,000 tranche of Preferred Shares and related warrants. The Company paid $625 to amend the agreement, and this amount is included in preferred stock dividends and accretion in the accompanying statement of income for 1998.

    During 1999, 201,172 warrants were converted into 172,496 shares of common stock.

F–12

7.  Earnings Per Share

    The following table sets forth the computation of basic and diluted earnings per share:

	Years Ended December 31,
	2000	1999	1998
Numerator:
Income before extraordinary items	$46,529	$36,426	$6,561
Preferred stock dividends and accretion	—	(27)	(820)

Numerator for basic earnings per share
Income attributable to common stockholders	46,529	36,399	5,741
Effect of dilutive securities:
Preferred stock dividends	—	27	820
Numerator for diluted earnings per share — income available to common stockholders after assumed conversions	$46,529	$36,426	$6,561

Denominator:
Denominator for basic earnings per share — Weighted-average shares outstanding	28,328,397	27,828,398	24,498,905
Effect of dilutive securities (computed using the treasury stock method):
Warrants	68,573	163,073	—
Stock options	712,085	569,451	—
Preferred stock	—	264,806	—
Restricted stock	34,488	94,928	105,580

Denominator for diluted earnings per share — adjusted Weighted-average shares and assumed conversions	29,143,543	28,920,656	24,604,485

Basic earnings per share — before extraordinary items	$1.64	$1.31	$0.23
Extraordinary items	(0.04)	(0.90)	—

Basic earnings per share — including extraordinary items	$1.60	$0.41	$0.23

Diluted earnings per share — before extraordinary items	$1.60	$1.26	$0.23
Extraordinary items	(0.04)	(0.86)	—

Diluted earnings per share — including extraordinary items	$1.56	$0.40	$0.23

    At December 31, 2000, employee stock options to purchase 115,353 shares of common stock priced at $18.00 per share were not included in the computation of diluted earnings per share because the options exercise price was greater than the average market price of the common shares and, therefore, the effect would be anti-dilutive.

F–13

8.  Income Taxes

    Income tax (expense) benefit for the years ended December 31, 2000, 1999 and 1998, consists of the following:

	2000	1999	1998
Current:
Federal	$(12,975)	$(13,567)	$—
State	(3,537)	(1,541)	(604)

	(16,512)	(15,108)	(604)

Deferred:
Federal	(14,653)	9,315	—
State	4	(107)	(536)

	(14,649)	9,208	(536)

Income tax expense	$(31,161)	$(5,900)	$(1,140)

    The provision for income taxes for the years ended December 31, 2000, 1999 and 1998, differs from that computed at the federal statutory corporate tax rate as follows:

	2000	1999	1998
Federal statutory rate	35.0%	35.0%	35.0%
State income taxes, net of federal benefit	1.9	1.4	2.2
Valuation allowance	—	(13.7)	(7.8)
Goodwill amortization	0.2	0.3	0.6
Minority interest in partnership income	(12.0)	(15.8)	(27.0)
Other, net	1.2	0.4	0.4

	26.3%	7.6%	3.4%

    The tax effects of significant temporary differences representing deferred tax assets and liabilities at December 31, 2000 and 1999, are as follows:

	2000	1999
Depreciation	$(10,333)	$(11,783)
Preopening	2,357	2,825
Benefit of net operating loss carryforward	2,496	19,418
Other, net	1,395	22

	(4,085)	10,482
Valuation allowance	(1,828)	(1,746)

Net deferred tax asset (liability)	$(5,913)	$8,736

    The valuation allowance relates to state deferred tax assets established under SFAS 109 for Louisiana net operating loss carryforwards of approximately $30,000 and $38,600 at December 31, 2000 and 1999, respectively. These loss carryforwards, which will expire from 2012 through 2019, will be

F–14

carried forward to future years for possible utilization. During 1999, the Company recognized a $10,000 tax benefit representing prior federal income tax net operating losses.

9.  Supplemental Cash Flow Information

    The Company paid $34,145, $48,401 and $58,356 for interest, and $16,165, $1,515 and $784 for income taxes in 2000, 1999 and 1998, respectively.

    The Company issued 69,319, 2,494,793 and 1,331,980 shares of additional common stock resulting from the conversion of Preferred Stock, the exercise of stock options, conversion of debentures and the conversion of warrants during 2000, 1999 and 1998, respectively.

    The Company acquired equipment in the amount of $2,841 in 1998, which was financed through installment contracts.

10.  Leases

    Future minimum lease payments for operating leases with initial terms in excess of one year as of December 31, 2000, are as follows:

Years ending December 31,
2001	$2,057
2002	566
2003	334
2004	263
2005	236
Thereafter	16,744

$20,200

    Rent expense for the years ended December 31, 2000, 1999 and 1998, was $8,369, $4,916 and $4,137, respectively.

11.  Stock Option Plans

    The Company adopted the Argosy Gaming Company Stock Option Plan, as amended, ("Stock Option Plan"), which provides for the grant of non-qualified stock options for up to 2,500,000 shares of common stock to key employees of the Company. These options expire 10 years after their respective grant dates and become exercisable over a specified vesting period. At December 31, 2000, options for 706,191 shares are exercisable under the Stock Option Plan at a weighted average price of $3.87. The weighted average contractual life of outstanding options at December 31, 2000 is approximately 7.2 years and the weighted average exercise price of options outstanding is $5.91. The weighted average fair value of options granted was $9.90, $3.07 and $1.40, during 2000, 1999 and 1998, respectively.

    On November 7, 1997 ("Grant Date"), the Company's board of directors approved a plan that allowed certain employees to exchange their existing stock options for an amount of options equal to the number of options to be exchanged multiplied by a fraction: the numerator of which is $4.25

F–15

(closing price on Grant Date) and the denominator of which is the prior option price. This exchange of options was finalized during 1998, and options for 625,373 shares of stock were exchanged for options for 157,524 shares of stock.

    The Company also has adopted the Argosy Gaming Company 1993 Directors Stock Option Plan ("Directors Option Plan"), which provides for a total of 50,000 shares of common stock to be authorized and reserved for issuance. The Directors Option Plan provides for the grant of non-qualified stock options at fair market value to non-employee directors of the Company as of the date such individuals become directors of the Company. These options expire five years after their respective grant dates and become exercisable over a specified vesting period.

    The Company follows Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations in accounting for its employee stock options. Under APB 25, the Company does not recognize compensation expense when the exercise price of employee stock options equals or exceeds the market price of the underlying stock on the date of grant.

    The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock Based Compensation." Accordingly, no compensation expense has been recognized for either stock plan. Had the valuation methods under SFAS 123 been used for the Company's stock option grants, the fiscal 2000 pro forma net income attributable to common stockholders would have been $45,007 and the pro forma diluted income per share would have been $1.54. The fair value of each option was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: dividend yield of zero; expected volatility 57%; risk-free interest rate of 6%; and expected option life of five years. The fiscal 1999 pro forma net income attributable to common stockholders would have been $11,089 and the pro forma diluted income per share would have been $0.38. The fair value of each option was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: dividend yield of zero; expected volatility 56.5%; risk-free interest rate of 6%, and expected option life of three years. The fiscal 1998 pro forma net income attributable to common stockholders would have been $5,579 and the pro forma diluted income per share would have been $0.23. The fair value of each option was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: dividend yield of zero; expected volatility 52.7%; risk-free interest rate of 6% and expected option life of three years. These pro forma amounts may not be representative of future disclosures because the estimated fair value of the options is amortized to expense over the vesting period and additional options may be granted in the future.

F–16

    A summary of stock option activity is as follows:

	Stock Option Plan		Directors Option Plan
	Shares	Weighted Average Exercise Price Per Share	Shares	Weighted Average Exercise Price Per Share
Outstanding, December 31, 1997	2,066,910	$13.98	21,000	$16.86
Exchange of options:
Original Issue	(625,373)	16.77	—	—
Adjustment	157,524	4.25	—	—
Granted	232,156	3.35	—	—
Forfeited	(239,038)	17.37	(15,000)	19.00

Outstanding, December 31, 1998	1,592,179	10.22	6,000	11.50
Granted	275,000	7.14	—	—
Exercised	(11,156)	4.25	—	—
Forfeited	(658,000)	16.75	—	—

Outstanding, December 31, 1999	1,198,023	5.98	6,000	11.50
Granted	115,353	18.00	—	—
Exercised	(69,319)	4.21	—	—
Forfeited	(170,447)	15.25	(6,000)	11.50

Outstanding, December 31, 2000	1,073,610	5.91	—	—

12.  Restricted Stock

    The Company issued 165,000 shares of restricted common stock to certain new employees in 1997. The value of these shares at their respective grant dates ranged from $3.13 to $3.63. In 1998, 66,000 shares of the restricted stock vested, and in 2000, 99,000 shares vested.

    Compensation expense was amortized over the period from the date of grant until the respective vesting dates. Compensation expense of $39, $113 and $239 was recognized in 2000, 1999 and 1998, respectively.

13.  Employees Benefit Plan

    The Company established a 401(k) defined-contribution plan, which covers substantially all of its full-time employees. Participants can contribute a portion of their eligible salaries (as defined) subject to maximum limits, as determined by provisions of the Internal Revenue Code. The Company will match a portion of participants' contributions in an amount determined annually by the Company. Expense recognized under the Plan was approximately $1,715, $1,145 and $1,134 in 2000, 1999 and 1998, respectively.

F–17

14.  Subsidiary Guarantors

    The Credit Facility is secured by a first lien on substantially all of the Company's assets and the Company's subsidiaries are co-borrowers. The Company's joint-venture subsidiary that operates the Argosy Casino Lawrenceburg is not a co-borrower nor are the assets of the subsidiary pledged. The Subordinated Notes are fully and unconditionally guaranteed, on a joint and several basis, by the following wholly-owned subsidiaries of the Company: Alton Gaming Company, The Missouri Gaming Company, The St. Louis Gaming Company, Iowa Gaming Company, Argosy of Iowa, Inc., Jazz Enterprises, Inc., Argosy of Louisiana, Inc., Catfish Queen Partnership in Commendam, Centroplex Centre Convention Hotel LLC and The Indiana Gaming Company (the "Guarantors"). The Company's joint-venture subsidiary that operates the Argosy Casino & Hotel in Lawrenceburg is not a guarantor of the Subordinated Notes. The Subordinated Notes rank junior to all of the senior indebtedness of the Company, including borrowings under the Credit Facility.

F–18

    Condensed balance sheets as of December 31, 2000 and 1999, are as follows:

	December 31, 2000
	Parent Company	Guarantors	Non-Guarantors	Eliminations	Consolidated
Current assets:
Cash and cash equivalents	$3,476	$17,085	$38,813	$—	$59,374
Other current assets	4,842	6,578	1,400	—	12,820

Total current assets	8,318	23,663	40,213	—	72,194

Net property and equipment	2,181	216,397	179,411	—	397,989

Other assets:
Goodwill and other intangible assets, net	7,657	30,075	26,716	—	64,448
Investment in subsidiaries	343,751	—	—	(343,751)	—
Other, net	271	2,322	12	—	2,605

Total other assets	351,679	32,397	26,728	(343,751)	67,053

Total assets	$362,178	$272,457	$246,352	$(343,751)	$537,236

Current liabilities:
Accounts payable	$1,960	$8,234	$5,110	$—	$15,304
Other current liabilities	7,283	20,867	38,461	—	66,611
Current maturities of long-term debt	—	671	26,464	(3,360)	23,775

Total current liabilities	9,243	29,772	70,035	(3,360)	105,690

Long-term debt	247,400	5,161	10,074	(10,074)	252,561
Intercompany advances and investments, net	—	88,421	387	(88,808)	—
Deferred income taxes	1,583	9,179	—	—	10,762
Other long-term obligations	—	236	—	—	236
Minority interests in equity of consolidated subsidiaries	—	—	—	64,035	64,035
Stockholders' equity:
Common stock, $.01 par; 60,000,000 shares authorized; 28,394,423 shares issued and outstanding at December 31, 2000	284	1	—	(1)	284
Capital in excess of par	80,693	5,256	—	(5,256)	80,693
Retained earnings (deficit)	22,975	134,431	165,856	(300,287)	22,975

Total stockholders' equity	103,952	139,688	165,856	(305,544)	103,952

Total liabilities and stockholders' equity	$362,178	$272,457	$246,352	$(343,751)	$537,236

F–19

	December 31, 1999
	Parent Company	Guarantors	Non-Guarantors	Eliminations	Consolidated
Current assets:
Cash and cash equivalents	$531	$16,580	$29,979	$—	$47,090
Restricted cash in escrow	25,244	—	—	—	25,244
Other current assets	20,948	5,910	1,225	—	28,083

Total current assets	46,723	22,490	31,204	—	100,417

Net property and equipment	1,040	217,688	186,477	—	405,205

Other assets:
Goodwill and other intangible assets, net	8,524	21,899	28,120	—	58,543
Investment in subsidiaries	338,095	—	—	(338,095)	—
Other, net	376	2,318	1	—	2,695

Total other assets	346,995	24,217	28,121	(338,095)	61,238

Total assets	$394,758	$264,395	$245,802	$(338,095)	$566,860

Current liabilities:
Accounts payable	$962	$13,654	$3,278	$—	$17,894
Other current liabilities	6,955	15,152	32,421	—	54,528
Current maturities of long-term debt	22,242	603	17,875	(8,052)	32,668

Total current liabilities	30,159	29,409	53,574	(8,052)	105,090

Long-term debt	303,800	8,567	69,234	(34,896)	346,705
Intercompany advances and investments, net	—	91,130	161	(91,291)	—
Deferred income taxes	2,554	7,391	—	—	9,945
Other long-term obligations	—	219	—	—	219
Minority interests in equity of consolidated subsidiaries	—	—	—	46,656	46,656
Stockholders' equity:
Common stock, $.01 par; 60,000,000 shares authorized; 28,325,106 shares issued and outstanding at December 31, 1999	283	1	—	(1)	283
Capital in excess of par	80,362	5,256	—	(5,256)	80,362
Retained earnings (deficit)	(22,400)	122,422	122,833	(245,255)	(22,400)

Total stockholders' equity	58,245	127,679	122,833	(250,512)	58,245

Total liabilities and stockholders' equity	$394,758	$264,395	$245,802	$(338,095)	$566,860

F–20

    Condensed statements of income for the years ended December 31, 2000, 1999 and 1998 are as follows:

	Year ended December 31, 2000
	Parent Company	Guarantors	Non-Guarantors	Eliminations	Consolidated
Revenues:
Casino	$—	$314,870	$344,013	$—	$658,883
Admissions	—	—	18,998	—	18,998
Food, beverage and other	4,511	27,952	37,827	(4,144)	66,146

	4,511	342,822	400,838	(4,144)	744,027
Less promotional allowances	(9)	(41,464)	(51,921)	—	(93,394)

Net revenues	4,502	301,358	348,917	(4,144)	650,633

Costs and expenses:
Casino	—	122,489	121,070	—	243,559
Selling, general and administrative	15,211	47,960	76,792	(4,144)	135,819
Food, beverage and other	—	21,593	24,982	—	46,575
Other operating expenses	288	20,278	9,664	—	30,230
Depreciation and amortization	376	21,322	14,396	—	36,094
Write down of assets held for sale	6,800	—	—	—	6,800

	22,675	233,642	246,904	(4,144)	499,077

Income (loss) from operations	(18,173)	67,716	102,013	—	151,556

Other income (expense):
Interest income	5,639	4,378	330	(8,979)	1,368
Interest expense	(29,368)	(5,658)	(8,721)	8,979	(34,768)

	(23,729)	(1,280)	(8,391)	—	(33,400)

Income (loss) before income taxes, minority interests and equity in net income of consolidated subsidiaries	(41,902)	66,436	93,622	—	118,156

Equity in net income of consolidated subsidiaries	73,171	53,156	—	(126,327)	—
Minority interests	—	—	—	(40,466)	(40,466)
Income tax (expense) benefit	15,260	(46,421)	—	—	(31,161)

Income (loss) before extraordinary item	46,529	73,171	93,622	(166,793)	46,529
Extraordinary loss on extinguishment of debt	(1,154)	—	—	—	(1,154)

Net income (loss)	45,375	73,171	93,622	(166,793)	45,375
Preferred stock dividends	—	—	(3,592)	3,592	—

Net income (loss) attributable to common stockholders	$45,375	$73,171	$90,030	$(163,201)	$45,375

F–21

	Year ended December 31, 1999
	Parent Company	Guarantors	Non-Guarantors	Eliminations	Consolidated
Revenues:
Casino	$—	$250,831	$308,316	$—	$559,147
Admissions	—	—	18,893	—	18,893
Food, beverage and other	3,117	24,478	33,481	(3,078)	57,998

	3,117	275,309	360,690	(3,078)	636,038
Less promotional allowances	(9)	(33,675)	(42,703)	—	(76,387)

Net revenues	3,108	241,634	317,987	(3,078)	559,651

Costs and expenses:
Casino	—	103,331	112,325	—	215,656
Selling, general and administrative	14,817	38,750	67,029	(3,078)	117,518
Food, beverage and other	—	19,259	22,269	—	41,528
Other operating expenses	296	18,904	8,666	—	27,866
Depreciation and amortization	31	20,393	13,634	—	34,058

	15,144	200,637	223,923	(3,078)	436,626

Income (loss) from operations	(12,036)	40,997	94,064	—	123,025

Other income (expense):
Interest income	8,350	7,455	284	(13,219)	2,870
Interest expense	(40,553)	(7,056)	(14,204)	13,219	(48,594)

	(32,203)	399	(13,920)	—	(45,724)

Income (loss) before income taxes, minority interests and equity in net income of consolidated subsidiaries	(44,239)	41,396	80,144	—	77,301
Equity in net income of consolidated subsidiaries	49,383	45,169	—	(94,552)	—
Minority interests	—	—	—	(34,975)	(34,975)
Income tax (expense) benefit	31,282	(37,182)	—	—	(5,900)

Income (loss) before extraordinary item	36,426	49,383	80,144	(129,527)	36,426
Extraordinary loss on extinguishment of debt	(24,920)	—	—	—	(24,920)

Net income (loss)	11,506	49,383	80,144	(129,527)	11,506
Preferred stock dividends and accretion	(27)	—	(4,864)	4,864	(27)

Net income (loss) attributable to common stockholders	$11,479	$49,383	$75,280	$(124,663)	$11,479

F–22

	Year ended December 31, 1998
	Parent Company	Guarantors	Non-Guarantors	Eliminations	Consolidated
Revenues:
Casino	$—	$209,153	$264,352	$—	$473,505
Admissions	—	—	16,025	—	16,025
Food, beverage and other	1,996	26,134	24,922	(1,995)	51,057

	1,996	235,287	305,299	(1,995)	540,587
Less promotional allowances	(7)	(29,874)	(29,512)	—	(59,393)

Net revenues	1,989	205,413	275,787	(1,995)	481,194

Costs and expenses:
Casino	53	94,759	101,396	—	196,208
Selling, general and administrative	8,999	34,722	54,824	(1,995)	96,550
Food, beverage and other	—	21,671	18,879	—	40,550
Other operating expenses	380	18,037	8,222	—	26,639
Depreciation and amortization	553	20,316	12,567	—	33,436

	9,985	189,505	195,888	(1,995)	393,383

Income (loss) from operations	(7,996)	15,908	79,899	—	87,811

Other income (expense):
Interest income	7,887	10,516	1,205	(16,026)	3,582
Interest expense	(46,243)	(7,396)	(19,874)	16,026	(57,487)

	(38,356)	3,120	(18,669)	—	(53,905)

Income (loss) before income taxes, minority interests and equity in net income of consolidated subsidiaries	(46,352)	19,028	61,230	—	33,906

Equity in net income of consolidated subsidiaries	27,488	35,025	—	(62,513)	—
Minority interests	—	—	—	(26,205)	(26,205)
Income tax (expense) benefit	25,425	(26,565)	—	—	(1,140)

Net income (loss)	6,561	27,488	61,230	(88,718)	6,561
Preferred stock dividends and accretion	(820)	—	(5,554)	5,554	(820)

Net income (loss) attributable to common stockholders	$5,741	$27,488	$55,676	$(83,164)	$5,741

F–23

    Condensed statements of cash flows for the years ended December 31, 2000, 1999 and 1998 are as follows:

	Year ended December 31, 2000
	Parent Company	Guarantors	Non-Guarantors	Eliminations	Consolidated
Net cash provided by (used in) operating activities:	$(1,039)	$42,780	$116,046	$—	$157,787

Cash flows from investing activities:
Purchases of property and equipment	(1,415)	(25,860)	(5,954)	—	(33,229)
Purchase of Minority Interest in Partnership	—	(9,150)	—	—	(9,150)
Investments in and advances (to) from subsidiaries	60,715	(31,673)	226	(29,268)	—
Other	—	(1,619)	—	—	(1,619)

Net cash (used in) provided by investing activities	59,300	(68,302)	(5,728)	(29,268)	(43,998)

Cash flows from financing activities:
Repayment of credit facility	(56,400)	—	—	—	(56,400)
Repurchase of First Mortgage Notes	(23,716)	—	—	—	(23,716)
Cash held in escrow	25,244	—	—	—	25,244
Repayment of partner loans	—	26,832	(46,662)	—	(19,830)
Partnership distributions	—	—	(50,902)	29,268	(21,634)
Other	(444)	(805)	(3,920)	—	(5,169)

Net cash (used in) provided by financing activities	(55,316)	26,027	(101,484)	29,268	(101,505)

Net increase in cash and cash equivalents	2,945	505	8,834	—	12,284
Cash and cash equivalents, beginning of period	531	16,580	29,979	—	47,090

Cash and cash equivalents, end of period	$3,476	$17,085	$38,813	$—	$59,374

F–24

	Year ended December 31, 1999
	Parent Company	Guarantors	Non- Guarantors	Eliminations	Consolidated
Net cash provided by (used in) operating activities:	$(9,229)	$34,121	$101,761	$—	$126,653

Cash flows from investing activities:
Purchases of property and equipment	(382)	(30,855)	(5,925)	—	(37,162)
Investments in and advances from (to) subsidiaries	47,816	(20,563)	—	(27,253)	—
Other	503	(485)	—	—	18

Net cash (used in) provided by investing activities	47,937	(51,903)	(5,925)	(27,253)	(37,144)

Cash flows from financing activities:
Repayment of credit facility	(58,000)	—	—	—	(58,000)
Proceeds from credit facility	161,800	—	—	—	161,800
Repurchase of First Mortgage Notes	(241,043)	—	—	—	(241,043)
Redemption of convertible debentures	(117,280)	—	—	—	(117,280)
Proceeds from issuance of long-term debt	200,000	—	—	—	200,000
Cash held in escrow	(25,244)	—	—	—	(25,244)
Repayment of partner loans	—	22,032	(38,317)	—	(16,285)
Partnership distributions	—	—	(47,296)	27,253	(20,043)
Other	(9,228)	(1,218)	(5,735)	—	(16,181)

Net cash (used in) provided by financing activities	(88,995)	20,814	(91,348)	27,253	(132,276)

Net (decrease) increase in cash and cash equivalents	(50,287)	3,032	4,488	—	(42,767)
Cash and cash equivalents, beginning of period	50,818	13,548	25,491	—	89,857

Cash and cash equivalents, end of period	$531	$16,580	$29,979	$—	$47,090

F–25

	Year ended December 31, 1998
	Parent Company	Guarantors	Non-Guarantors	Eliminations	Consolidated
Net cash provided by (used in) operating activities:	$(19,539)	$20,090	$81,112	$—	$81,663

Cash flows from investing activities:
Restricted cash held in escrow	12,431	—	13,114	—	25,545
Purchases of property and equipment	(58)	(6,317)	(27,676)	—	(34,051)
Investments in and advances (to) from subsidiaries	45,457	(25,838)	—	(19,619)	—
Other	—	908	(6,583)	—	(5,675)

Net cash (used in) provided by investing activities	57,830	(31,247)	(21,145)	(19,619)	(14,181)

Cash flows from financing activities:
Repayment of partner loans	—	14,972	(36,911)	—	(21,939)
Partnership distributions	—	—	(34,115)	19,619	(14,496)
Other	6,740	(2,577)	(4,707)	—	(544)

Net cash (used in) provided by financing activities	6,740	12,395	(75,733)	19,619	(36,979)

Net increase (decrease) in cash and cash equivalents	45,031	1,238	(15,766)	—	30,503
Cash and cash equivalents, beginning of period	5,787	12,310	41,257	—	59,354

Cash and cash equivalents, end of period	$50,818	$13,548	$25,491	$—	$89,857

F–26

15.  Fair Value of Financial Instruments

    The estimated fair values of the Company's financial instruments at December 31, 2000 are as follows:

	Carrying Amount	Fair Value
Assets:
Cash and cash equivalents	$59,374	$59,374
Liabilities:
Senior Secured Line of Credit	47,400	47,400
Senior Subordinated Notes	200,000	211,000
Other long-term debt	28,936	28,936

    The fair value of the first mortgage notes and the convertible subordinated notes are based on quoted market prices. The Company estimates that the fair value of the remainder of the Company's long-term debt approximates carrying value.

16.  Quarterly Financial Information (unaudited)

	First	Second	Third	Fourth
2000:
Net revenues	$164,271	$161,908	$169,318	$155,136
Income from operations(1)	41,923	31,467	40,705	37,461
Other expense, net	9,625	8,956	7,676	7,143
Income before extraordinary item	13,419	7,751	13,135	12,224
Income per share before extraordinary item
Basic	0.47	0.27	0.46	0.43
Diluted	0.46	0.23	0.45	0.42
Net income attributable to common stockholders(2)	13,419	6,597	13,135	12,224
Net income per share(2)
Basic	0.47	0.27	0.46	0.43
Diluted	0.46	0.23	0.45	0.42
1999:
Net revenues	$129,399	$136,242	$145,721	$148,289
Income from operations	24,591	29,695	34,553	34,186
Other expense, net	13,227	12,857	10,048	9,592
Income before extraordinary item	2,921	7,691	14,318	11,496
Income per share before extraordinary item
Basic	0.11	0.27	0.51	0.41
Diluted	0.10	0.27	0.51	0.40
Net income (loss) attributable to common stockholders(3)	2,894	(27,069)	10,658	24,996
Net income (loss) per share(3)
Basic	0.11	(0.47)	0.38	0.89
Diluted	0.10	(0.47)	0.37	0.86

(1)
The second quarter of 2000 includes a $6,800 pre-tax charge related to the write-off of the former landing facility at our Alton property.

F–27

(2)
The second quarter of 2000 includes an extraordinary loss of $1,200 related to completion of the final phase of the 1999 refinancing.

(3)
The second and third quarters of 1999 include extraordinary losses related to the refinancing and were $34,800 and $3,600, respectively. The fourth quarter of 1999 extraordinary item represents a $13,500 tax benefit related to the refinancing which was recognized with the reversal of deferred tax valuation reserves and the resulting tax provision.

17.  Commitments and Contingent Liabilities

    The Company has agreed to provide up to $40,000 as part of our agreement to develop and operate a proposed casino in Kenosha, Wisconsin. The proposed casino would be owned by the Menominee Indian Tribe of Wisconsin. Of this $40,000 commitment, we have advanced $1,000 during 2001 and will advance up to an additional $4,000 upon the tribe receiving approval from the United States Bureau of Indian Affairs to place the proposed casino property in federal trust. We also have committed to provide a $30,000 subordinated note concurrent with, and conditioned upon, the tribe's institutional debt offering that is anticipated to finance the project. In addition, we will provide a $5,000 completion guarantee on the construction of the proposed facility. This project and our funding commitment are subject to numerous regulatory approvals.

    The Company is subject, from time to time, to various legal and regulatory proceedings, in the ordinary course of business. The Company believes that current proceedings will not have a material effect on the financial condition of the Company or the results of its operations.

18.  Subsequent Event

    On February 22, 2001, the Company completed its purchase of a 29% limited partnership interest in the Argosy Casino and Hotel in Lawrenceburg, Indiana (the "Lawrenceburg Casino") from Conseco Entertainment, LLC ("Conseco"). The purchase price for the 29% minority interest was $260 million and included the repayment of Conseco's preferred equity interest and outstanding partner loans. The Company and Conseco also settled all pending litigation between the partners.

    On March 8, 2001, the Company completed its purchase of the remaining 13.5% limited partnership interest in the Lawrenceburg Casino from Centaur, Inc. The purchase price for the 13.5% minority interest was $105 million.

    As a result of these acquisitions, the Company now owns 100% of the Lawrenceburg Casino and the subsidiary that operates the Lawrenceburg Casino has become a guarantor under the amended and restated credit facility and of the senior subordinated notes.

    The purchase prices for the minority interests were determined based upon estimates of future cash flows and evaluations of the net worth of the assets acquired. The purchases were funded with $155.3 million of net proceeds received by the Company from its February 8, 2001 private placement of senior subordinated notes and borrowings of approximately $210 million under the Company's $400 million senior credit facility which was amended and restated on March 2, 2001.

F–28

 ARGOSY GAMING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEET
(In Thousands, Except Share and Per Share Data)

March 31, 2001
(unaudited)
Current assets:
Cash and cash equivalents	$44,661
Accounts receivable	2,712
Income taxes receivable	1,074
Deferred income taxes	4,849
Other current assets	4,873

Total current assets	58,169

Net property and equipment	397,439
Other assets:
Deferred finance costs, net	13,288
Goodwill and other intangible assets, net	352,075
Other, net	2,597

Total other assets	367,960

Total assets	$823,568

Current liabilities:
Accounts payable	$12,595
Accrued payroll and related expenses	11,866
Other accrued liabilities	50,120
Accrued interest	10,659
Current maturities of long-term debt	1,430

Total current liabilities	86,670

Long-term debt	605,906
Deferred income taxes	11,876
Other long-term obligations	241
Minority interests in equity of consolidated subsidiaries	—
Stockholders' equity:
Common stock, $.01 par; 60,000,000 shares authorized; 28,501,089 shares issued and outstanding at March 31, 2001	285
Capital in excess of par	81,032
Retained earnings	37,558

Total stockholders' equity	118,875

Total liabilities and stockholders' equity	$823,568

See accompanying notes to condensed consolidated financial statements.

F–29

ARGOSY GAMING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Share and Per Share Data)

	Three Months Ended
	March 31, 2001	March 31, 2000
	(unaudited)	(unaudited)
Revenues:
Casino	$171,780	$165,528
Admissions	4,639	4,988
Food, beverage and other	17,167	16,496

	193,586	187,012
Less promotional allowances	(22,851)	(22,741)

Net revenues	170,735	164,271
Costs and expenses:
Casino	64,530	61,199
Selling, general and administrative	35,314	33,685
Food, beverage and other	12,578	11,059
Other operating expenses	8,052	7,570
Depreciation and amortization	10,073	8,835

	130,547	122,348

Income from operations	40,188	41,923
Other income (expense):
Interest income	486	482
Interest expense	(11,882)	(10,107)

	(11,396)	(9,625)

Income before income taxes and minority interests	28,792	32,298
Minority interests	(4,086)	(10,379)
Income tax expense	(10,123)	(8,500)

Net income	$14,583	$13,419

Basic income per share	$0.51	$0.47

Diluted income per share	$0.50	$0.46

See accompanying notes to condensed consolidated financial statements.

F–30

ARGOSY GAMING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands, Except Share and Per Share Data)

	Three Months Ended
	March 31, 2001	March 31, 2000
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income	$14,583	$13,419
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,395	8,166
Amortization	2,052	1,038
Compensation expense recognized on issuance of stock	—	28
Minority interests	4,086	10,379
Deferred income taxes	(259)	7,103
Changes in operating assets and liabilities:
Other current assets	(694)	1,344
Accounts payable and other current liabilities	3,619	(7,899)

Net cash provided by operating activities	31,782	33,578

Cash flows from investing activities:
Purchases of property and equipment	(7,751)	(5,922)
Purchase of Minority Interests in Partnership	(366,265)	—
Other	(1,105)	—

Net cash used in investing activities	(375,121)	(5,922)

Cash flows from financing activities:
Payments on long-term debt	(14,215)	(1,425)
Repayment of partner loans	(266)	(3,110)
Partnership equity distributions	(5,199)	(4,048)
Proceeds from issuance of subordinated notes	159,000	—
Proceeds from (repayment of) line of credit, net	195,400	(18,800)
Payments of deferred finance costs	(5,999)	—
Payment of preferred equity return and dividends to partner	(456)	(1,037)
Proceeds from stock option exercises	340	—
Other	21	—

Net cash provided by (used in) financing activities	328,626	(28,420)

Net decrease in cash and cash equivalents	(14,713)	(764)
Cash and cash equivalents, beginning of period	59,374	47,090

Cash and cash equivalents, end of period	$44,661	$46,326

See accompanying notes to condensed consolidated financial statements.

F–31

 ARGOSY GAMING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Shares	Common Stock	Capital in Excess of Par	Retained Earnings	Total Stockholders' Equity
Balance, December 31, 2000	28,394,423	$284	$80,693	$22,975	$103,952
Stock options exercised	106,666	1	339	—	340
Net income for the three months ended March 31, 2001	—	—	—	14,583	14,583

Balance, March 31, 2001	28,501,089	$285	$81,032	$37,558	$118,875

See accompanying notes to condensed consolidated financial statements.

F–32

ARGOSY GAMING COMPANY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(In Thousands, Except Share and Per Share Data)

1.  Basis of Presentation

    Argosy Gaming Company (collectively with its subsidiaries, "Argosy" or "Company") is engaged in the business of providing casino style gaming and related entertainment to the public, through its riverboat casinos in Alton, Illinois; Lawrenceburg, Indiana; Riverside, Missouri; Baton Rouge, Louisiana; and Sioux City, Iowa.

    The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Interim results may not necessarily be indicative of results which may be expected for any other interim period or for the year as a whole. For further information, refer to the financial statements and footnotes thereto for the year ended December 31, 2000, included in the Company's Annual Report on Form 10-K (File No. 1-11853). The accompanying unaudited condensed consolidated financial statements contain all adjustments which are, in the opinion of management, necessary to present fairly the financial position and the results of operations for the periods indicated. Such adjustments include only normal recurring accruals. Certain 2000 amounts have been reclassified to conform to the 2001 financial statement presentation.

    The Company adopted new accounting guidance (EITF 00-14 and EITF 00-22) issued in, and effective for, the first quarter 2001, which requires that the cost of the cash-back component of the Company's "Argosy Preferred Card' slot and table program, including promotional coupons, be treated as a reduction of revenues. These costs had previously been treated as a casino expense. The new guidance impacts only the classification of these costs on Argosy's income statement. It does not impact operating profit or property EBITDA. The prior year's results have been reclassified to reflect the impact of implementing this new guidance.

2.  Long-Term Debt

    Long-term debt consists of the following:

March 31, 2001
Senior Subordinated Notes including unamortized premium of $8,896 at March 31, 2001, due June 2009, interest payable semi-annually at 10.75%	$358,896
Senior secured line of credit, expires June 2004, interest payable at least quarterly at either LIBOR or prime plus a margin	242,800
Notes payable, principal and interest payments due quarterly through September 2015, discounted at 10.5%	5,640
Notes payable, principal and interest payments due monthly, interest payable at prime + 1%, secured by gaming vessel at certain equipment	—
Loans from partner, principal due in annual installments, interest payable at prime + 6%	—

607,336
Less: current maturities	1,430

Long-term debt, less current maturities	$605,906

F–33

    On February 1, 2001, the Company issued $150,000 of additional Senior Subordinated Notes ("Subordinated Notes") due 2009. Prior to this issuance, the Company had $200,000 of outstanding Subordinated Notes. On March 2, 2001, the Company entered into an amended and restated Senior Secured Line of Credit Agreement ("Credit Facility"), increasing the Company's available line of credit from $195,000 to $400,000. The Credit Facility is secured by liens on substantially all of the Company's assets and the Company's subsidiaries are co-borrowers. Substantially all of the Company's wholly-owned operating subsidiaries guarantee the Subordinated Notes. The Subordinated Notes rank junior to all of the senior indebtedness of the Company, including borrowings under the Credit Facility.

    The Subordinated Notes and the Credit Facility contain certain restrictions on the payment of dividends on the Company's common stock and the incurrence of additional indebtedness, as well as other customary debt covenants. In addition, the Credit Facility requires the Company to maintain certain financial ratios.

3.  Earnings Per Share

    The following table sets forth the computation of basic and diluted earnings per share:

	Three Months Ended
	March 31, 2001	March 31, 2000
	(unaudited)	(unaudited)
Numerator:
Numerator for basic and diluted earnings per share —
Net Income	$14,583	$13,419

Denominator:
Denominator for basic earnings per share —
Weighted-average shares outstanding	28,455,459	28,232,917
Effect of dilutive securities (computed using the treasury stock method):
Restricted stock	—	98,217
Employee and directors stock options	718,385	706,340
Warrants	75,023	65,643

Dilutive potential common shares	793,408	870,200

Denominator for diluted earnings per share — adjusted
Weighted-average shares and assumed conversions	29,248,867	29,103,117

Basic earnings per share	$0.51	$0.47

Diluted earnings per share	$0.50	$0.46

F–34

4.  Lawrenceburg Acquisition

    On February 22, 2001, Argosy Gaming Company completed its purchase of a 29% limited partnership interest in the Argosy Casino and Hotel in Lawrenceburg, Indiana (the "Lawrenceburg Casino") from Conseco Entertainment, L.L.C. ("Conseco"). The purchase price for the 29% minority interest was $260 million and included the repayment of Conseco's preferred equity interest and outstanding partner loans. The Company and Conseco also settled all pending litigation between the partners.

    On March 8, 2001, the Company completed its purchase of the remaining 13.5% limited partnership interest in the Lawrenceburg Casino from Centaur, Inc. ("Centaur"). The purchase price for the 13.5% minority interest was $105 million.

    As a result of these acquisitions, the Company now owns 100% of the Lawrenceburg casino.

    The purchase prices for the minority interests were determined based upon estimates of future cash flows and evaluations of the net worth of the assets acquired. The purchases are being accounted for under the purchase method. The allocation of the purchase price resulted in approximately $295 million in goodwill, which is being amortized over a 40-year life. The purchases were funded with approximately $155 million of net proceeds received by the Company from its February 8, 2001, private placement of senior subordinated notes and borrowings of approximately $210 million under the Company's recently amended and restated $400 million senior credit facility.

    The following unaudited pro forma consolidated financial information for the Company has been prepared assuming acquisitions of Conseco and Centaur minority interests in our Lawrenceburg property had occurred on the first day of the period.

	Pro Formas for the three months ended
	March 31, 2001	March 31, 2000
	(unaudited)	(unaudited)
Net revenues	$170,735	$164,271

Income from operations	$40,298	$41,802

Net income	$14,489	$14,065

Diluted net income per share	$0.50	$0.48

    These unaudited pro forma results are presented for comparative purposes only. The pro forma results are not necessarily indicative of what our actual results would have been had the acquisitions been completed as of the beginning of the period, or of future results.

F–35

ARGOSY GAMING COMPANY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited) continued
(In Thousands, Except Share and Per Share Data)

5.  Commitments and Contingent Liabilities

    On April 12, 2001, the Company signed an agreement to acquire the stock of the company which operates the Empress Casino and Hotel located in Joliet, Illinois, from Horseshoe Gaming Holding Corporation for $465,000. We have received a financing commitment from Wells Fargo to fund the acquisition. The acquisition is subject to customary conditions precedent, including approvals under the Hart Scott Rodino Act and from the Illinois Gaming Board. The Gaming Boards in the five states in which Argosy operates must also approve the additional financing necessary to complete this acquisition. We anticipate closing the transaction, subject to receiving all required approvals, in the third quarter of 2001.

    The Company has agreed to provide up to $40,000 as part of our agreement to develop and operate a proposed casino in Kenosha, Wisconsin. The proposed casino would be owned by the Memominee Indian Tribe of Wisconsin. Of this $40,000 commitment, we have advanced $1,000 during 2001 and will advance up to an additional $4,000 upon the tribe receiving approval from the United States Bureau of Indian Affairs to place the proposed casino property in federal trust. Our obligation to provide the next $30,000 of our commitment will be made as a subordinated note concurrent with, and conditioned upon, the tribe successfully completing an institutional debt offering to finance the majority of the costs of the project. Finally, we have agreed to provide a $5,000 completion guarantee on the construction of the proposed facility. This project and our funding commitment are subject to numerous regulatory approvals.

    The Company is subject to, from time to time, various legal and regulatory proceedings in the ordinary course of its business. The Company believes that current proceedings will not have a material effect on the financial condition of the Company or the results of its operations.

6. Subsidiary Guarantors

    The Credit Facility is secured by a first lien on substantially all of the Company's assets and the Company's subsidiaries are co-borrowers. The Subordinated Notes are fully and unconditionally guaranteed, on a joint and several basis, by substantially all of the Company's subsidiaries. The Subordinated Notes rank junior to all of the senior indebtedness of the Company, including borrowings under the Credit Facility.

    The Company's subsidiary which operates the Lawrenceburg Casino & Hotel is now a guarantor. Prior to the Company's acquisition of the minority interests in Lawrenceburg, the subsidiary was a non-guarantor. As such, previous financial statements have been reclassified to reflect this subsidiary as a guarantor.

F–36

    Condensed balance sheet as of March 31, 2001 is as follows:

	March 31, 2001
	Parent Company	Guarantors	Eliminations	Consolidated
Current assets:
Cash and cash equivalents	$3,294	$41,367	$—	$44,661
Other current assets	4,517	8,991	—	13,508

Total current assets	7,811	50,358	—	58,169

Net property and equipment	2,560	394,879	—	397,439
Other assets:
Goodwill and other intangible assets, net	13,205	352,158	—	365,363
Investment in subsidiaries	652,238	—	(652,238)	—
Other, net	264	2,333	—	2,597

Total other assets	665,707	354,491	(652,238)	367,960

Total assets	$676,078	$799,728	$(652,238)	$823,568

Current liabilities:
Accounts payable	$739	$11,856	$—	$12,595
Other current liabilities	17,107	55,538	—	72,645
Current maturities of long-term debt	760	670	—	1,430

Total current liabilities	18,606	68,064	—	86,670

Long-term debt	600,936	4,970	—	605,906
Intercompany advances and
investments, net	—	356,769	(356,769)	—
Deferred income taxes	2,697	9,179	—	11,876
Other long-term obligations	—	241	—	241
Minority interests in equity
of consolidated subsidiaries	(65,036)	—	65,036	—
Stockholders' equity:
Common stock, $.01 par; 60,000,000 shares
authorized; 28,501,089 shares issued and
outstanding at March 31, 2001	285	1	(1)	285
Capital in excess of par	81,032	5,256	(5,256)	81,032
Retained earnings (deficit)	37,558	355,248	(355,248)	37,558

Total stockholders' equity	118,875	360,505	(360,505)	118,875

Total liabilities and stockholders' equity	$676,078	$799,728	$(652,238)	$823,568

F–37

Condensed statements of income for the three months ended March 31, 2001 and 2000, are as follows

	Three months ended March 31, 2001
	Parent Company	Guarantors	Eliminations	Consolidated
Revenues:
Casino	$—	$171,780	$—	$171,780
Admissions	—	4,639	—	4,639
Food, beverage and other	953	17,167	(953)	17,167

	953	193,586	(953)	193,586
Less promotional allowances	(2)	(22,849)	—	(22,851)

Net revenues	951	170,737	(953)	170,735

Costs and expenses:
Casino	—	64,530	—	64,530
Selling, general and administrative	4,925	31,342	(953)	35,314
Food, beverage and other	—	12,578	—	12,578
Other operating expenses	55	7,997	—	8,052
Depreciation and amortization	84	9,989	—	10,073

	5,064	126,436	(953)	130,547

Income (loss) from operations	(4,113)	44,301	—	40,188

Other income (expense):
Interest income	1,428	578	(1,520)	486
Interest expense	(7,225)	(6,177)	1,520	(11,882)

	(5,797)	(5,599)	—	(11,396)

Income (loss) before income taxes,
minority interests and equity in net
income of consolidated subsidiaries	(9,910)	38,702	—	28,792
Equity in net income of consolidated
subsidiaries	18,570	—	(18,570)	—
Minority interests	—	(4,086)	—	(4,086)
Income tax (expense) benefit	5,923	(16,046)	—	(10,123)

Net income (loss)	$14,583	$18,570	$(18,570)	$14,583

F–38

	Three months ended March 31, 2000
	Parent Company	Guarantors	Eliminations	Consolidated
Revenues:
Casino	$—	$165,528	$—	$165,528
Admissions	—	4,988	—	4,988
Food, beverage and other	1,218	16,296	(1,018)	16,496

	1,218	186,812	(1,018)	187,012
Less promotional allowances	(4)	(22,737)	—	(22,741)

Net revenues	1,214	164,075	(1,018)	164,271

Costs and expenses:
Casino	—	61,199	—	61,199
Selling, general and administrative	3,576	31,127	(1,018)	33,685
Food, beverage and other	—	11,059	—	11,059
Other operating expenses	107	7,463	—	7,570
Depreciation and amortization	95	8,740	—	8,835

	3,778	119,588	(1,018)	122,348

Income (loss) from operations	(2,564)	44,487	—	41,923

Other income (expense):
Interest income	1,733	1,569	(2,820)	482
Interest expense	(8,460)	(4,467)	2,820	(10,107)

	(6,727)	(2,898)	—	(9,625)

Income (loss) before income taxes,
minority interests and equity in net
income of consolidated subsidiaries	(9,291)	41,589	—	32,298
Equity in net income of consolidated
subsidiaries	19,563	—	(19,563)	—
Minority interests	—	(10,379)	—	(10,379)
Income tax (expense) benefit	3,147	(11,647)	—	(8,500)

Net income (loss)	$13,419	$19,563	$(19,563)	$13,419

F–39

    Condensed statements of cash flows for the three months ended March 31, 2001 and 2000, are as follows:

	Three months ended March 31, 2001
	Parent Company	Guarantors	Eliminations	Consolidated
Net cash provided by operating activities	$5,105	$26,677	$—	$31,782

Cash flows from investing activities:
Purchases of property and equipment	(448)	(7,303)	—	(7,751)
Purchase of minority interests in Partnership	(63,689)	(302,576)	—	(366,265)
Investments in and advances from (to)
subsidiaries	(289,891)	289,891	—	—
Other	—	(1,105)	—	(1,105)

Net cash used in investing activities	(354,028)	(21,093)	—	(375,121)

Cash flows from financing activities:
Payments on long-term debt	—	(14,215)	—	(14,215)
Repayment of partner loans	—	(266)	—	(266)
Partnership equity distributions	—	(5,199)	—	(5,199)
Proceeds from issuance of subordinated notes	159,000	—	—	159,000
Proceeds from line of credit, net	195,400	—	—	195,400
Payments of deferred finance costs	(5,999)	—	—	(5,999)
Payment of preferred equity return and
dividends to partner	—	(456)	—	(456)
Proceeds from stock option exercises	340	—	—	340
Other	—	21	—	21

Net cash provided by (used in) financing activities	348,741	(20,115)	—	328,626

Net decrease in cash and cash equivalents	(182)	(14,531)	—	(14,713)
Cash and cash equivalents, beginning of period	3,476	55,898	—	59,374

Cash and cash equivalents, end of period	$3,294	$41,367	$—	$44,661

F–40

	Three months ended March 31, 2000
	Parent Company	Guarantors	Eliminations	Consolidated
Net cash provided by operating activities	$2,776	$30,802	$—	$33,578

Cash flows from investing activities:
Purchases of property and equipment	(390)	(5,532)	—	(5,922)
Investments in and advances (to) from
subsidiaries	16,505	(16,505)	—	—

Net cash (used in) provided by
investing activities	16,115	(22,037)	—	(5,922)

Cash flows from financing activities:
Payments on long-term debt	—	(1,425)	—	(1,425)
Repayment of partner loans	—	(3,110)	—	(3,110)
Partnership equity distributions	—	(4,048)	—	(4,048)
Repayment of line of credit, net	(18,800)	—	—	(18,800)
Payment of preferred equity return and
dividends to partner	—	(1,037)	—	(1,037)
Other	102	(102)	—	—

Net cash (used in) financing activities	(18,698)	(9,722)	—	(28,420)

Net (decrease) increase in cash and cash equivalents	193	(957)	—	(764)
Cash and cash equivalents, beginning of period	531	46,559	—	47,090

Cash and cash equivalents, end of period	$724	$45,602	$—	$46,326

F–41

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Management of Empress Casino Joliet Corporation:

    We have audited the accompanying balance sheets of EMPRESS CASINO JOLIET CORPORATION (the "Company") (an Illinois corporation) as of December 31, 2000 and 1999, and the related statements of operations, stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Empress Casino Joliet Corporation as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

                      /s/ Arthur Andersen, LLP

Memphis, Tennessee,
February 16, 2001 (except with respect to the
matter discussed in Note 9, as to which the
date is April 12, 2001).

F–42

REPORT OF INDEPENDENT AUDITORS

Management
Empress Casino Joliet Corporation

    We have audited the accompanying statements of operations, stockholders' equity, and cash flows of Empress Casino Joliet Corporation for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements of Empress Casino Joliet Corporation referred to above present fairly, in all material respects, the results of its operations and its cash flows for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

                      /s/ Ernst & Young LLP

March 26, 1999

F–43

EMPRESS CASINO JOLIET CORPORATION
BALANCE SHEETS
AS OF DECEMBER 31
(in thousands, except share data)

	2000	1999
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$12,417	$14,006
Accounts receivable, net of allowance for doubtful accounts of $1,952 and $1,795	1,551	1,364
Due from affiliates	440	5,406
Inventories	386	653
Prepaid expenses and other	538	467

Total current assets	15,332	21,896

PROPERTY AND EQUIPMENT
Land	10,067	9,772
Buildings, boats and improvements	37,386	37,090
Furniture, fixtures and equipment	16,325	11,318

	63,778	58,180
Less: accumulated depreciation	(7,767)	(602)

Net property and equipment	56,011	57,578

GOODWILL AND OTHER ASSETS, net	233,152	245,470

	$304,495	$324,944

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Accounts payable	$2,579	$2,281
Due to affiliates	751	3,111
Accrued expenses and other	11,330	8,646

Total current liabilities	14,660	14,038

LONG-TERM DEBT	273,615	309,181
COMMITMENTS AND CONTINGENCIES (NOTE 8)
STOCKHOLDER'S EQUITY
Common stock; no par value; 2,000 shares authorized; 1,000 shares issued and outstanding	—	—
Retained earnings	16,220	1,725

Total stockholder's equity	16,220	1,725

	$304,495	$324,944

The accompanying notes are an integral part of these financial statements.

F–44

EMPRESS CASINO JOLIET CORPORATION
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31
(in thousands)

	2000	1999	1998
REVENUES
Casino	$235,436	$192,991	$152,913
Food and beverage	17,191	16,636	11,298
Hotel	1,886	1,784	1,641
Retail	1,584	1,199	871
Miscellaneous:
Affiliates	1,664	1,739	4,389
Other	1,847	2,139	1,359

	259,608	216,488	172,471
Promotional allowances	(17,640)	(13,535)	(8,941)

Net revenues	241,968	202,953	163,530

EXPENSES
Casino	130,219	104,367	75,193
Food and beverage	10,245	11,697	11,356
Hotel	779	911	983
Retail	376	571	665
General and administrative	27,199	23,706	30,980
Loss on disposal of assets	2	23	42
Depreciation and amortization	18,861	8,169	8,291
Preopening expenses	—	1,669	—

Total expenses	187,681	151,113	127,510

OPERATING PROFIT BEFORE CORPORATE EXPENSES	54,287	51,840	36,020
CORPORATE EXPENSES	(11,301)	(3,181)	(4,492)

OPERATING INCOME	42,986	48,659	31,528
OTHER INCOME (EXPENSE)
Interest expense	(27,750)	(4,891)	(8,988)
Interest income	81	154	4,882

INCOME BEFORE STATE INCOME TAXES	15,317	43,922	27,422
PROVISION FOR STATE INCOME TAXES	822	606	433

INCOME BEFORE EXTRAORDINARY ITEMS	14,495	43,316	26,989
EXTRAORDINARY LOSS
Premium on early extinguishment of debt	—	—	(5,499)
Write-off of deferred financing costs	—	—	(2,690)

NET INCOME	$14,495	$43,316	$18,800

The accompanying notes are an integral part of these financial statements.

F–45

EMPRESS CASINO JOLIET CORPORATION
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31
(in thousands)

	2000	1999	1998
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$14,495	$43,316	$18,800
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,861	8,169	8,708
Premium on early extinguishment of debt	—	—	5,499
Write-off of deferred financing costs	—	—	2,690
Loss on disposal of assets	2	23	42
Provision for doubtful accounts	1,004	964	357
Net change in assets and liabilities	3,071	(620)	(1,819)

Net cash provided by operating activities	37,433	51,852	34,277

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investments	—	—	(20,960)
Proceeds from sale of investments	—	—	30,970
Proceeds from sale of property and equipment	55	34	—
Purchases of property and equipment	(6,116)	(6,962)	(10,474)

Net cash used in investing activities	(6,061)	(6,928)	(464)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	—	—	34,610
Payment on premium on early extinguishment of debt	—	—	(5,499)
Payments on long-term debt	(35,566)	—	(150,000)
Capital distributions	—	(43,300)	(24,848)
Increase in net due to/from affiliates	2,605	1,321	69,000
Debt issue costs and commitment fees	—	—	(1,330)

Net cash used in financing activities	(32,961)	(41,979)	(78,067)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,589)	2,945	(44,254)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	14,006	11,061	55,315

CASH AND CASH EQUIVALENTS, END OF PERIOD	$12,417	$14,006	$11,061

The accompanying notes are an integral part of these financial statements.

F–46

EMPRESS CASINO JOLIET CORPORATION
STATEMENTS OF STOCKHOLDER'S EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
(in thousands)

	Common Stock	Additional Paid-In Capital	Retained Earnings	Total Stockholder's Equity
BALANCE AT DECEMBER 31, 1997	$11,500	$270	$32,206	$43,976
Common stock cancelled	(11,500)	11,500	—	—
Common stock issued	10,000	(10,000)	—	—
Cash distributions	—	—	(24,848)	(24,848)
Net income	—	—	18,800	18,800

BALANCE AT DECEMBER 31, 1998	10,000	1,770	26,158	37,928
Land contribution	—	971	—	971
Cash distributions to stockholders	—	—	(43,300)	(43,300)
Net income	—	—	41,591	41,591

BALANCE AT DECEMBER 1, 1999	10,000	2,741	24,449	37,190
Equity conversion as a result of acquisition by HGHC	(10,000)	(2,741)	(24,449)	(37,190)
Net income	—	—	1,725	1,725

BALANCE AT DECEMBER 31, 1999	—	—	1,725	1,725
Net income	—	—	14,495	14,495

BALANCE AT DECEMBER 31, 2000	$—	$—	$16,220	$16,220

The accompanying notes are an integral part of these financial statements.

F–47

EMPRESS CASINO JOLIET CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2000

1. ORGANIZATION AND BASIS OF PRESENTATION

    Empress Casino Joliet Corporation (the "Company"), an Illinois corporation, was incorporated on December 26, 1990, to provide riverboat gaming and related entertainment to the public. The Company owns and operates the Empress I and Empress II riverboat casinos located on the Des Plaines River in Joliet, Illinois.

    On December 1, 1999, Horseshoe Gaming Holding Corp. ("HGHC") acquired from Empress Entertainment, Inc. ("Entertainment"), all of the outstanding stock of two of Entertainment's operating subsidiaries, Empress Casino Hammond Corporation ("Empress Hammond") and the Company in a transaction (the "Merger") accounted for as a purchase. In connection with this acquisition, the accounts of the Company have been restated to reflect the allocation of the purchase price to the respective net assets acquired during 1999 based upon their estimated fair values. These values were determined based on independent appraisals, discounted cash flows and estimates made by management. The excess of the purchase price over the adjusted basis of the net assets acquired was recorded as goodwill. Previous financial statements issued to the Illinois Gaming Board ("IGB") have been presented without these pushdown adjustments.

    On November 30, 1999, the IGB approved the Merger, placing certain conditions on its decision. One of the conditions was the completion of the investigation and approval of all key persons of the Company and HGHC. On March 13, 2000, the Company filed its renewal application for its owner's license with the IGB and on June 30, 2000, the IGB issued the Company's initial decision and directed the Administrator to issue a Notice of Denial to the Company, denying its application for renewal of its owner's license. On July 19, 2000, the Company received the Notice of Denial of License Renewal from the IGB. In response to the denial, HGHC timely filed an appeal and submitted a Verified Request for Hearing of the IGB decision.

    Effective January 31, 2001, the IGB approved a settlement agreement between the IGB, HGHC, the Company and Jack Binion ("Binion"), Chairman of the Board and CEO of HGHC. Pursuant to the pertinent parts of the agreement: (i) HGHC agreed to sell the Company to a suitable purchaser within the time frames established in the settlement agreement; (ii) Binion will withdraw his key person application; and (iii) upon the closing of the sale of the Company, the Company will withdraw its Verified Request for Hearing and, upon acceptance by the IGB of the withdrawal, the previous denial of the Company's renewal application will be moot.

    Certain reclassifications have been made to the financial statements as previously presented to conform to current year presentations, which have no effect on previously reported net income.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

    Cash equivalents are highly liquid investments with an original maturity of three months or less and are stated at the lower of cost or market.

Inventories

    Inventories, which consist of food, beverage, gift shop, and promotional items are recorded at the lower of cost (determined by the first-in, first-out method) or market.

F–48

Property and Equipment

    Property and equipment are stated at cost. The cost of normal repairs and maintenance are expensed as incurred while major expenditures that extend the useful lives of assets are capitalized. Depreciation is computed using the straight-line method over the following estimated useful lives:

Building, boats and improvements	5 to 31.5 years
Furniture, fixtures and equipment	3 to 10 years

Goodwill

    Costs in excess of the fair value of tangible assets acquired in the Merger, which totaled approximately $223,163,000, are included in goodwill and other assets in the accompanying balance sheets and are being amoritized over 25 years using the straight-line method. The accumulated amortization was approximately $9,671,000 and $744,000 at December 31, 2000 and 1999, respectively.

Intangibles

    In connection with the Merger, HGHC allocated to the Company its portion of other acquired intangibles included in goodwill and other assets, net in the accompanying Balance Sheets which consist of $10.0 million for trademarks and $2.5 million for customer lists to be amortized over five years.

Casino Revenue

    Casino revenue is the aggregate of gaming wins and losses.

Casino Promotional Allowances

    The retail value of food, beverage, gift shop and other services, which were provided to customers without charge, has been included in the respective revenue classifications and then deducted as a promotional allowance. The estimated direct costs of providing such complimentary services, which are substantially included in casino department expenses, are as follows (in thousands):

	Years Ended December 31,
	2000	1999	1998
Food and beverage	$9,463	$5,951	$3,800
Hotel	738	338	230
Other operating expenses	675	357	139

	$10,876	$6,646	$4,169

    In February 2001, the EITF reached a partial consensus on EITF 00-22, "Accounting for 'Points' and Certain Other Time-Based or Volume-Based Sales Incentive Offers, and Offers for Free Products or Services to be Delivered in the Future." The consensus requires that vendors recognize the cash rebate or refund obligation associated with time- or volume-based cash rebates as a reduction of revenue based on a "systematic and rational allocation of the cost of honoring rebates or refunds earned and claimed to each of the underlying revenue transactions that result in progress by the

F–49

customer toward earning the rebate or refund." The liability for such obligations should be based on the estimated amount of rebates or refunds to be ultimately earned, including an estimation of "breakage" if it can be reasonably estimated. The Company's players' clubs allow customers to earn certain complimentary services and/or cash rebates based on the volume of the customers' gaming activity. The accompanying statements of operations have been presented in accordance with EITF 00-22. The amounts reclassified from casino department expense to promotional allowance were approximately $7,305,000, $6,908,000 and $5,100,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

Advertising Costs

    The Company expenses all costs associated with advertising as incurred, and such amounts are included in general and administrative expenses in the accompanying statements of operations.

Preopening Expenses

    The Company expenses as incurred all preopening costs related to new construction in accordance with Statement of Position 98-5 "Reporting on the Costs of Start-up Activities." Preopening expenses were approximately $1,669,000 for the year ended December 31, 1999. There were no preopening expenses in the years ended December 31, 2000 and 1998.

Income Taxes

    The stockholders of HGHC have elected, under Subchapter S of the Internal Revenue Code, to include the Company's income in their income tax returns. Accordingly, the Company is not subject to Federal income taxes. The Company continues to be subject to certain state income taxes. The tax bases in the Company's assets and liabilities were higher than the amounts reported in the accompanying financial statements by approximately $1,795,000 and $0 at December 31, 2000 and 1999, respectively.

Corporate Expenses

    Entertainment (pre-Merger) and HGHC (post-Merger) charges the Company for its share of expenses incurred associated with the management of Entertainment, HGHC and related entities. Included in corporate expenses are normal operating costs as well as the deferred compensation expense relating to ownership interests in HGHC and stock appreciation rights issued to employees.

Impairment of Long-Lived Assets

    In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," management continually evaluates whether events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable. Based on management's evaluations, no significant impairments of long-lived assets occurred during the years ended December 31, 2000, 1999 and 1998.

F–50

Use of Estimates

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

3. STATEMENTS OF CASH FLOWS

    Cash payments for interest for the years ended December 31, 2000, 1999 and 1998 were approximately $28,889,000, $1,406,000 and $13,023,000, respectively.

    Cash payments for taxes for the years ended December 31, 1999 and 1998 were approximately $594,000 and $800,000, respectively. HGHC paid taxes on behalf of the Company for the year ended December 31, 2000.

    The Company received a land contribution of approximately $971,000 from Entertainment in 1999.

    The Company converted long-term debt and accrued interest, net of loan acquisition costs valued at approximately $34,691,000, and a net intercompany receivable of approximately $86,000, to equity as a result of the acquisition by HGHC in 1999.

    The net change in operating assets and liabilities consists of the following as of December 31 (in thousands):

	2000	1999	1998
(Increase) decrease in assets:
Accounts receivable	$(1,191)	$(633)	$2,048
Inventories	267	(188)	300
Prepaid expenses and other	(71)	549	53
Increase (decrease) in liabilities:
Accounts payable	298	366	197
Accrued expenses and other	3,768	(714)	(4,417)

	$3,071	$(620)	$(1,819)

F–51

4. ACCRUED EXPENSES AND OTHER

    Accrued expenses and other consists of the following as of December 31 (in thousands):

	2000	1999
Payroll and related expenses	$5,386	$3,427
Slot club liabilities	923	1,015
Gaming, admission and property taxes	1,764	1,211
Progressive jackpots	853	844
Outstanding chip and token liabilities	545	535
Other	1,859	1,614

	$11,330	$8,646

5. LONG-TERM DEBT

    In May 1999, HGHC completed a private placement offering of $600,000,000 of 8.625% Senior Subordinated Notes due 2009. In connection with the Merger, HGHC allocated to the Company its portion of debt and related finance charges of approximately $309,181,000 at December 1, 1999. The Company makes periodic cash payments to HGHC to fund debt payments which are reflected as a reduction of debt on the accompanying balance sheets.

    Substantially all of the assets of the Company serve as collateral for the repayment of the debt obligations of HGHC. The Company guarantees such debt, which totaled approximately $986,372,000 including accrued interest, at December 31, 2000.

    HGHC's debt agreements contain covenants that, among other things, (i) limit the amount of distributions HGHC can pay to its stockholders; (ii) limit the amount of additional indebtedness which may be incurred by HGHC and its subsidiaries; (iii) prohibit any consolidation or merger of HGHC or its subsidiaries with an affiliate or third party, any sale of substantially all of HGHC or its subsidiaries' assets, or any payment of subordinated indebtedness prior to its scheduled maturity; and (iv) limit the amount of restricted payments, as defined, HGHC may make.

    In 1998, Entertainment entered into a refinancing agreement and issued a promissory note (the "Promissory Note") in the amount of approximately $34,610,000 to the Company, which was due and payable in 2006. Interest on the Promissory Note was payable semiannually on June 30 and December 31 of each year. As a result of the Merger, the Promissory Note and related loan acquisition costs were reclassified as additional paid-in capital.

6. TRANSACTIONS WITH RELATED PARTIES

    The Company receives a fixed rate royalty payment from Empress Hammond based on an estimated fair market value and usage charge for the use of the Empress Casino trademarks, which are owned by the Company. The annual royalty payment over five years, which commenced in June 1996, is approximately $1,200,000. This agreement will be canceled in May 2001. In addition, the Company charged Empress Hammond approximately $464,000 in the years ended December 31, 2000, 1999 and 1998, for Empress Hammond's use of the Company's database, which was based on the estimated fair market value.

F–52

    During 1999 and 1998, the Company engaged businesses owned by certain stockholders of Entertainment (prior to the Merger) to perform various functions including construction services, transportation and fuel purchases, and insurance brokerage and consulting services. The total amount paid was approximately $500,000 and $800,000 for the years ended December 31, 1999 and 1998, respectively.

7. 401(k) SAVINGS PLAN

    In 1993, the Company adopted a 401(k) savings plan covering substantially all of its employees. Effective April 2000, the Company began participating in the HGHC 401(k) savings plan and rolled the assets of the prior plan into the HGHC plan. The Company matches 100% of the first 2%, and 50% of the next 4% of the eligible employee's contributions. Employees vest in the matching contribution over four years. The Company's contribution to the plan is discretionary. The Company's matching contributions were $905,000, $424,000 and $341,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

8. COMMITMENTS AND CONTINGENCIES

    On June 26, 1999, legislation was passed in the state of Illinois that allowed all riverboat casinos to become permanently moored. This legislation is currently being challenged as unconstitutional.

    The Company, during the normal course of operating its business, becomes engaged in various litigation. In the opinion of the Company's management, the ultimate disposition of such litigation will not have a material impact on the Company's financial position or results of operations.

9. SUBSEQUENT EVENT

    On April 12, 2001, HGHC entered into an Agreement and Plan of Merger (the "Merger Agreement") with Argosy Gaming Company ("Argosy"). Under the terms of the Merger Agreement, HGHC has agreed to sell the stock of the Company to Argosy for cash consideration of approximately $465,000,000. The transaction is subject to the satisfaction of certain conditions, including the receipt of necessary regulatory approvals of the IGB and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

F–53

EMPRESS CASINO JOLIET CORPORATION

CONDENSED BALANCE SHEET

(in thousands, except share data)

March 31, 2001
(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$10,526
Accounts receivable, net of allowance for doubtful accounts of $2,125	1,496
Due from affiliates	226
Inventories	440
Prepaid expenses and other	464

Total current assets	13,152

PROPERTY AND EQUIPMENT
Land	10,081
Buildings, boats and improvements	38,088
Furniture, fixtures and equipment	16,902

65,071
Less: accumulated depreciation	(9,697)

Net property and equipment	55,374

GOODWILL AND OTHER ASSETS, net	230,072

$298,598

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Accounts payable	$2,007
Due to affiliates	1,599
Accrued expenses and other	17,941

Total current liabilities	21,547

LONG-TERM DEBT	251,765
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY
Common stock, no par value, 2,000 shares authorized; 1,000 shares issued and outstanding	—
Retained earnings	25,286

Total stockholder's equity	25,286

$298,598

The accompanying notes are an integral part of these condensed financial statements.

F–54

EMPRESS CASINO JOLIET CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31

(Unaudited)

(in thousands)

	2001	2000
REVENUES
Casino	$65,956	$59,703
Food and beverage	4,591	4,623
Hotel	439	423
Retail	395	326
Miscellaneous:
Affiliates	304	416
Other	468	447

	72,153	65,938
Promotional allowances	(4,233)	(4,468)

Net revenues	67,920	61,470

Expenses
Casino	36,688	32,477
Food and beverage	2,037	3,062
Hotel	114	202
Retail	103	88
General and administrative	7,668	6,524
Gain on disposal of assets	(24)	—
Depreciation and amortization	4,876	4,591

Total expenses	51,462	46,944

OPERATING PROFIT BEFORE CORPORATE EXPENSES	16,458	14,526
CORPORATE EXPENSES	(1,398)	(3,971)

OPERATING INCOME	15,060	10,555
OTHER INCOME (EXPENSE)
Interest expense	(6,171)	(6,938)
Interest income	34	33

Total other income (expense)	(6,137)	(6,905)

INCOME BEFORE STATE INCOME TAXES	8,923	3,650
PROVISION FOR STATE INCOME TAXES	(144)	—

NET INCOME	$9,067	$3,650

The accompanying notes are an integral part of these condensed financial statements.

F–55

EMPRESS CASINO JOLIET CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31

(Unaudited)

(in thousands)

	2001	2000
CASH PROVIDED BY OPERATING ACTIVITIES
Net income	$9,067	$3,650
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,876	4,591
Provision for doubtful accounts	299	—
Gain on disposal of assets	(24)	—
Net change in assets and liabilities	5,814	5,624

Net cash provided by operating activities	20,032	13,865

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(1,406)	(641)

Net cash used in investing activities	(1,406)	(641)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital distributions	(21,850)	(15,111)
Increase in net due to/from affiliates	1,333	3,277

Net cash used in financing activities	(20,517)	(11,834)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,891)	1,390
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	12,417	14,006

CASH AND CASH EQUIVALENTS, END OF PERIOD	$10,526	$15,396

Supplemental cash flow disclosure:
Interest paid	$5,900	$8,889

The accompanying notes are an integral part of these condensed financial statements.

F–56

EMPRESS CASINO JOLIET CORPORATION

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Note 1 — Basis of Presentation

    The accompanying unaudited consolidated condensed financial statements of Empress Casino Joliet Corporation, an Illinois corporation (the "Company") have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations. It is suggested that these condensed financial statements be read in conjunction with the audited financial statements and the notes thereto for the year ended December 31, 2000. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows of all periods presented have been made. The results of operations for the three months ended March 31, 2001, are not necessarily indicative of the operating results for the full year. Certain reclassifications have been made to the financial statements as previously presented to conform to current classifications.

Note 2 — Recently Adopted Accounting Pronouncements

    In January 2001, the Emerging Issues Task Force of the Financial Accounting Standards Board reached a consensus on Issue 3 of Issue 00-22 ("EITF 00-22"), "Accounting for Points and Certain Other Time-Based or Volume-Based Sales Incentive Offers, and Offers for Free Products or Services to Be Delivered in the Future". EITF 00-22 requires that incentives to induce casino play ("Points") be recorded as a reduction of revenue. The Company had historically classified Points as operating expenses. In accordance with the transition rules, the Company adopted EITF 00-22 in the first quarter of 2001. Points of $1.2 million and $2.0 million were recorded for the three months ended March 31, 2001 and 2000, respectively, and are included as promotional allowances in the accompanying Condensed Statements of Operations. The adoption of EITF 00-22 had no effect on the Company's operating income.

Note 3 — Settlement Agreement

    On November 30, 1999, the Illinois Gaming Board ("IGB") approved the acquisition of the Company by Horseshoe Gaming Holding Corp. ("HGHC"), placing certain conditions on its decision. One of the conditions was the completion of the investigation and approval of all key persons of the Company and HGHC. On March 13, 2000, the Company filed its renewal application with the IGB and on June 30, 2000, the IGB issued its initial decision and directed the Administrator to issue a Notice of Denial to the Company, denying its application for renewal of its riverboat owner's license and preliminarily found Jack Binion ("Binion"), HGHC's Chairman of the Board and CEO, unsuitable to be licensed as a key person. On July 19, 2000, the Company received the Notice of Denial of License Renewal from the IGB. In response to the denial, the Company timely filed a Verified Request for Hearing of the IGB's decision.

    Effective January 31, 2001, the IGB approved a settlement agreement ("Settlement Agreement") between the IGB, the Company, HGHC and Binion. Pursuant to the pertinent parts of the Settlement Agreement: (a) HGHC agreed to sell the Company to a suitable purchaser within the time frames established in the Settlement Agreement; (b) Binion will withdraw his key person application; and (c) upon the closing of the sale of Joliet, the Company will withdraw its Verified Request for Hearing and, upon acceptance by the IGB of the withdrawal, the previous denial of the Company's renewal application will be moot.

F–57

Note 4 — Subsequent Event

    On April 12, 2001, HGHC entered into an Agreement and Plan of Merger (the "Merger Agreement") with Argosy Gaming Company ("Argosy"). Under the terms of the Merger Agreement, HGHC has agreed to sell the stock of the Company to Argosy for cash consideration of approximately $465 million. The transaction is subject to the satisfaction of certain conditions, including the receipt of necessary regulatory approvals of the IGB and the expiration of termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

F–58

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation, subject to certain limitations, to indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful. The Registrant's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws provide that the Registrant shall indemnify its directors and such of its officers, employees and agents as the Board of Directors may determine from time to time, to the fullest extent permitted by Section 145 of the DGCL.

    Section 102 of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. The enabling statute provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. The Registrant's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws include a provision which eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    The following documents are filed herewith or incorporated herein by reference.

EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS
3.1*	Amended and Restated Certification of Incorporation of the Company (previously filed with the Securities and Exchange Commission ("SEC") as an Exhibit to the Company's Registration Statement on Form S-1 (File No. 33-55878) and incorporated herein by reference)
3.2*	Amended and Restated By-laws of the Company (previously filed with the SEC as an Exhibit to the Company's Registration Statement on Form S-1 (File No. 33-55878) and incorporated herein by reference)
3.3*
Certificate of Incorporation of Alton Gaming Company (previously filed with the SEC as an Exhibit to the Company's Registration Statement on Form S-4 (File No. 333-83567) and incorporated herein by reference)
3.4*	By-laws of Alton Gaming Company (previously filed with the SEC as an Exhibit to the Company's Registration Statement on Form S-4 (File No. 333-83567) and incorporated herein by reference)
3.5*
Certificate of Incorporation of Argosy of Louisiana, Inc. (previously filed with the SEC as an Exhibit to the Company's Registration Statement on From S-4 (File No. 333-83567) and incorporated herein by reference)

II–1

3.6*	By-laws of Argosy of Louisiana, Inc. (previously filed with the SEC as an Exhibit to the Company's Registration Statement on Form S-4 (File No. 333-83567) and incorporated herein by reference)
3.7*
Amended and Restated Articles of Partnership In Commendam of Catfish Queen Partnership In Commendam (previously filed with the SEC as an Exhibit to the Company's Registration Statement on Form S-4 (File No. 333-83567) and incorporated herein by reference)
3.8*
Certificate of Incorporation of The Indiana Gaming Company (previously filed with the SEC as an Exhibit to the Company's Registration Statement on Form S-4 (File No. 333-83567) and incorporated herein by reference)
3.9*	By-laws of The Indiana Gaming Company (previously filed with the SEC as an Exhibit to the Company's Registration Statement on Form S-4 (File No. 333-83567) and incorporated herein by reference)
3.10*
Certificate of Incorporation of Iowa Gaming Company (previously filed with the SEC as an Exhibit to the Company's Registration Statement on Form S-4 (File No. 333-83567) and incorporated herein by reference)
3.11*	By-laws of Iowa Gaming Company (previously filed with the SEC as an Exhibit to the Company's Registration Statement on Form S-4 (File No. 333-83567) and incorporated herein by reference)
3.12*
Certificate of Incorporation of Jazz Enterprises, Inc. (previously filed with the SEC as an Exhibit to the Company's Registration Statement on Form S-4 (File No. 333-83567) and incorporated herein by reference)
3.13*	By-laws of Jazz Enterprises, Inc. (previously filed with the SEC as an Exhibit to the Company's Registration Statement on Form S-4 (File No. 333-83567) and incorporated herein by reference)
3.14*
Certificate of Incorporation of The Missouri Gaming Company (previously filed with the SEC as an Exhibit to the Company's Registration Statement on Form S-4
(File No. 333-83567) and incorporated herein by reference)
3.15*	By-laws of The Missouri Gaming Company (previously filed with the SEC as an Exhibit to the Company's Registration Statement on Form S-4 (File No. 333-83567) and incorporated herein by reference)
3.16*
Certificate of Incorporation of Des Moines Gaming Company/Argosy of Iowa, Inc. (previously filed with the SEC as an Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 1-11853) and incorporated herein by reference)
3.17*
By-laws of Des Moines Gaming Company/Argosy of Iowa, Inc. (previously filed with the SEC as an Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 1-11853) and incorporated herein by reference)
3.18*
Articles of Organization of Centroplex Centre Convention Hotel, L.L.P. (previously filed with the SEC as an Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 1-11853) and incorporated herein by reference)
3.19*	Amended and Restated Agreement of Limited Partnership of Belle of Sioux City, L.P

II–2

3.20	Third Amended and Restated Agreement of Limited Partnership of Indiana Gaming Company, L.P.
3.21*	Agreement of Limited Partnership of Indiana Gaming II, L.P.
3.22*	Certificate of Incorporation of Indiana Gaming Holding Company
3.23*	By-laws of Indiana Gaming Holding Company
4.1*	Form of the Company's 10 3/4% Senior Subordinated Notes due 2009 (included in Exhibit 4.2)
4.2*
Indenture, dated as of June 8, 1999, by and among the Company, Bank One Trust Company, NA, as Trustee, and the Subsidiary Guarantors named therein, for the Company's 10 3/4% Senior Subordinated Notes due 2009 (previously filed with the SEC as an Exhibit to the Company's Registration Statement on Form S-4 (File No. 333-83567) and incorporated herein by reference)
4.3*
First Supplemental Indenture, dated as of February 8, 2001, by and among the Company, Bank One Trust Company, NA, as Trustee, and the Subsidiary Guarantors named therein for the Company's 10 3/4% Senior Subordinated Notes due 2009 (previously filed with the SEC as an Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 1-11853) and incorporated herein by reference)
4.4*
Second Supplemental Indenture, dated as of March 2, 2001, by and among the Company, Bank One Trust Company, NA, as Trustee, and the Subsidiary Guarantors named therein for the Company's 10 3/4% Senior Subordinated Notes due 2009
4.5*
Third Supplemental Indenture, dated as of March 12, 2001, by and among the Company, Bank One Trust Company, NA, as Trustee, and the Subsidiary Guarantors named therein for the Company's 10 3/4% Senior Subordinated Notes due 2009
4.6*	Registration Rights Agreement, dated as of February 8, 2001, by and among the Company, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Wells Fargo Brokerage Services, LLC
5.1*	Opinion of Winston & Strawn
12.1	Computation of Ratios of Earnings to Fixed Charges
23.1	Consent of Ernst & Young LLP
23.2*	Consent of Winston & Strawn (included in Exhibit 5.1)
23.3	Consent of Arthur Andersen LLP
24.1*	Powers of Attorney
25.1*
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Bank One Trust Company, NA, relating to the Indenture and the issuance of the Company's 10 3/4% Senior Subordinated Notes due 2009
99.1*	Form of Letter of Transmittal
99.2*	Form of Notice of Guaranteed Delivery

II–3

99.3*	Form of Instruction to Registered Holder and/or Depository Trust Company Participant from Beneficial Owner

*
Previously filed.

ITEM 22. UNDERTAKINGS

    (1) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act")(and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (2) The Company hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (3) The Company hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II–4

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Argosy Gaming Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 to Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alton, State of Illinois, on June 22, 2001.

ARGOSY GAMING COMPANY
By:	/s/ JAMES B. PERRY
Name: James B. Perry
Title: Director, President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

* William F. Cellini	Chairman of the Board of Directors	June 22, 2001
/s/ JAMES B. PERRY James B. Perry	Director, President and Chief Executive Officer (Principal Executive Officer)	June 22, 2001
/s/ DALE R. BLACK Dale R. Black	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 22, 2001
* Edward F. Brennan	Director	June 22, 2001
* George L. Bristol	Director	June 22, 2001
* F. Lance Callis	Director	June 22, 2001
* Jimmy F. Gallagher	Director	June 22, 2001
* John B. Pratt	Director	June 22, 2001
*
Dale R. Black, by signing his name hereto, does sign this document on behalf of the above-named individuals, pursuant to the powers of attorney duly executed by such individuals, which have been filed as an Exhibit to this Registration Statement.

/s/ DALE R. BLACK
Dale R. Black Attorney-In-Fact

S–1

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Alton Gaming Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 to Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alton, State of Illinois, on June 22, 2001.

ALTON GAMING COMPANY
By:	/s/ JAMES B. PERRY
Name: James B. Perry
Title: President

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ JAMES B. PERRY James B. Perry	President and Sole Director (Principal Executive Officer)	June 22, 2001
/s/ DALE R. BLACK Dale R. Black	Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 22, 2001

S–2

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Argosy of Iowa, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 to Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alton, State of Illinois, on June 22, 2001.

ARGOSY OF IOWA, INC.
By:	/s/ JAMES B. PERRY
Name: James B. Perry
Title: President

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ JAMES B. PERRY James B. Perry	President and Sole Director (Principal Executive Officer)	June 22, 2001
/s/ DALE R. BLACK Dale R. Black	Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 22, 2001

S–3

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Argosy of Louisiana, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 to Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alton, State of Illinois, on June 22, 2001.

ARGOSY OF LOUISIANA, INC.
By:	/s/ JAMES B. PERRY
Name: James B. Perry
Title: President

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ JAMES B. PERRY James B. Perry	President and Sole Director (Principal Executive Officer)	June 22, 2001
/s/ DALE R. BLACK Dale R. Black	Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 22, 2001

S–4

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Catfish Queen Partnership in Commendam certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alton, State of Illinois, on June 22, 2001.

CATFISH QUEEN PARTNERSHIP IN COMMENDAM
By:	Argosy of Louisiana, Inc., its General Partner
	By:	/s/ JAMES B. PERRY
Name: James B. Perry Title: President

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ JAMES B. PERRY James B. Perry	President and Sole Director (Principal Executive Officer) of Argosy of Louisiana, Inc., the general partner of Catfish Queen Partnership in Commendam	June 22, 2001
/s/ DALE R. BLACK Dale R. Black	Treasurer (Principal Financial Officer and Principal Accounting Officer) of Argosy of Louisiana, Inc., the general partner of Catfish Queen Partnership in Commendam	June 22, 2001

S–5

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Centroplex Centre Convention Hotel, L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alton, State of Illinois, on June 22, 2001.

CENTROPLEX CENTRE CONVENTION HOTEL, L.L.C.
By:	Argosy Gaming Company, its Sole Member
	By:	/s/ JAMES B. PERRY
Name: James B. Perry Title: Director, President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ JAMES B. PERRY James B. Perry	Director, President and Chief Executive Officer (Principal Executive Officer) of Argosy Gaming Company, the sole member of Centroplex Centre Convention Hotel, L.L.C.	June 22, 2001
/s/ DALE R. BLACK Dale R. Black	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of Argosy Gaming Company, the sole member of Centroplex Centre Convention Hotel, L.L.C.	June 22, 2001

S–6

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, The Indiana Gaming Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alton, State of Illinois, on June 22, 2001.

THE INDIANA GAMING COMPANY
By:	/s/ JAMES B. PERRY
Name: James B. Perry Title: President

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ JAMES B. PERRY James B. Perry	President and Sole Director (Principal Executive Officer)	June 22, 2001
/s/ DALE R. BLACK Dale R. Black	Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 22, 2001

S–7

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Indiana Gaming Holding Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alton, State of Illinois, on June 22, 2001.

INDIANA GAMING HOLDING COMPANY
By:	/s/ JAMES B. PERRY
Name: James B. Perry Title: President

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ JAMES B. PERRY James B. Perry	President and Sole Director (Principal Executive Officer)	June 22, 2001
/s/ DALE R. BLACK Dale R. Black	Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 22, 2001

S–8

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Indiana Gaming Company, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alton, State of Illinois, on June 22, 2001.

INDIANA GAMING COMPANY, L.P.
By:	The Indiana Gaming Company, its General Partner
	By:	/s/ JAMES B. PERRY
Name: James B. Perry Title: President

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ JAMES B. PERRY James B. Perry	President and Sole Director (Principal Executive Officer) of The Indiana Gaming Company, the general partner of Indiana Gaming Company, L.P.	June 22, 2001
/s/ DALE R. BLACK Dale R. Black	Treasurer (Principal Financial Officer and Principal Accounting Officer) of The Indiana Gaming Company, the general partner of Indiana Gaming Company, L.P.	June 22, 2001

S–9

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Indiana Gaming II, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 to Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alton, State of Illinois, on June 22, 2001.

INDIANA GAMING II, L.P.
By:	Indiana Gaming Holding Company, its General Partner
	By:	/s/ JAMES B. PERRY
Name: James B. Perry Title: President

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ JAMES B. PERRY James B. Perry	President and Sole Director (Principal Executive Officer) of Indiana Gaming Holding Company, the general partner of Indiana Gaming II, L.P.	June 22, 2001
/s/ DALE R. BLACK Dale R. Black	Treasurer (Principal Financial Officer and Principal Accounting Officer) of Indiana Gaming Holding Company, the general partner of Indiana Gaming II, L.P.	June 22, 2001

S–10

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Iowa Gaming Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alton, State of Illinois, on June 22, 2001.

IOWA GAMING COMPANY
By:	/s/ JAMES B. PERRY
Name: James B. Perry Title: President

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ JAMES B. PERRY James B. Perry	President and Sole Director (Principal Executive Officer)	June 22, 2001
/s/ DALE R. BLACK Dale R. Black	Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 22, 2001

S–11

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Belle of Sioux City, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alton, State of Illinois, on June 22, 2001.

BELLE OF SIOUX CITY, L.P.
By:	Iowa Gaming Company, its General Partner
	By:	/s/ JAMES B. PERRY
Name: James B. Perry Title: President

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ JAMES B. PERRY James B. Perry	President and Sole Director (Principal Executive Officer) of Iowa Gaming Company, the general partner of Belle of Sioux City, L.P.	June 22, 2001
/s/ DALE R. BLACK Dale R. Black	Treasurer (Principal Financial Officer and , 2001 Principal Accounting Officer) of Iowa Gaming Company, the general partner of Belle of Sioux City, L.P.	June 22, 2001

S–12

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Jazz Enterprises, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alton, State of Illinois, on June 22, 2001.

JAZZ ENTERPRISES, INC.
By:	/s/ JAMES B. PERRY
Name: James B. Perry Title: President

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ JAMES B. PERRY James B. Perry	President and Sole Director (Principal Executive Officer)	June 22, 2001
/s/ DALE R. BLACK Dale R. Black	Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 22, 2001

S–13

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, The Missouri Gaming Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alton, State of Illinois, on June 22, 2001.

THE MISSOURI GAMING COMPANY
By:	/s/ JAMES B. PERRY
Name: James B. Perry Title: President

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ JAMES B. PERRY James B. Perry	President and Sole Director (Principal Executive Officer)	June 22, 2001
/s/ DAVE R. BLACK Dave R. Black	Treasurer (Principal Financial Officer and , 2001 Principal Accounting Officer)	June 22, 2001

S–14

EXHIBIT INDEX

    The following documents are filed herewith or incorporated herein by reference.

EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS
3.1*
Amended and Restated Certification of Incorporation of the Company (previously filed with the Securities and Exchange Commission ("SEC") as an Exhibit to the Company's Registration Statement on Form S-1 (File No. 33-55878) and incorporated herein by reference)
3.2*	Amended and Restated By-laws of the Company (previously filed with the SEC as an Exhibit to the Company's Registration Statement on Form S-1 (File No. 33-55878) and incorporated herein by reference)
3.3*
Certificate of Incorporation of Alton Gaming Company (previously filed with the SEC as an Exhibit to the Company's Registration Statement on Form S-4 (File No. 333-83567) and incorporated herein by reference)
3.4*	By-laws of Alton Gaming Company (previously filed with the SEC as an Exhibit to the Company's Registration Statement on Form S-4 (File No. 333-83567) and incorporated herein by reference)
3.5*
Certificate of Incorporation of Argosy of Louisiana, Inc. (previously filed with the SEC as an Exhibit to the Company's Registration Statement on From S-4 (File No. 333-83567) and incorporated herein by reference)
3.6*	By-laws of Argosy of Louisiana, Inc. (previously filed with the SEC as an Exhibit to the Company's Registration Statement on Form S-4 (File No. 333-83567) and incorporated herein by reference)
3.7*
Amended and Restated Articles of Partnership In Commendam of Catfish Queen Partnership In Commendam (previously filed with the SEC as an Exhibit to the Company's Registration Statement on Form S-4 (File No. 333-83567) and incorporated herein by reference)
3.8*
Certificate of Incorporation of The Indiana Gaming Company (previously filed with the SEC as an Exhibit to the Company's Registration Statement on Form S-4 (File No. 333-83567) and incorporated herein by reference)
3.9*	By-laws of The Indiana Gaming Company (previously filed with the SEC as an Exhibit to the Company's Registration Statement on Form S-4 (File No. 333-83567) and incorporated herein by reference)
3.10*
Certificate of Incorporation of Iowa Gaming Company (previously filed with the SEC as an Exhibit to the Company's Registration Statement on Form S-4 (File No. 333-83567) and incorporated herein by reference)
3.11*	By-laws of Iowa Gaming Company (previously filed with the SEC as an Exhibit to the Company's Registration Statement on Form S-4 (File No. 333-83567) and incorporated herein by reference)
3.12*
Certificate of Incorporation of Jazz Enterprises, Inc. (previously filed with the SEC as an Exhibit to the Company's Registration Statement on Form S-4 (File No. 333-83567) and incorporated herein by reference)

3.13*	By-laws of Jazz Enterprises, Inc. (previously filed with the SEC as an Exhibit to the Company's Registration Statement on Form S-4 (File No. 333-83567) and incorporated herein by reference)
3.14*
Certificate of Incorporation of The Missouri Gaming Company (previously filed with the SEC as an Exhibit to the Company's Registration Statement on Form S-4 (File No. 333-83567) and incorporated herein by reference)
3.15*	By-laws of The Missouri Gaming Company (previously filed with the SEC as an Exhibit to the Company's Registration Statement on Form S-4 (File No. 333-83567) and incorporated herein by reference)
3.16*
Certificate of Incorporation of Des Moines Gaming Company/Argosy of Iowa, Inc. (previously filed with the SEC as an Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 1-11853) and incorporated herein by reference)
3.17*
By-laws of Des Moines Gaming Company/Argosy of Iowa, Inc. (previously filed with the SEC as an Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 1-11853) and incorporated herein by reference)
3.18*
Articles of Organization of Centroplex Centre Convention Hotel, L.L.P. (previously filed with the SEC as an Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 1-11853) and incorporated herein by reference)
3.19*	Amended and Restated Agreement of Limited Partnership of Belle of Sioux City, L.P
3.20	Third Amended and Restated Agreement of Limited Partnership of Indiana Gaming Company, L.P.
3.21*	Agreement of Limited Partnership of Indiana Gaming II, L.P.
3.22*	Certificate of Incorporation of Indiana Gaming Holding Company
3.23*	By-laws of Indiana Gaming Holding Company
4.1*	Form of the Company's 10 3/4% Senior Subordinated Notes due 2009 (included in Exhibit 4.2)
4.2*
Indenture, dated as of June 8, 1999, by and among the Company, Bank One Trust Company, NA, as Trustee, and the Subsidiary Guarantors named therein, for the Company's 10 3/4% Senior Subordinated Notes due 2009 (previously filed with the SEC as an Exhibit to the Company's Registration Statement on Form S-4 (File No. 333-83567) and incorporated herein by reference)
4.3*
First Supplemental Indenture, dated as of February 8, 2001, by and among the Company, Bank One Trust Company, NA, as Trustee, and the Subsidiary Guarantors named therein for the Company's 10 3/4% Senior Subordinated Notes due 2009 (previously filed with the SEC as an Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 1-11853) and incorporated herein by reference)
4.4*
Second Supplemental Indenture, dated as of March 2, 2001, by and among the Company, Bank One Trust Company, NA, as Trustee, and the Subsidiary Guarantors named therein for the Company's 10 3/4% Senior Subordinated Notes due 2009
4.5*
Third Supplemental Indenture, dated as of March 12, 2001, by and among the Company, Bank One Trust Company, NA, as Trustee, and the Subsidiary Guarantors named therein for the Company's 10 3/4% Senior Subordinated Notes due 2009

4.6*	Registration Rights Agreement, dated as of February 8, 2001, by and among the Company, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Wells Fargo Brokerage Services, LLC
5.1*	Opinion of Winston & Strawn
12.1	Computation of Ratios of Earnings to Fixed Charges
23.1	Consent of Ernst & Young LLP
23.2*	Consent of Winston & Strawn (included in Exhibit 5.1)
23.3	Consent of Arthur Andersen LLP
24.1*	Powers of Attorney
25.1*
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Bank One Trust Company, NA, relating to the Indenture and the issuance of the Company's 10 3/4% Senior Subordinated Notes due 2009
99.1*	Form of Letter of Transmittal
99.2*	Form of Notice of Guaranteed Delivery
99.3*	Form of Instruction to Registered Holder and/or Depository Trust Company Participant from Beneficial Owner

*
Previously filed.

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TABLE OF CONTENTS
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF DOCUMENTS BY REFERENCE
SUMMARY
BUSINESS
SUMMARY OF THE EXCHANGE OFFER
SUMMARY OF THE REGISTERED NOTES
SUMMARY ARGOSY CONSOLIDATED FINANCIAL DATA
SUMMARY ARGOSY OPERATING DATA
SUMMARY EMPRESS CASINO JOLIET FINANCIAL AND OPERATING DATA
RISK FACTORS
CAPITALIZATION
SELECTED ARGOSY HISTORICAL CONSOLIDATED FINANCIAL DATA
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA
Unaudited Pro Forma Consolidated Income Statements
Unaudited Pro Forma Consolidated Income Statements
Unaudited Pro Forma Consolidated Balance Sheet
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
THE EXCHANGE OFFER
ACQUISITION OF EMPRESS CASINO JOLIET
BUSINESS
MANAGEMENT
DESCRIPTION OF CERTAIN INDEBTEDNESS
DESCRIPTION OF NOTES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT AUDITORS
ARGOSY GAMING COMPANY CONSOLIDATED BALANCE SHEETS (In thousands except share and per share data)
ARGOSY GAMING COMPANY CONSOLIDATED STATEMENTS OF INCOME (In thousands except share and per share data)
ARGOSY GAMING COMPANY CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands except share and per share data)
ARGOSY GAMING COMPANY CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (In thousands except share and per share data)
ARGOSY GAMING COMPANY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (In thousands except share and per share data)
ARGOSY GAMING COMPANY CONDENSED CONSOLIDATED BALANCE SHEET (In Thousands, Except Share and Per Share Data)
ARGOSY GAMING COMPANY CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In Thousands, Except Share and Per Share Data)
ARGOSY GAMING COMPANY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In Thousands, Except Share and Per Share Data)
ARGOSY GAMING COMPANY CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (In Thousands, Except Share and Per Share Data) (Unaudited)
ARGOSY GAMING COMPANY NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (In Thousands, Except Share and Per Share Data)
ARGOSY GAMING COMPANY NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited) continued (In Thousands, Except Share and Per Share Data)
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
REPORT OF INDEPENDENT AUDITORS
EMPRESS CASINO JOLIET CORPORATION BALANCE SHEETS AS OF DECEMBER 31 (in thousands, except share data)
EMPRESS CASINO JOLIET CORPORATION STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31 (in thousands)
EMPRESS CASINO JOLIET CORPORATION STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31 (in thousands)
EMPRESS CASINO JOLIET CORPORATION STATEMENTS OF STOCKHOLDER'S EQUITY FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998 (in thousands)
EMPRESS CASINO JOLIET CORPORATION NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2000
EMPRESS CASINO JOLIET CORPORATION CONDENSED BALANCE SHEET (in thousands, except share data)
EMPRESS CASINO JOLIET CORPORATION CONDENSED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31 (Unaudited) (in thousands)
EMPRESS CASINO JOLIET CORPORATION CONDENSED STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 31 (Unaudited) (in thousands)
EMPRESS CASINO JOLIET CORPORATION NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Unaudited)
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX